                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No. 333-123583

PROSPECTUS
                            COLONIAL BANKSHARES, INC.
                     HOLDING COMPANY FOR COLONIAL BANK, FSB
                     UP TO 2,250,895 SHARES OF COMMON STOCK

        Colonial Bankshares, Inc. is offering shares of common stock for sale. We are the federally chartered holding company for Colonial Bank, FSB. After the offering, 54% of our outstanding shares of common stock will be owned by Colonial Bankshares, MHC, our federally chartered mutual holding company parent. There is currently no public market for the shares of common stock. Ryan Beck & Co., Inc. has advised us that it intends to make a market in the shares of common stock after the offering. We expect that our shares of common stock will be quoted on the Nasdaq National Market under the symbol "COBK."

        We are offering 1,957,300 shares of common stock for sale on a best efforts basis. The shares being offered represent 46% of the shares of common stock of Colonial Bankshares, Inc. that will be outstanding following the offering. We must sell a minimum of 1,446,700 shares in order to complete the offering, and we will terminate the offering if we do not sell the minimum number of shares. We may sell up to 2,250,895 shares because of regulatory considerations or changes in market or economic conditions without resoliciting subscribers. The offering is scheduled to terminate at 11:00 a.m., New Jersey time, on June 16, 2005. We may extend the termination date without notice to you, until August 15, 2005, unless the Office of Thrift Supervision approves a later date, which may not be beyond May 16, 2007. If the offering is extended beyond August 15, 2005, subscribers will have the right to rescind their purchase orders.

        Depositors of Colonial Bank, FSB as of October 31, 2003 will be given first priority rights to purchase our shares of common stock. The minimum purchase is 25 shares. Generally, the maximum purchase that an individual or group of individuals may make by exercising subscription rights through a single qualifying deposit account is 15,000 shares, and no person by himself or herself, or with an associate or group of persons acting in concert, may purchase more than 25,000 shares. For further information concerning the limitations on purchases of shares of common stock, see "The Offering--Limitations on Purchase of Shares." Once submitted, orders are irrevocable unless the offering is terminated or extended beyond August 15, 2005. Funds received prior to the completion of the offering will be held in a segregated account at Colonial Bank, FSB or, at our discretion, at another federally insured depository institution, and will bear interest at our passbook savings rate, which is currently 1.0% per annum. If the offering is terminated, subscribers will have their funds returned promptly, with interest.

        Ryan Beck & Co., Inc. will use its best efforts to assist us in selling our shares of common stock, but is not obligated to purchase any of the shares of common stock that are being offered for sale. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

    THIS INVESTMENT INVOLVES RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

              PLEASE READ THE "RISK FACTORS" BEGINNING ON PAGE 20.

                                OFFERING SUMMARY
                             PRICE: $10.00 PER SHARE

                                                                                                      ADJUSTED
                                                    MINIMUM          MIDPOINT        MAXIMUM          MAXIMUM
                                               ---------------- ---------------- ---------------- ----------------
Number of shares............................         1,446,700        1,702,000        1,957,300        2,250,895
Gross proceeds..............................    $   14,467,000   $   17,020,000   $   19,573,000   $   22,508,950
Estimated offering expenses excluding
   underwriting commissions and expenses....    $      655,000   $      655,000   $      655,000   $      655,000
Estimated underwriting commissions and
   expenses (1).............................    $      120,000   $      143,000   $      167,000   $      194,000
Estimated net proceeds......................    $   13,692,000   $   16,222,000   $   18,751,000   $   21,659,950
Estimated net proceeds per share............    $         9.46   $         9.53   $         9.58   $         9.62

----------------
(1) See "The Offering--Plan of Distribution and Marketing Arrangements" for a discussion of Ryan Beck & Co., Inc.'s compensation for this offering.

        THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------
                              RYAN BECK & CO., INC.
                            -------------------------

                  The date of this prospectus is May 16, 2005.

           [MAP OF BRANCH OFFICES OF COLONIAL BANK, FSB APPEARS HERE]

                                TABLE OF CONTENTS


SUMMARY........................................................................1
RISK FACTORS..................................................................20
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA................................27
RECENT DEVELOPMENTS...........................................................29
FORWARD LOOKING STATEMENTS....................................................35
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING...........................36
OUR POLICY REGARDING DIVIDENDS................................................37
MARKET FOR THE COMMON STOCK...................................................39
REGULATORY CAPITAL COMPLIANCE.................................................40
CAPITALIZATION................................................................42
PRO FORMA DATA................................................................43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS......................................................47
BUSINESS OF COLONIAL BANKSHARES, INC..........................................62
BUSINESS OF COLONIAL BANK, FSB................................................63
FEDERAL AND STATE TAXATION....................................................85
SUPERVISION AND REGULATION....................................................86
MANAGEMENT....................................................................98
THE OFFERING.................................................................107
RESTRICTIONS ON THE ACQUISITION OF COLONIAL BANKSHARES, INC.
   AND COLONIAL BANK, FSB....................................................125
DESCRIPTION OF CAPITAL STOCK OF COLONIAL BANKSHARES, INC.....................127
TRANSFER AGENT AND REGISTRAR.................................................129
LEGAL AND TAX MATTERS........................................................129
EXPERTS......................................................................129
WHERE YOU CAN FIND MORE INFORMATION..........................................129
REGISTRATION REQUIREMENTS....................................................130
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1

                                     SUMMARY

        THE FOLLOWING SUMMARY EXPLAINS SELECTED INFORMATION REGARDING THE OFFERING OF SHARES OF COMMON STOCK BY COLONIAL BANKSHARES, INC. AND THE BUSINESS OF COLONIAL BANK, FSB. HOWEVER, NO SUMMARY CAN CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. FOR ADDITIONAL INFORMATION, YOU SHOULD READ THIS PROSPECTUS CAREFULLY, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF COLONIAL BANKSHARES, INC.

OUR ORGANIZATION

        In January 2003, Colonial Bank, FSB reorganized into the two-tier mutual holding company structure. As part of the reorganization, Colonial Bank, FSB formed Colonial Bankshares, Inc. and Colonial Bankshares, MHC, a federally chartered mid-tier stock holding company and mutual holding company, respectively. Colonial Bank, FSB became a federally chartered capital stock savings bank and a wholly-owned subsidiary of Colonial Bankshares, Inc. Colonial Bankshares, Inc. became the wholly-owned subsidiary of Colonial Bankshares, MHC. The same directors and officers who manage Colonial Bank, FSB manage Colonial Bankshares, Inc. and Colonial Bankshares, MHC.

        The following shows our current ownership structure, which is commonly referred to as the two-tier mutual holding company structure:

             ------------------------------------------------------
                            Colonial Bankshares, MHC
             ------------------------------------------------------

                                           100% of common
                                           stock
             ------------------------------------------------------
                            Colonial Bankshares, Inc.
             ------------------------------------------------------

                                           100% of common
                                           stock
             ------------------------------------------------------
                               Colonial Bank, FSB
             ------------------------------------------------------

THE COMPANIES

COLONIAL BANKSHARES, MHC

        Colonial Bankshares, MHC is the federally chartered mutual holding company parent of Colonial Bankshares, Inc. Colonial Bankshares, MHC has not engaged in any significant business activity other than owning all of the outstanding common stock of Colonial Bankshares, Inc. So long as Colonial Bankshares, MHC exists, it will own a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. The executive offices of Colonial Bankshares, MHC are located at 85 West Broad Street, Bridgeton, New Jersey 08302, and its telephone number is (856) 451-5800. Colonial Bankshares, MHC is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

COLONIAL BANKSHARES, INC.

        Colonial Bankshares, Inc. is the mid-tier stock holding company of Colonial Bank, FSB. Colonial Bankshares, Inc. is a federally chartered corporation and owns 100% of the outstanding common stock of Colonial Bank, FSB. Colonial Bankshares, Inc. has not engaged in any significant business activity other than owning all of the shares of common stock of Colonial Bank, FSB. At December 31, 2004, Colonial Bankshares, Inc. had consolidated assets of $291.1 million, total deposits of $259.4 million and equity of $16.8 million. Colonial Bankshares, Inc.'s net income for the year ended December 31, 2004 was $1.8 million. The executive offices of Colonial Bankshares, Inc. are located at 85 West Broad Street, Bridgeton, New Jersey 08302, and its telephone number is
(856) 451-5800. Colonial Bankshares, Inc. is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

COLONIAL BANK, FSB

        Colonial Bank, FSB is a federally chartered savings bank headquartered in Bridgeton, New Jersey. Colonial Bank, FSB was originally founded in 1913. Colonial Bank, FSB conducts business from its main office located at 85 West Broad Street in Bridgeton, New Jersey, and its five branch offices located in Cumberland and Gloucester Counties, New Jersey. The telephone number at its main office is (856) 451-5800.

        Our principal business activity is the origination of one- to four-family residential real estate loans. We also offer home equity loans and lines of credit, commercial real estate loans, commercial business loans and, to a lesser extent, construction and consumer loans. We also invest in mortgage-backed securities and other investment securities. We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit. Deposits are our primary source of funds for our lending and investing activities. We have also used borrowed funds as a source of funds, and we borrow principally from the Federal Home Loan Bank of New York. We emphasize exceptional personal service for our customers. Colonial Bank, FSB is subject to comprehensive regulation and examination by the Office of Thrift Supervision. Colonial Bank, FSB is a member of the Federal Home Loan Bank system.

BUSINESS STRATEGY

        Our business strategy is to grow and improve profitability by:

        o Continuing to increase commercial real estate and commercial business lending;

        o       Facilitating growth through de novo branching;

        o       Expanding our retail banking franchise; and

        o       Maintaining the quality of our loan portfolio.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy."

THE OFFERING

        Federal regulations require that Colonial Bankshares, MHC own a majority of our outstanding shares of common stock. Accordingly, the shares that we are permitted to sell in the offering must represent a minority of our outstanding shares of common stock.

        The following chart shows our structure following the offering:

    -------------------------------          -------------------------------
       Colonial Bankshares, MHC                    Public Stockholders
    -------------------------------          -------------------------------

                   54% of                                     46% of
                   common stock                               common stock

    ------------------------------------------------------------------------
                         Colonial Bankshares, Inc.
    ------------------------------------------------------------------------

                                             100% of common stock

    ------------------------------------------------------------------------
                             Colonial Bank, FSB
    ------------------------------------------------------------------------

        Colonial Bankshares, MHC has no plans, understandings or agreements, whether written or oral, to sell or otherwise dispose of its 54% of the shares of common stock of Colonial Bankshares, Inc. Colonial Bankshares, MHC may convert to stock form in the future by offering its interest in Colonial Bankshares, Inc. for sale to depositors and others in a subscription offering. However, Colonial Bankshares, MHC currently has no plans to convert to stock form.

REASONS FOR THE OFFERING

        The primary reasons for our decision to conduct the offering are to offer our depositors, employees, management and directors an equity ownership interest in Colonial Bank, FSB and thereby obtain an economic interest in its future success, and to increase our capital to support future growth and profitability.

        The capital raised in the offering is expected to:

        o increase our lending capacity by providing us with additional capital to support new loans and higher lending limits;

        o       support the introduction of new financial products and services;

        o increase our capital base, which will provide greater flexibility to invest in longer-term, higher yielding assets;

        o       allow us to grow and enhance our profitability; and

        o       improve our ability to manage capital.

The offering also will allow us to establish stock benefit plans for management and employees, which will help us to attract and retain qualified personnel.

TERMS OF THE OFFERING

        We are offering between 1,446,700 and 1,957,300 shares of common stock to eligible depositors and borrowers of Colonial Bank, FSB, our tax-qualified employee plans and to the general public to the extent shares remain available. The maximum number of shares that we sell in the offering may increase by up to 15%, to 2,250,895 shares, as a result of regulatory considerations, demand for the shares of common stock in the offering, or positive changes in financial markets in general and with respect to financial institution stocks in particular. Unless the pro forma market value of Colonial Bankshares, Inc. decreases below $31.5 million or increases above $48.9 million, you will not have the opportunity to change or cancel your stock order. The offering price of the shares of common stock is $10.00 per share. Ryan Beck & Co., Inc., our marketing advisor in connection with the offering, will use its best efforts to assist us in selling our shares of common stock, but Ryan Beck & Co., Inc. is not obligated to purchase any shares in the offering.

PERSONS WHO MAY ORDER STOCK IN THE OFFERING

        We are offering our shares of common stock in a "subscription offering" in the following descending order of priority:

        (1) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on October 31, 2003;

        (2) The tax-qualified employee benefit plans of Colonial Bank, FSB (including our employee stock ownership plan);

        (3) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on March 31, 2005; and

        (4) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on May 6, 2005 and borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding as of May 6, 2005.

        If any shares of our common stock remain unsold in the subscription offering, we may offer such shares for sale in a community offering. Natural persons residing in Cumberland or Gloucester Counties, New Jersey, will have a purchase preference in a community offering. Shares also may be offered to the general public. The community offering, if any, may commence concurrently with, during or promptly after the end of the subscription offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of broker-dealers in what is referred to as a syndicated community offering. The syndicated community offering, if any, would be managed by Ryan Beck & Co., Inc. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated community offering.

        To ensure a proper allocation of stock, each subscriber eligible to purchase in the subscription offering must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at October 31, 2003, March 31, 2005 or May 6, 2005, as applicable or each loan account as of January 2, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation. We will strive to identify your ownership in all accounts, but we cannot guarantee that we will identify all accounts in which you have or had an ownership interest. Our interpretation of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PRICE PER SHARE

        The decision to offer between 1,446,700 shares and 1,957,300 shares, which is our offering range, is based on an independent appraisal of our pro forma market value prepared by RP Financial, LC., a firm experienced in appraisals of financial institutions. RP Financial, LC. is of the opinion that as of May 6, 2005, the estimated pro forma market value of our common stock on a fully converted basis was between $31.5 million and $42.6 million, with a midpoint of $37.0 million. The term "fully converted" means that RP Financial, LC. assumed that 100% of our shares of common stock had been sold to the public, as opposed to the 46% that will be sold in the offering.

        In preparing its appraisal, RP Financial, LC. considered the information contained in this prospectus, including Colonial Bankshares, Inc.'s consolidated financial statements. RP Financial, LC. also considered the following factors, among others:

        o the present and projected operating results and financial condition of Colonial Bankshares, Inc. and Colonial Bank, FSB, and the economic and demographic conditions in Colonial Bank, FSB's existing market areas;

        o historical, financial and other information relating to Colonial Bankshares, Inc. and Colonial Bank, FSB;

        o a comparative evaluation of the operating and financial statistics of Colonial Bankshares, Inc. and Colonial Bank, FSB with those of other similarly situated publicly traded thrifts and mutual holding companies;

        o the impact of the offering on Colonial Bankshares, Inc.'s consolidated net worth and earnings potential; and

        o the trading market for securities of comparable institutions and general conditions in the market for such securities.

        In reviewing the appraisal prepared by RP Financial, LC., the Board of Directors considered the methodologies and the appropriateness of the assumptions used by RP Financial, LC. in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable.

        The Board of Directors determined that the shares of common stock should be sold at $10.00 per share, that 46% of the to-be outstanding shares of common stock should be offered for sale in the offering and 54% should be held by Colonial Bankshares, MHC. We chose to sell 46% of our to-be outstanding shares of common stock in the offering, rather than a smaller portion, because we believe that we will be able to deploy the capital raised in an offering of this size and because the sale of a smaller number of shares would make it less likely that an active trading market for the shares would develop. Based on the estimated valuation range and the purchase price, the number of shares of our common stock that will be outstanding upon completion of the offering will range from 3,145,000 shares to 4,255,000 shares (subject to adjustment to 4,893,250 shares), and the number of shares of our common stock that will be sold in the offering will range from 1,446,700 shares to 1,957,300 shares (subject to adjustment to 2,250,895 shares), with a midpoint of 1,702,000 shares. The number of shares of our common stock that Colonial Bankshares, MHC will own after the offering will range from 1,698,300 to 2,297,700 (subject to adjustment to 2,642,355 shares). The estimated valuation range may be amended with the approval of the Office of Thrift Supervision.

        The appraisal will be updated before we complete the offering. If the pro forma market value of the common stock at that time is either below $31.5 million or above $48.9 million, then, after consulting with the Office of Thrift Supervision, we may:

        o       terminate the stock issuance plan and return all funds promptly;

        o hold a new subscription offering and, if needed, a new community offering;

        o establish a new offering range and commence a resolicitation of subscribers; or

        o take such other actions as may be permitted by the Office of Thrift Supervision.

Under such circumstances, we will notify you, and, unless we terminate the stock issuance plan, you will have the opportunity to change or cancel your order. See "--Termination of the Offering" and "--Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares." In any event, the offering must be completed by no later than May 16, 2007.

        Two measures investors use to analyze an issuer's stock are the ratio of the offering price to the pro forma book value and the ratio of the offering price to the issuer's pro forma net income. According to RP Financial, LC., while appraisers (as well as investors) use both ratios to evaluate an issuer's stock, the price-to-book value ratio has historically been the more relied upon methodology due to the volatility of earnings in the thrift industry in the early- to mid-1990s and, more recently, due to decreasing interest rates. RP Financial, LC. considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total stockholders' equity, and represents the difference between the issuer's assets and liabilities.

        The following table presents the ratio of the offering price to our pro forma book value and earnings per share at or for the twelve months ended December 31, 2004. See "Pro Forma Data" for a description of the assumptions used in making these calculations.

                                                 AT OR FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
                                           --------------------------------------------------------------
                                              1,446,700       1,702,000      1,957,300       2,250,895
                                             SHARES SOLD     SHARES SOLD    SHARES SOLD     SHARES SOLD
                                              AT $10.00       AT $10.00      AT $10.00       AT $10.00
                                              PER SHARE       PER SHARE      PER SHARE       PER SHARE
                                           --------------  --------------  --------------  --------------
Pro forma price to book value ratio.....       109.41%          119.47%         128.21%        136.99%
Pro forma price to earnings ratio.......        16.67x           19.61x          22.73x         26.32x

        The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis as of or for the twelve months ended March 31, 2005. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 27.8% on a price-to-earnings basis and a discount of 27.4% on a price-to-book basis. At the minimum and maximum of the valuation range, a share of common stock is priced at 16.70 times and 22.64 times our earnings over the last twelve months. This is a lower multiple than the peer group companies that, as of May 6, 2005, traded on average at 31.36 times earnings and at a median of 31.84 times earnings. At the minimum and maximum of the valuation range, the common stock is valued at 110.48% and 129.33%, respectively, of our pro forma book value. This represents a discount to the average trading price to book value of peer group companies, which as of May 6, 2005 averaged 178.09%. In addition, the median trading price of peer group companies was 180.54% of book value.

                                              NON-FULLY CONVERTED        NON-FULLY CONVERTED
                                                    PRO FORMA                 PRO FORMA
                                                    PRICE TO                PRICE TO BOOK
                                                EARNINGS MULTIPLE            VALUE RATIO
                                                -----------------            -----------
COLONIAL BANKSHARES, INC.
Maximum                                               22.64x                   129.33%
Minimum                                               16.70x                   110.48%

VALUATION OF PEER GROUP COMPANIES
AS OF MAY 6, 2005
Average                                               31.36x                   178.09%
Median                                                31.84x                   180.54%

        The following table presents a summary of selected pricing ratios for the peer group companies and for us, as of or for the twelve months ended March 31, 2005, with the ratios adjusted to the hypothetical case of being fully converted. Compared to the average fully converted pricing ratios of the peer group, our pro forma fully converted pricing ratios at the maximum of the offering range indicated a discount of 15.4% on a price-to-earnings basis and a discount of 11.9% on a price-to-book basis. At the minimum and maximum of the valuation range, a share of common stock is priced at 16.60 times and 22.50 times our earnings. This is a lower multiple than the peer group companies which, as of May 6, 2005, traded on average at 26.61 times earnings and a median of 26.84 times earnings, respectively. At the minimum and maximum of the valuation range, the common stock is valued at 72.65% and 80.71%, respectively, of our pro forma book value. This represents a discount to the average trading price to book value of peer group companies, which as of May 6, 2005 averaged 91.60%. In addition, the median trading price of peer group companies was 90.17% of book value. RP Financial, LC.'s calculations of the fully converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of May 6, 2005. RP Financial, LC.'s calculation of our fully converted pricing multiples assumes the pro forma impact of selling 100% of the shares to be issued to the public at $10.00 per share.

                                                 FULLY CONVERTED          FULLY CONVERTED
                                               EQUIVALENT PRO FORMA     EQUIVALENT PRO FORMA
                                                    PRICE TO                PRICE TO BOOK
                                                EARNINGS MULTIPLE            VALUE RATIO
                                                -----------------            -----------
COLONIAL BANKSHARES, INC.
Maximum                                               22.50x                    80.71%
Minimum                                               16.60x                    72.65%

VALUATION OF PEER GROUP COMPANIES
AS OF MAY 6, 2005
Average                                               26.61x                    91.60%
Median                                                26.84x                    90.17%

        In preparing the fully converted pricing ratio analysis, RP Financial, LC. assumed offering expenses equal to 3.0% of the gross proceeds, a pre-tax reinvestment rate of 2.75% of the net proceeds of the offering, a tax rate of 39.94%, purchases by the employee stock ownership plan equal to 8.0% of the offered shares, funded with a loan from Colonial Bankshares, Inc. with a 20-year term, purchases by the recognition and retention plan equal to 4.0% of the offered shares with a five year vesting schedule and the adoption of a stock option plan equal to 10.0% of the offered shares. RP Financial, LC. assumed that the recognition and retention plan purchased shares at $10.00 per share. RP Financial, LC. also assumed that stock options were granted with an exercise price of $10.00 per share, would vest over a five-year period and have a term of 10 years.

        THE INDEPENDENT APPRAISAL DOES NOT INDICATE MARKET VALUE. DO NOT ASSUME OR EXPECT THAT COLONIAL BANKSHARES, INC.'S VALUATION AS INDICATED ABOVE MEANS THAT THE COMMON STOCK WILL TRADE AT OR ABOVE THE $10.00 PURCHASE PRICE AFTER THE OFFERING.

AFTER-MARKET PERFORMANCE INFORMATION

        The following table presents stock price performance information for all mutual holding company initial public offerings completed between January 1, 2005 and May 6, 2005.

                                                        PRICE PERFORMANCE FROM INITIAL TRADING DATE
                                                   -------------------------------------------------------
                                     COMPLETION                                               THROUGH
         TRANSACTION                    DATE          1 DAY        1 WEEK      1 MONTH      MAY 6, 2005
---------------------------------  --------------  ------------  -----------  ----------  ----------------
FedFirst Financial Corp.                4/7/05        (6.6)%        (9.3)%      (13.0)%        (14.5)%
Brooklyn Federal Bancorp, Inc.          4/6/05        (0.5)%        (1.0)%       (5.0)%         (5.0)%
Prudential Bancorp, Inc.               3/30/05        (1.5)%        (6.5)%      (13.4)%        (12.0)%
Kentucky First Federal Bancorp          3/3/05         7.9%         12.0%        12.4%          10.6%
Kearney Financial Corp.                2/24/05        13.9%         15.0%        16.9%           6.0%
Home Federal Bancorp, Inc. of LA       1/21/05        (1.0)%         0.5%        (0.8)%         (2.2)%
BV Financial, Inc.                     1/14/05        (6.5)%        (5.0)%       (0.7)%        (16.0)%
Georgetown Bancorp, Inc.                1/6/05         2.0%         (0.5)%        0.5%         (13.5)%

    Average                                            1.0%          0.7%        (1.1)%         (5.8)%
    Median                                            (0.8)%        (0.8)%       (0.8)%         (8.5)%

        The following table presents stock price performance information for all mutual holding company initial public offerings completed between January 1, 2004 and May 6, 2005.

                                                        PRICE PERFORMANCE FROM INITIAL TRADING DATE
                                                   -------------------------------------------------------
                                     COMPLETION                                               THROUGH
         TRANSACTION                    DATE          1 DAY        1 WEEK      1 MONTH      MAY 6, 2005
---------------------------------  --------------  ------------  -----------  ----------  ----------------
FedFirst Financial Corp.                4/7/05        (6.6)%        (9.3)%      (13.0)%        (14.5)%
Brooklyn Federal Bancorp, Inc.          4/6/05        (0.5)%        (1.0)%       (5.0)%         (5.0)%
Prudential Bancorp, Inc.               3/30/05        (1.5)%        (6.5)%      (13.4)%        (12.0)%
Kentucky First Federal Bancorp          3/3/05         7.9%         12.0%        12.4%          10.6%
Kearney Financial Corp.                2/24/05        13.9%         15.0%        16.9%           6.0%
Home Federal Bancorp, Inc. of LA       1/21/05        (1.0)%         0.5%        (0.8)%         (2.2)%
BV Financial, Inc.                     1/14/05        (6.5)%        (5.0)%       (0.7)%        (16.0)%
Georgetown Bancorp, Inc.                1/6/05         2.0%         (0.5)%        0.5%         (13.5)%
SFSB, Inc.                            12/31/04         7.5%         (1.0)%       (1.5)%        (12.0)%
Ocean Shore Holding Company           12/22/04        21.5%         22.0%         6.3%           0.0%
Lincoln Park Bancorp                  12/20/04        10.0%         12.5%         0.0%         (12.5)%
Abington Community Bancorp, Inc.      12/17/04        33.5%         33.0%        29.0%          11.0%
Home Federal Bancorp, Inc.             12/7/04        24.9%         26.8%        23.3%          13.5%
PSB Holdings, Inc.                     10/5/04         5.0%          6.0%         5.0%          (0.5)%
Atlantic Coast Federal Corp.           10/5/04        17.5%         23.1%        30.0%          12.5%
Naugatuck Valley Financial Corp.       10/1/04         8.0%          8.1%         8.0%           2.4%
SI Financial Group, Inc.               10/1/04        12.0%         10.6%        10.3%           2.1%
First Federal Financial Services       6/29/04        15.0%         22.5%        35.0%          33.9%
Monadnock Community                    6/29/04         3.8%          0.0%        (3.8)%         28.1%
Wawel Savings Bank                      4/1/04        29.5%         25.0%        12.5%          (1.0)%
Osage Federal Financial, Inc.           4/1/04        20.0%         22.5%         9.5%          39.1%
K-Fed Bancorp                          3/31/04        34.9%         29.3%        15.9%          14.3%
Citizens Community Bancorp             3/30/04        23.7%         27.5%        18.0%          29.5%
Clifton Savings Bancorp, Inc.           3/4/04        22.5%         40.9%        32.9%           3.1%
Cheviot Financial Corp.                 1/6/04        33.2%         33.5%        34.2%          10.8%

    Average                                           13.2%         13.9%        10.2%           5.1%
    Median                                            12.0%         12.5%         9.5%           2.4%

        The market price in any particular company's stock is subject to various factors, including the amount of proceeds a company raises and management's ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions, merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management or the board of directors.

        You should bear in mind that stock price appreciation or depreciation is affected by many factors. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled "Risk Factors" beginning on page 20.

OUR OFFICERS, DIRECTORS AND EMPLOYEES WILL RECEIVE ADDITIONAL COMPENSATION AND BENEFIT PROGRAMS AFTER THE OFFERING AND THE EXPENSE ASSOCIATED WITH THESE PROGRAMS WILL REDUCE OUR EARNINGS

        We intend to establish an employee stock ownership plan, and we may implement a stock-based incentive plan that will provide for grants of stock options and restricted stock. The Board of Directors of Colonial Bank, FSB has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees primarily based on their compensation. Our Board of Directors will, at the completion of the offering, ratify the loan to the employee stock ownership plan and the issuance of the common stock to the employee stock ownership plan. Our tax-qualified employee plans may purchase up to 10% of the shares sold in the offering; however, it is expected that our employee stock ownership plan will purchase 8% of the shares sold in the offering. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering.

        In addition to shares purchased by the employee stock ownership plan, we may grant stock options and shares of restricted stock under the stock-based incentive plan, subject to stockholder approval. The number of options granted or restricted shares awarded under the plan may not exceed 4.90% and 1.96%, respectively, of our outstanding shares. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of restricted shares to be awarded by the stock-based incentive plan will be reduced to 1.47% of our outstanding shares. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based incentive plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.

        We may obtain the shares needed for the stock-based incentive plan by issuing additional shares of common stock or through stock repurchases. However, because Colonial Bankshares, MHC must own a majority of our outstanding shares of common stock as long as it is in existence, we will fund the plan with treasury shares acquired from stock repurchases if the issuance of authorized but unissued shares under the plan would otherwise result in Colonial Bankshares, MHC not owning a majority of our outstanding shares of common stock.

        The stock-based incentive plan will comply with all applicable regulations of the Office of Thrift Supervision. The stock-based incentive plan cannot be established sooner than six months after the offering and would require the approval of our stockholders by a majority of the votes of our outstanding shares of common stock eligible to be cast (excluding votes eligible to be cast by Colonial Bankshares, MHC), unless we obtain a waiver from the Office of Thrift Supervision that would allow the approval of the stock-based incentive plan by our stockholders by a majority of voting shares (excluding shares voted by Colonial Bankshares, MHC). Unless a waiver is obtained from the Office of Thrift Supervision, the following additional Office of Thrift Supervision restrictions would apply to our stock-based incentive plan:

        o non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

        o any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

        o any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

        o the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

        o accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Bankshares, Inc.

        In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

        The employee stock ownership plan and the stock-based incentive plan will increase our future compensation costs, thereby reducing our earnings. The Financial Accounting Standards Board has adopted final rules that require companies to expense the cost of stock options granted to officers, directors and employees, and this will increase our compensation costs. Additionally, stockholders will experience a reduction in their ownership interest if newly issued shares of common stock are used to fund stock options and stock awards. See "Risk Factors--Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income" and "Management--Stock Benefit Plans."

        The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering, at the maximum of the offering range and assuming that we initially implement a stock-based incentive plan granting options to purchase 4.90% of our total outstanding shares and awarding shares of our common stock equal to 1.96% of our outstanding shares (the maximum amount of shares if such plan is adopted within one year from the date of completion of the offering). In the table below, it is assumed that, at the maximum of the offering range, a total of 1,957,300 shares will be sold to the public, and a total of 4,255,000 shares will be issued and outstanding to the public and Colonial Bankshares, MHC. This table assumes that Colonial Bank, FSB's tangible regulatory capital is 10% or more following the stock offering.

                                                                                           VALUE OF
                                      PERCENT OF                      INDIVIDUALS       BENEFITS BASED
                      NUMBER OF      OUTSTANDING     PERCENT OF       ELIGIBLE TO        ON MAXIMUM OF
 TYPE OF AWARD         SHARES           SHARES       SHARES SOLD     RECEIVE AWARDS     OFFERING RANGE
----------------   --------------  ---------------  -------------  -----------------  ------------------
                                                                                        (IN THOUSANDS)

Employee stock           156,584             3.7%          8.0%        Employees         $      1,566
ownership plan
shares

Restricted stock          83,398             2.0           4.3% (1)    Directors,                 834 (2)
                                                                       officers and
                                                                       employees

Stock options            208,495             4.9          10.7% (1)    Directors,                 832 (2)
                      ----------     -----------      --------         officers and    --------------
                                                                       employees

                         448,477            10.6%         23.0%                          $      3,232
                      ==========     ===========      ========                         ==============

--------------
(1) The stock-based incentive plan may award a greater number of options and shares if the plan is adopted more than one year after the offering.
(2) The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.99 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of five years; a risk free interest rate of 4.37%; and a volatility rate of 16.33% based on an index of publicly traded thrift institutions. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

        The value of the restricted shares of common stock will be based on the price of our shares of common stock at the time those shares are granted, which, subject to stockholder approval, cannot be implemented until at least six months after the offering. The following table presents the total value of all restricted shares to be available for award and issuance under the stock-based incentive plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $16.00 per share.

                      61,642 SHARES                                  83,398 SHARES          95,907 SHARES
                   AWARDED AT MINIMUM     72,520 SHARES AWARDED    AWARDED AT MAXIMUM     AWARDED AT MAXIMUM
   SHARE PRICE          OF RANGE           AT MIDPOINT OF RANGE         OF RANGE         OF RANGE, AS ADJUSTED
-----------------  --------------------  -----------------------  --------------------  -----------------------
                              (IN THOUSANDS, EXCEPT PER SHARE PRICE INFORMATION)
   $       8.00        $        493            $        580            $        667           $        767
   $      10.00        $        616            $        725            $        834           $        959
   $      12.00        $        740            $        870            $      1,001           $      1,151
   $      14.00        $        863            $      1,015            $      1,168           $      1,343
   $      16.00        $        986            $      1,160            $      1,334           $      1,535

        The grant-date fair value of the options granted under the stock-based incentive plan will be based in part on the price of our shares of common stock at the time the options are granted, which, subject to stockholder approval, cannot be implemented until at least six months after the completion of the offering. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares are $8.00 per share to $16.00 per share.

                                                                                                                 239,769 OPTIONS
                                             154,105 OPTIONS         181,300 OPTIONS         208,495 OPTIONS      AT MAXIMUM OF
                        GRANT-DATE FAIR       AT MINIMUM OF          AT MIDPOINT OF           AT MAXIMUM OF         RANGE, AS
  EXERCISE PRICE       VALUE PER OPTION           RANGE                   RANGE                  RANGE               ADJUSTED
------------------  ---------------------  ---------------------  ----------------------  -------------------  -------------------
                                      (IN THOUSANDS, EXCEPT SHARE PRICE INFORMATION)
   $       8.00          $       3.19           $        492            $       578           $       665           $      765
   $      10.00          $       3.99           $        615            $       723           $       832           $      957
   $      12.00          $       4.79           $        738            $       868           $       999           $    1,148
   $      14.00          $       5.59           $        861            $     1,013           $     1,165           $    1,340
   $      16.00          $       6.39           $        985            $     1,159           $     1,332           $    1,532

LIMITS ON YOUR PURCHASE OF SHARES OF COMMON STOCK

        The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals exercising subscription rights through a single qualifying deposit or loan account held jointly, may purchase more than $150,000 (15,000 shares of common stock). If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $250,000 (25,000 shares):

        o your spouse, or relatives of you or your spouse living in your house;

        o companies or other entities in which you have a 10% or greater equity or substantial beneficial interest or in which you serve as a senior officer or partner;

        o a trust or other estate if you have a substantial beneficial interest in the trust or estate or you are a trustee or fiduciary for the trust or other estate; or

        o other persons who may be acting together with you (including, but not limited to, persons who file jointly a Schedule 13G or
                Schedule 13D Beneficial Ownership Report with the Securities and Exchange Commission).

        A detailed discussion of the limitations on purchases of common stock by an individual and persons acting together is set forth under the caption "The Offering--Limitations on Purchase of Shares."

        Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase limitations in the offering at any time. In addition, in any community offering, we will first fill orders for our common stock up to a maximum of 1,000 shares. Thereafter, we will allocate any remaining shares of common stock on an equal number of shares per order basis. Our tax-qualified benefit plans, including our employee stock ownership plan, are authorized to purchase up to 10% of the shares sold in the offering without regard to these purchase limitations.

HOW YOU MAY PAY FOR YOUR SHARES

        In the subscription offering and the community offering you may pay for your shares only by:

        (1) personal check, bank check or money order (funds from personal checking accounts must be available in the account); or

        (2) authorizing us to withdraw money from your deposit account(s) maintained with Colonial Bank, FSB. You may not authorize direct withdrawal from accounts with check writing privileges (checking and money market accounts). Please submit a check instead.

        You can subscribe for shares of common stock in the offering by delivering to Colonial Bank, FSB a signed and completed original stock order form, together with full payment, provided we receive the stock order form before the end of the offering period, which is 11:00 a.m., New Jersey time, June 16, 2005. Checks and money orders received by Colonial Bank, FSB will be cashed immediately and placed in a segregated account or, at our discretion, another insured depository institution. We will pay interest at Colonial Bank, FSB's passbook rate, currently 1.0% per annum, from the date funds are received until completion or termination of the offering.

        Withdrawals from certificates of deposit at Colonial Bank, FSB for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Colonial Bank, FSB must be in the deposit accounts at the time the stock order form is received. Funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. However, a hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you thereafter for check writing or other purposes.

        You may not authorize direct withdrawal from a Colonial Bank, FSB individual retirement account. Cash, wire transfers, third party checks and Colonial Bank, FSB line of credit checks may not be remitted. If you wish to use your Colonial Bank, FSB individual retirement account to pay for your shares, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Colonial Bank, FSB. The transfer of such funds to a new trustee takes time, so we recommend that you contact our Stock Information Center promptly, preferably at least two weeks prior to the June 16, 2005 end of the offering period, for assistance. We cannot guarantee that you will be able to use retirement funds held at Colonial Bank, FSB or elsewhere, for this purchase. Also, please be aware that Colonial Bank, FSB is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.

        After we receive an order, the order cannot be revoked or changed, except with our consent. We are not required to accept copies or facsimiles of order forms.

        For a further discussion regarding the stock ordering procedures, see "The Offering--Prospectus Delivery and Procedure for Purchasing Shares."

YOU MAY NOT SELL OR TRANSFER YOUR SUBSCRIPTION RIGHTS

        If you order shares of common stock in the subscription offering, you will be required to affirm on the stock order form that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or in any way transfers his or her subscription rights. We will not accept your stock order if we have reason to believe that you sold or transferred your subscription rights. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights.

DEADLINE FOR ORDERS OF COMMON STOCK

        If you wish to purchase shares of common stock, your properly completed stock order form, together with payment for the shares, must be RECEIVED (not postmarked) no later than 11:00 a.m., New Jersey time, on June 16, 2005, unless we extend this deadline. You may submit your stock order form by mail, using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form to our Stock Information Center, located at our main office. Stock order forms may not be delivered to Colonial Bank, FSB branches.

TERMINATION OF THE OFFERING

        The subscription offering will terminate at 11:00 a.m., New Jersey time, on June 16, 2005. The community offering, if any, may also terminate at the same time. We may extend this expiration date without notice to you, until August 15, 2005, unless the Office of Thrift Supervision approves a later date. If the subscription offering and/or community offering extends beyond August 15, 2005, we will be required to resolicit subscriptions before proceeding with the offering. All further extensions, in the aggregate, may not last beyond May 16, 2007, which is two years after the approval of the stock issuance plan by the Office of Thrift Supervision.

STEPS WE MAY TAKE IF WE DO NOT RECEIVE ORDERS FOR THE MINIMUM NUMBER OF SHARES

        If we do not receive orders for at least 1,446,700 shares of common stock in the subscription offering, we may take several steps in order to sell the minimum number of shares of common stock in the offering range.

        Specifically, we may do one or a combination of the following:

        o       make shares available to the public in a community offering;

        o       offer shares for sale through a syndicated community offering;

        o increase the maximum number of shares that subscribers (including our subscribing directors and officers) may purchase; and/or

        o seek regulatory approval to extend the offering beyond the August 15, 2005 expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering. If you do not respond, we will cancel your stock order and return your subscription funds, with interest, and cancel any authorization to withdraw funds from your deposit accounts for the purchase of shares of common stock.

        In addition, we may terminate the offering, returning subscription funds with interest and canceling deposit account withdrawal authorizations.

OUR POLICY REGARDING DIVIDENDS

        We do not initially intend to pay dividends on our shares of common stock, although we will consider the payment of dividends in the future. You should not purchase our shares of common stock if you have a desire or need for dividend income.

MARKET FOR THE COMMON STOCK

        We anticipate that the common stock sold in the offering will be traded and quoted on the Nasdaq National Market under the symbol "COBK." Ryan Beck & Co., Inc. currently intends to make a market in the shares of common stock, but it is under no obligation to do so.

HOW WE INTEND TO USE THE PROCEEDS WE RAISE FROM THE OFFERING

        Assuming we sell 1,957,300 shares of common stock in the offering, and we have net proceeds of $18.8 million, we intend to distribute the net proceeds as follows:

        o $16.6 million (88.3% of the net proceeds) will be contributed to Colonial Bank, FSB;

        o $1.6 million (8.3% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of 8% of the shares of common stock sold in the offering; and

        o       $635,000 (3.4% of the net proceeds) will be retained by us.

        We may use the net proceeds of the offering to invest in securities, to finance the possible acquisition of other financial institutions or financial service businesses, to pay dividends or for other general corporate purposes, including repurchasing shares of our common stock. Colonial Bank, FSB may use the proceeds it receives to make loans, to purchase securities, to expand its banking franchise internally, through branching (including building its new main office and an additional branch location) or through acquisitions, and for general corporate purposes. We have budgeted approximately $6.3 million for the construction of the new banking facilities, for which we have already spent $1.5 million as of March 31, 2005, primarily for the acquisition of the land for both facilities. We cannot assure you that construction and other costs will not exceed this budget estimate. See "How We Intend to Use the Proceeds from the Offering." Neither Colonial Bank, FSB nor Colonial Bankshares, Inc. is considering any specific acquisition transaction at this time.

TAX CONSEQUENCES OF THE OFFERING

        The offering will result in no taxable gain or loss to Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB, or to depositors who have a priority right to subscribe for shares of common stock in the offering, or to our employees, officers, directors or members, except to the extent that the nontransferable subscription rights to purchase shares of common stock in the offering may be determined to have value. Luse Gorman Pomerenk & Schick, P.C. has opined, as to federal law, that it is more likely than not that the fair market value of such subscription rights is zero. In that case, no taxable gain or loss will need to be recognized by depositors who receive nontransferable subscription rights.

ONCE SUBMITTED, YOUR PURCHASE ORDER MAY NOT BE REVOKED UNLESS THE OFFERING IS TERMINATED OR EXTENDED BEYOND AUGUST 15, 2005

        Funds that you submit by check or money order to purchase shares of our common stock in the offering will be held in an interest bearing account until the termination or completion of the offering, including any extension of the expiration date. The Office of Thrift Supervision approved the offering on May 16, 2005; however, because completion of the offering will be subject to an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the offering. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable, and you will not have access to subscription funds unless the offering is terminated, or extended beyond August 15, 2005.

RESTRICTIONS ON THE ACQUISITION OF COLONIAL BANKSHARES, INC. AND COLONIAL BANK, FSB

        Federal regulations, as well as provisions contained in the charter and bylaws of Colonial Bank, FSB, restrict the ability of any person, firm or entity to acquire Colonial Bankshares, Inc., Colonial Bank, FSB, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the stock of Colonial Bankshares, Inc. or Colonial Bank, FSB. Because a majority of our outstanding shares of common stock must be owned by Colonial Bankshares, MHC, any acquisition of Colonial Bankshares, Inc. must be approved by Colonial Bankshares, MHC, and Colonial Bankshares, MHC would not be required to pursue or approve a sale of Colonial Bankshares, Inc. even if such a sale were favored by a majority of our public stockholders.

POSSIBLE CONVERSION OF COLONIAL BANKSHARES, MHC TO STOCK FORM

        In the future, Colonial Bankshares, MHC may convert from the mutual to capital stock form in a transaction commonly known as a "second-step conversion." In a second-step conversion, depositors and certain borrowers of Colonial Bank, FSB would have subscription rights to purchase shares of common stock of Colonial Bankshares, Inc. or its successor, and our public stockholders would be entitled to exchange their shares of common stock for an equal percentage of shares of the stock holding company resulting from the conversion. This percentage may be adjusted to reflect any assets owned by Colonial Bankshares, MHC. Our public stockholders, therefore, would own approximately the same percentage of the resulting stock holding company as they owned prior to the second-step conversion.

        The Board of Directors of Colonial Bankshares, MHC has no current plan to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of our common stock (excluding shares held by Colonial Bankshares, MHC) and approval of a majority of the votes held by depositors of Colonial Bank, FSB, with depositors entitled to cast one vote per $100 on deposit at Colonial Bank, FSB (up to a maximum of 1,000 votes) and borrower members entitled to cast one vote in their capacity as borrowers.

PROPOSED STOCK PURCHASES BY MANAGEMENT

        Our directors and executive officers and their associates are expected to purchase approximately 131,500 shares of common stock in the offering, which represents 7.7% of the shares to be sold to the public and 3.6% of the total shares to be outstanding after the offering at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the offering. These shares will be counted in determining whether the minimum of the offering range is reached.

DELIVERY OF STOCK CERTIFICATES

        Certificates representing shares of common stock sold in the offering will be mailed to the certificate registration address that you provide on the order form, as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. IT IS POSSIBLE THAT, UNTIL CERTIFICATES FOR THE SHARES OF COMMON STOCK ARE AVAILABLE AND DELIVERED TO PURCHASERS, PURCHASERS MIGHT NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK THAT THEY ORDERED, EVEN THOUGH THE SHARES OF COMMON STOCK WILL HAVE BEGUN TRADING.

HOW YOU MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE OFFERING

        If you have any questions regarding the offering, please call the Stock Information Center at (856) 451-3374, Monday through Friday between 10:00 a.m. and 4:00 p.m., New Jersey time. The Stock Information Center is located at our main office at 85 West Broad Street, Bridgeton, New Jersey. The Stock Information Center will be closed on weekends and bank holidays.

        To ensure that each person receives a prospectus at least 48 hours before June 16, 2005, we may not mail prospectuses any later than five days prior to such date, or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus.

        We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 11:00 a.m., New Jersey time, June 16, 2005, whether or not we have been able to locate each person entitled to subscription rights.

                                  RISK FACTORS

--------------------------------------------------------------------------------
     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN EVALUATING
                  AN INVESTMENT IN THE SHARES OF COMMON STOCK.
--------------------------------------------------------------------------------

BECAUSE WE INTEND TO INCREASE OUR COMMERCIAL REAL ESTATE AND COMMERCIAL BUSINESS LOAN ORIGINATIONS, OUR LENDING RISK WILL INCREASE AND DOWNTURNS IN THE REAL ESTATE MARKET OR LOCAL ECONOMY COULD ADVERSELY AFFECT OUR EARNINGS.

        We intend to continue our recent emphasis on originating commercial real estate and commercial business loans. We have expanded our commercial lending staff in recent years, and we intend to hire two additional, experienced commercial lenders by the year 2007. Commercial real estate and commercial business loans generally have more risk than one- to four-family residential mortgage loans. Because the repayment of commercial real estate and commercial business loans depends on the successful management and operation of the borrower's properties or related businesses, repayment of such loans can be affected by adverse conditions in the real estate market or the local economy. Commercial real estate and commercial business loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower's business, thereby increasing the risk of nonperforming loans. As our commercial real estate and commercial business loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

OUR GROWTH STRATEGY MAY NOT BE SUCCESSFUL.

        Following the completion of the offering, a key component of our strategy will be to increase the size of our franchise by establishing new branch offices. We cannot assure you that we will be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms while managing the costs and implementation risks associated with this growth strategy. We cannot assure you that construction and other costs of establishing our new banking facilities will not exceed budget estimates. In addition, building these facilities is subject to state and local government approval, so we cannot assure you that we will be able to complete construction even if we expend significant funds on the construction projects. In the event that we are unable to execute our strategy of de novo branching, our earnings could be adversely affected.

A SIGNIFICANT PORTION OF OUR LOAN PORTFOLIO IS UNSEASONED.

        Our loan portfolio has grown to $127.1 million at December 31, 2004, from $60.1 million at December 31, 2002. It is difficult to assess the future performance of this part of our loan portfolio due to the recent origination of these loans. We cannot assure you that these loans will not have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

FUTURE CHANGES IN INTEREST RATES COULD REDUCE OUR PROFITS.

        Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

        o the interest income we earn on our interest-earning assets, such as loans and securities; and

        o the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

        The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. However, a reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. In addition, competitive factors could impede our ability to further lower the interest rates we pay on deposits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Market Risk."

        At December 31, 2004, our "rate shock" analysis indicated that our net portfolio value would decrease by $12.4 million if there was an instantaneous 200 basis point increase in market interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Market Risk."

IF ECONOMIC CONDITIONS DETERIORATE, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED AS BORROWERS' ABILITY TO REPAY LOANS DECLINES AND THE VALUE OF THE COLLATERAL SECURING OUR LOANS DECREASES.

        Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. Because we originate a significant number of mortgage loans secured by residential real estate, decreases in real estate values could adversely affect the value of property used as collateral for such loans. At December 31, 2004, loans secured by real estate, including home equity loans and lines of credit, represented 93.0% of our total loans. Adverse changes in the economy also may have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. As of December 2004, the unemployment rates in Cumberland and Gloucester Counties, New Jersey were 6.4% and 4.4%, respectively, compared to the national average of 5.2% and the New Jersey average of 4.2%.

OUR CONCENTRATION OF LOANS IN OUR PRIMARY MARKET AREA MAY INCREASE OUR RISK.

        Our success depends primarily on the general economic conditions in the counties in which we conduct business. Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in Cumberland and Gloucester Counties, New Jersey. The local economic conditions in our market area have a significant impact on our loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would affect these local economic conditions and could adversely affect our financial condition and results of operations. Additionally, because we have a significant amount of commercial real estate loans, decreases in tenant occupancy also may have a negative effect on the ability of many of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

IF OUR ALLOWANCE FOR LOAN LOSSES IS NOT SUFFICIENT TO COVER ACTUAL LOAN LOSSES, OUR EARNINGS COULD DECREASE.

        We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Our allowance for loan losses was 0.77% of total loans at December 31, 2004, which was slightly lower than our peer group of financial institutions. Material additions to our allowance would materially decrease our net income.

        In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

THE FUTURE PRICE OF THE SHARES OF COMMON STOCK MAY BE LESS THAN THE PURCHASE PRICE IN THE OFFERING.

        We cannot assure you that if you purchase shares of common stock in the offering you will later be able to sell them at or above the $10.00 per share purchase price in the offering. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time.

        In addition, after the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by investor perceptions of Colonial Bankshares, Inc. and other factors outside of our control, including prevailing interest rates, and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

STRONG COMPETITION WITHIN OUR MARKET AREA MAY LIMIT OUR GROWTH AND
PROFITABILITY.

        Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Most of our competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to compete successfully in our market area. The greater resources and deposit and loan products offered by our competition may limit our ability to increase our interest earning assets. For additional information see "Business of Colonial Bank, FSB--Competition."

OUR RETURN ON EQUITY WILL BE LOW COMPARED TO OTHER FINANCIAL INSTITUTIONS. THIS COULD NEGATIVELY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

        Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. On a pro forma basis, for the year ended December 31, 2004, our return on average equity would have been 5.48%, assuming we had sold shares at the maximum of the offering range, compared to a return on average equity of 8.02% for all publicly traded savings institutions. We expect our return on equity to remain below the industry average until we are able to leverage our increased equity from the offering. Our return on equity will be reduced as a result of the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and any stock-based incentive plan. Until we can increase our income we expect our return on equity to remain below the industry average, which may reduce the value of our common stock.

OUR STOCK BENEFIT PLANS WILL INCREASE OUR COSTS, WHICH WILL REDUCE OUR INCOME.

        We anticipate that our employee stock ownership plan will purchase up to 8% of the shares of common stock sold in the offering with funds borrowed from Colonial Bankshares, Inc. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $1.2 million at the minimum of the offering range and $1.8 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

        We also intend to adopt a stock-based incentive plan after the offering. Under Office of Thrift Supervision regulations, we are authorized to grant awards under one or more stock-based incentive plans, in an amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC (489,325 shares at the maximum of the offering range). The number of options granted or shares of restricted stock awarded under any initial, stock-based incentive plan may not exceed 4.90% and 1.96% (208,495 options and 83,398 shares of restricted stock at the maximum of the offering range), respectively, of our outstanding shares, if such plan is adopted within one year from the date of completion of the offering. However, these limits would not apply to plans adopted after one year from the date of the completion of the offering, and larger grants would increase our costs further. The stock-based incentive plan cannot be implemented until at least six months after the offering, and if it is adopted within 12 months after the offering, it will be subject to certain Office of Thrift Supervision regulations, including limitations on vesting and allocation of awards.

        If the fair market value of shares of common stock to be granted is the same as the purchase price in the offering, the aggregate expense resulting from the grant would be between $616,000, pre-tax, at the minimum of the offering range and $959,000, pre-tax, at the adjusted maximum of the offering range (assuming the stock benefit plan is adopted within one year following the completion of the offering). To the extent the fair market value of the shares of common stock at the time of grant exceeds the offering price of $10.00 per share, the expense would exceed the range described above. Conversely, to the extent the fair market value of such shares is below the offering price of $10.00 per share, the expense would be less than the range described above.

        In addition, new accounting rules (Financial Accounting Standards Board Statement No. 123R) will require us to recognize as an expense the grant-date fair value of stock options and other equity-based compensation effective for interim or annual periods beginning after December 15, 2005. These expenses could significantly increase compensation and benefits expense, and thus reduce our net income in future periods.

THE IMPLEMENTATION OF STOCK-BASED BENEFIT PLANS MAY DILUTE YOUR OWNERSHIP INTEREST.

        We intend to adopt a stock-based incentive plan following the offering. This stock-based incentive plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest (including shares held by Colonial Bankshares, MHC) totaling 6.4% in the event newly issued shares of common stock are used to fund stock options or awards under the plan in an amount equal to 4.90% and 1.96%, respectively, of our outstanding shares.

WE HAVE BROAD DISCRETION IN ALLOCATING THE PROCEEDS OF THE OFFERING. OUR FAILURE TO EFFECTIVELY UTILIZE SUCH PROCEEDS COULD HURT OUR PROFITS.

        At the maximum and the adjusted maximum of the offering range, Colonial Bank, FSB intends to receive sufficient net proceeds from the offering to attain a 10% regulatory tangible and core capital ratio, and the remainder of the net proceeds of the offering will be retained by Colonial Bankshares, Inc. Colonial Bankshares, Inc. will use a portion of the net proceeds to fund a loan for the finance and purchase of common stock in the offering by the employee stock ownership plan and may use the remaining net proceeds to repurchase shares of common stock, purchase investment securities, acquire other financial services companies or for other general corporate purposes. Colonial Bank, FSB may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, or for general corporate purposes. We will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

PERSONS WHO PURCHASE STOCK IN THE OFFERING WILL OWN A MINORITY OF COLONIAL BANKSHARES, INC.'S COMMON STOCK AND WILL NOT BE ABLE TO EXERCISE VOTING CONTROL OVER MOST MATTERS PUT TO A VOTE OF STOCKHOLDERS.

        Public stockholders will own a minority of the outstanding shares of our common stock. As a result, stockholders other than Colonial Bankshares, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. Colonial Bankshares, MHC, will own a majority of our shares of common stock after the offering and, through its Board of Directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Colonial Bankshares, Inc. and Colonial Bank, FSB also manage Colonial Bankshares, MHC. Further, these same directors and officers are expected to purchase an aggregate of 7.7% of the shares sold at the midpoint of the offering range, thereby further reducing the voting control of public stockholders who own a majority of the outstanding shares. The only matters as to which stockholders other than Colonial Bankshares, MHC will be able to exercise voting control include any proposal to implement a stock-based incentive plan after the completion of the offering or for a second-step stock conversion. In addition, Colonial Bankshares, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares.

OUR STOCK VALUE MAY BE NEGATIVELY AFFECTED BY FEDERAL REGULATIONS RESTRICTING TAKEOVERS AND OUR MUTUAL HOLDING COMPANY STRUCTURE.

        FEDERAL REGULATIONS RESTRICTING TAKEOVERS. For three years following the offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. Moreover, current Office of Thrift Supervision policy prohibits the acquisition of a mutual holding company subsidiary by any person or entity other than a mutual holding company or a mutual institution. See "Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB" on page 125 for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions.

        OUR MUTUAL HOLDING COMPANY STRUCTURE MAY IMPEDE TAKEOVERS. Colonial Bankshares, MHC, as our majority stockholder, will be able to control the outcome of virtually all matters presented to stockholders for their approval, including a proposal to acquire Colonial Bankshares, Inc. Accordingly, Colonial Bankshares, MHC may prevent the sale of control or merger of Colonial Bankshares, Inc. or its subsidiaries even if such a transaction were favored by a majority of our public stockholders.

THE CORPORATE GOVERNANCE PROVISIONS IN OUR CHARTER AND BYLAWS MAY PREVENT OR IMPEDE THE HOLDERS OF A MINORITY OF OUR COMMON STOCK FROM OBTAINING REPRESENTATION ON OUR BOARD OF DIRECTORS.

        Provisions in our charter and bylaws may prevent or impede holders of a minority of our common stock from obtaining representation on our Board of Directors. For example, our board of directors is divided into three staggered classes. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Second, our charter provides that there will not be cumulative voting by stockholders for the election of our directors, which means that Colonial Bankshares, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all of our directors to be elected at that meeting. Third, our bylaws contain procedures and timetables for any stockholder who wants to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders, the effect of which may be to give our management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally.

OFFICE OF THRIFT SUPERVISION POLICY ON REMUTUALIZATION TRANSACTIONS COULD PROHIBIT AN ACQUISITION OF COLONIAL BANKSHARES, INC., WHICH MAY LOWER OUR STOCK PRICE.

        Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. In prior years, the possibility of a remutualization transaction and the successful completion of a small number of remutualization transactions where significant premiums have been paid to minority stockholders resulted in some takeover speculation for mutual holding companies, which was reflected in the per share price of mutual holding companies' common stock. However, in 2003 the Office of Thrift Supervision issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and the mutual interests of the mutual holding company and as raising issues concerning the effect on the mutual interests of the acquiring entity. The Office of Thrift Supervision intends to give these issues special scrutiny in reviewing remutualization transactions and reject applications requesting the approval of a remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per-share stock price may be adversely affected.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

        The following tables set forth selected consolidated historical financial and other data of Colonial Bankshares, Inc. at the dates and for the years indicated. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus. The information at December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 is derived in part from the audited consolidated financial statements of Colonial Bankshares, Inc. that appear in this prospectus. The information at or for the year ended December 31, 2002, at or for the nine months ended December 31, 2001 and at or for the year ended March 31, 2001 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

                                                       AT DECEMBER 31,
                                     ---------------------------------------------------   AT MARCH 31,
                                        2004          2003         2002          2001        2001 (1)
                                     -----------  -----------   -----------  -----------   -----------
                                                               (IN THOUSANDS)
SELECTED FINANCIAL CONDITION
DATA:

Total assets....................     $   291,050  $   243,535   $   235,495  $   189,085   $   169,740
Cash and amounts due from banks.           5,282        5,264         4,984        4,641         4,135
Securities held to maturity.....          18,584       24,598        40,118       56,409        72,859
Securities available for sale...         131,159      118,233       123,827       67,546        37,915
Loans receivable, net...........         125,800       86,841        59,523       53,732        48,183
Deposits........................         259,407      223,569       217,786      170,100       156,594
Short-term borrowings...........          13,890        4,070         3,165        6,240         1,060
Stockholder's equity............          16,848       15,154        13,617       12,033        11,378


                                                                             FOR THE NINE     FOR THE
                                         FOR THE YEARS ENDED DECEMBER 31,    MONTHS ENDED   YEAR ENDED
                                     --------------------------------------  DECEMBER 31,   MARCH 31,
                                        2004          2003          2002     2001 (1)(2)      2001
                                     -----------  -----------   -----------  -----------   -----------
                                                               (IN THOUSANDS)

SELECTED OPERATING DATA:

Interest income.................     $    12,351  $    10,734   $    11,316  $     8,156    $     9,976
Interest expense................           4,662        4,275         6,143        5,129          5,817
                                     -----------  -----------   -----------  -----------    -----------
   Net interest income..........           7,689        6,459         5,173        3,027          4,159
Provision for loan losses.......             354          283           218          107            104
                                     -----------  -----------   -----------  -----------    -----------
   Net interest income after
     provision for loan losses..           7,335        6,176         4,955        2,920          4,055
Noninterest income..............             902          929           853          743            438
Noninterest expense ............           5,824        4,955         4,476        2,888          3,563
                                     -----------  -----------   -----------  -----------    -----------
Income before income taxes......           2,413        2,150         1,332          775            930
Provision for income taxes......             566          483           293          224            342
                                     -----------  -----------   -----------  -----------    -----------
   Net income...................     $     1,847  $     1,667   $     1,039  $       551    $       588
                                     ===========  ===========   ===========  ===========    ===========


                                                                    (FOOTNOTES BEGIN ON FOLLOWING PAGE)

                                                                                                  AT OR
                                                                                                 FOR THE
                                                                                                  NINE
                                                                                                  MONTHS       AT OR FOR
                                                             AT OR FOR THE YEARS ENDED            ENDED         THE YEAR
                                                                     DECEMBER 31,                DECEMBER        ENDED
                                                        --------------------------------------      31,         MARCH 31,
                                                           2004         2003          2002      2001(1)(2)        2001
                                                        -----------  -----------   -----------  -----------   -----------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
Return on average assets...........................         0.67%         0.71%          0.47%        0.40%        0.38%
Return on average equity...........................        11.96%        11.75%          8.13%        6.12%        5.25%
Interest rate spread (3)...........................         2.84%         2.79%          2.35%        2.50%        2.71%
Net interest margin (4)............................         2.95%         2.89%          2.48%        2.50%        2.71%
Efficiency ratio (5)...............................        67.79%        67.07%         74.25%       76.60%       77.50%
Noninterest expense to average total assets........         2.12%         2.10%          2.03%        2.19%        2.30%
Average interest-earning assets to average
   interest-bearing liabilities....................       106.15%       105.47%        104.40%      104.46%      102.42%

ASSET QUALITY RATIOS:
Non-performing assets as a percent of total assets.         0.03%         0.04%          0.03%        0.03%        0.02%
Non-performing loans as a percent of total loans...         0.08%         0.12%          0.14%        0.13%        0.07%
Allowance for loan losses as a percent of
   non-performing loans............................       925.23%       595.54%        501.19%      370.00%      521.62%
Allowance for loan losses as a percent of
   total loans.....................................         0.77%         0.76%          0.71%        0.48%        0.40%

CAPITAL RATIOS:
Total risk-based capital (to risk weighted assets).        12.22%        13.11%         14.43%       15.12%       16.81%
Tier 1 risk-based capital (to risk
   weighted assets)................................        11.53%        12.54%         13.97%       14.79%       16.52%
Tangible capital (to tangible assets)..............         5.67%         6.02%          5.53%        6.31%        6.69%
Tier 1 leverage (core) capital (to adjusted
   tangible assets)................................         5.67%         6.02%          5.53%        6.31%        6.69%
Equity to total assets.............................         5.79%         6.21%          5.79%        6.36%        6.70%

OTHER DATA:
Number of full service offices.....................            6             6              7            7            7

---------------------------
(1) Colonial Bank, FSB changed its fiscal year from March 31 to December 31 in 2001.
(2) Data is for the nine months ended December 31, 2001. Ratios have been annualized, where appropriate.
(3) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(5) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

                               RECENT DEVELOPMENTS

        The following tables set forth selected consolidated historical financial and other data of Colonial Bankshares, Inc. at the dates and for the periods indicated. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus. The information at December 31, 2004 is derived in part from the audited consolidated financial statements of Colonial Bankshares, Inc. that appear in this prospectus. The information at March 31, 2005 and for the three months ended March 31, 2005 and 2004 is unaudited. However, in the opinion of management of Colonial Bankshares, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the three months ended March 31, 2005, are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

                                                    AT            AT
                                                 MARCH 31,    DECEMBER 31,
                                                   2005          2004
                                               ------------  ------------
                                                     (IN THOUSANDS)

        SELECTED FINANCIAL CONDITION DATA:

        Total assets......................     $   296,214   $   291,050
        Cash and amounts due from banks.            12,446         5,282
        Securities held to maturity.....            16,191        18,584
        Securities available for sale...           124,107       131,159
        Loans receivable, net...........           132,300       125,800
        Deposits........................           275,423       259,407
        Short-term borrowings...........             3,000        13,890
        Stockholder's equity............            16,565        16,848


                                                  FOR THE THREE MONTHS
                                                     ENDED MARCH 31,
                                               -------------------------
                                                   2005          2004
                                               -----------   -----------
                                                      (IN THOUSANDS)

        SELECTED OPERATING DATA:

        Interest income.................       $     3,408   $     2,780
        Interest expense................             1,441         1,016
                                               -----------   -----------
           Net interest income..........             1,967         1,764
        Provision for loan losses.......               107            67
                                               -----------   -----------
           Net interest income after
             provision for loan losses..             1,860         1,697
        Noninterest income..............               191           203
        Noninterest expense ............             1,487         1,391
                                               -----------   -----------
        Income before income taxes......               564           509
        Provision for income taxes......               121           125
                                               -----------   -----------
           Net income...................       $       443   $       384
                                               ===========   ===========

                                                       AT OR FOR THE THREE
                                                           MONTHS ENDED
                                                             MARCH 31,
                                                      --------------------
                                                         2005      2004
                                                      ---------  ---------
        SELECTED FINANCIAL RATIOS AND OTHER DATA:

        PERFORMANCE RATIOS:
        Return on average assets (1)..............       0.61%      0.61%
        Return on average equity (1)..............      10.44%      9.94%
        Interest rate spread (2)..................       2.76%      2.84%
        Net interest margin (1)(3)................       2.86%      2.95%
        Efficiency ratio (4)......................      68.91%     70.72%
        Noninterest expense to average total
           assets (1).............................       2.04%      2.21%
        Average interest-earning assets to
           average interest-bearing liabilities...     104.55%    106.24%

        ASSET QUALITY RATIOS:
        Non-performing assets as a percent of
           total assets...........................       0.05%      0.04%
        Non-performing loans as a percent of
           total loans............................       0.12%      0.12%
        Allowance for loan losses as a percent of
           non-performing loans...................     685.53%    635.96%
        Allowance for loan losses as a percent of
           total loans............................       0.82%      0.78%

        CAPITAL RATIOS:
        Total risk-based capital (to risk
           weighted assets).......................      12.20%     12.41%
        Tier 1 risk-based capital (to risk
           weighted assets).......................      11.48%     11.82%
        Tangible capital (to tangible assets).....       5.69%      5.72%
        Tier 1 leverage (core) capital (to
           adjusted tangible assets)..............       5.69%      5.72%
        Equity to total assets....................       5.59%      6.29%

        OTHER DATA:
        Number of full service offices............          6          6

        -------------------------------
        (1)     Ratios have been annualized.
        (2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
        (3) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
        (4) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2005 AND DECEMBER 31, 2004

        Total assets increased $5.2 million, or 1.8%, to $296.2 million at March 31, 2005, from $291.1 million at December 31, 2004. The increase was the result of increases in loans receivable and cash and amounts due from banks, partially offset by a decrease in securities available for sale.

        Net loans receivable increased by $6.5 million, or 5.2%, to $132.3 million at March 31, 2005 from $125.8 million at December 31, 2004. One- to four-family residential real estate loans, which comprise nearly half of our loan portfolio, increased $3.1 million, or 5.5%, to $59.6 million at March 31, 2005 from $56.5 million at December 31, 2004, reflecting a continued increase in our marketing efforts. Commercial real estate loans increased $1.2 million, or 4.7%, to $27.0 million at March 31, 2005 from $25.8 million at December 31, 2004. The increased commercial real estate loan balances reflected our continued emphasis on originating this type of loan, resulting, in part, from our expanding of our commercial lending staff in recent years.

        Securities available for sale decreased $7.1 million, or 5.4%, to $124.1 million at March 31, 2005 from $131.2 million at December 31, 2004. The decrease was the result of $5.3 million in principal maturities and amortizations of mortgage-backed securities and investment securities, calls of $1.4 million of U.S. Government agency securities and maturities of $350,000 of corporate bonds. In addition, securities held to maturity decreased $2.4 million, or 12.9%, to $16.2 million at March 31, 2005 from $18.6 million at December 31, 2004, resulting from maturities and amortization.

        Deposits increased $16.0 million, or 6.2%, to $275.4 million at March 31, 2005 from $259.4 million at December 31, 2004. The largest increase was in certificates of deposit, which increased $10.3 million, or 9.0%, to $125.2 million at March 31, 2005 from $114.9 million at December 31, 2004. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. NOW accounts increased $3.8 million, or 13.4%, while money market demand deposits decreased $1.6 million, or 7.1%. We believe our customers are holding money in short-term deposit accounts in anticipation of future rises in market interest rates.

        Short-term borrowings decreased $10.9 million to $3.0 million at March 31, 2005 from $13.9 million at December 31, 2004. We reduced our outstanding borrowings because our net increase in deposits and the proceeds received from the calls, maturities and paydowns of securities, discussed above, exceeded the cash we needed to fund loan originations.

        Stockholder's equity decreased $283,000, or 1.7%, to $16.6 million at March 31, 2005 from $16.8 million at December 31, 2004. During the three months ended March 31, 2005, we experienced unrealized losses in our securities portfolio, resulting in accumulated other comprehensive loss at March 31, 2005 compared to accumulated other comprehensive income at December 31, 2004, partially offset by net income of $443,000 during the three months ended March 31, 2005. The unrealized losses were throughout our securities portfolio, and were not specific to any one issuer or type of security.

COMPARISON OF OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004

        GENERAL. Net income increased $59,000, or 15.4%, to $443,000 for the three months ended March 31, 2005 from $384,000 for the three months ended March 31, 2004. An increase in interest income was partially offset by increases in interest expense and noninterest expense.

        INTEREST INCOME. Interest income increased $628,000, or 22.6%, to $3.4 million for the three months ended March 31, 2005 from $2.8 million for the three months ended March 31, 2004. The increase in interest income resulted from a $532,000 increase in interest income on loans and a $100,000 increase in interest income on mortgage-backed securities.

        Interest income on loans increased $532,000, or 40.6%, to $1.8 million for the three months ended March 31, 2005 from $1.3 million for the three months ended March 31, 2004. The average balance of loans increased $38.3 million, or 42.5%, to $128.2 million for the three months ended March 31, 2005 from $89.9 million for the three months ended March 31, 2004. The increase in average balance more than offset a decrease of eight basis points in the average yield on loans, to 5.74% for the three months ended March 31, 2005 from 5.82% for the three months ended March 31, 2004. The increase in average balance of loans resulted primarily from increases in the average balances of one- to four-family residential real estate loans and commercial real estate loans. The increase in average balance of one- to four-family residential estate loans reflected, in part, our increased marketing efforts, including our hiring additional mortgage solicitors. The increase in average balance of commercial real estate loans reflected our continued emphasis on originating this type of loan, resulting, in part, from our expanding our commercial lending staff in recent years. We experienced decreases in average yield on all of our loan types except for consumer loans, generally reflecting our originating loans in an increasingly competitive market area and our modifying existing fixed-rate loans to reduce the interest rates.

        Interest income on taxable securities increased $100,000, or 8.7%, to $1.3 million for the three months ended March 31, 2005 from $1.2 million for the three months ended March 31, 2004, reflecting an increase in the yield we earned on mortgage-backed securities.

        INTEREST EXPENSE. Interest expense increased $425,000, or 41.8%, to $1.4 million for the three months ended March 31, 2005 from $1.0 million for the three months ended March 31, 2004. The increase resulted primarily from an increase in interest expense on deposits of $384,000.

        Interest expense on interest-bearing deposits increased by $384,000, or 38.2%, to $1.4 million for the three months ended March 31, 2005 from $1.0 million for the three months ended March 31, 2004. The increase in interest expense on interest-bearing deposits was due to a $33.2 million, or 15.0%, increase in the average balance of interest-bearing deposits to $253.8 million for the three months ended March 31, 2005 from $220.6 million for the three months ended March 31, 2004. In addition, the average rate paid on interest-bearing deposits increased 37 basis points to 2.19% from 1.82%. We experienced increases in the average balances of all categories of interest-bearing deposits, with the most significant increases occurring in certificates of deposit and NOW accounts, which increased $19.1 million, or 18.9%, and $9.1 million, or 25.5%, respectively. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. With the exception of money market accounts, the average cost of all deposit accounts increased for the three months ended March 31, 2005.

        Interest expense on short-term borrowings increased $41,000 to $53,000 for the three months ended March 31, 2005 from $12,000 for the three months ended March 31, 2004. This increase was due to a $5.0 million increase in the average balance of borrowings to $9.5 million for the three months ended March 31, 2005, and a 116 basis point increase in the average cost of such borrowings to 2.24% for the three months ended March 31, 2005 from 1.08% for the three months ended March 31, 2004. Despite the increase in average balance of borrowings, actual borrowings decreased significantly between December 31, 2004 and March 31, 2005, as discussed above.

        NET INTEREST INCOME. Because the increase in our interest income was greater than our increase in interest expense, net interest income increased by $203,000, or 11.5%, to $2.0 million for the three months ended March 31, 2005 from $1.8 million for the three months ended March 31, 2004. Our net interest margin decreased nine basis points to 2.86% for the three months ended March 31, 2005 from 2.95% for the three months ended March 31, 2004, and our net interest rate spread decreased eight basis points to 2.76% for the three months ended March 31, 2005 from 2.84% for the three months ended March 31, 2004.

        PROVISION FOR LOAN LOSSES. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses incurred in the loan portfolio. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower's ability to repay a loan and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

        Based on our evaluation of the above factors, we recorded a provision for loan losses of $107,000 for the three months ended March 31, 2005 and a provision for loan losses of $67,000 for the three months ended March 31, 2004. The provisions recorded reflected net chargeoffs of $7,000 and $9,000 for the three months ended March 31, 2005 and 2004, respectively. The allowance for loans losses was $1.1 million, or 0.82% of total loans, at March 31, 2005, compared to $725,000, or 0.78% of total loans at March 31, 2004. The gross loan portfolio increased $39.3 million, or 41.7%, to $133.7 million at March 31, 2005 from $94.4 million at March 31, 2004. In the absence of other factors, our allowance for loan losses would increase as our loan portfolio increases, reflecting increased losses inherent in the portfolio. We had no impaired loans at March 31, 2005 or 2004. The allowance for loan losses represented 685.5% of nonperforming loans at March 31, 2005, and 636.0% of nonperforming loans at March 31, 2004. We used the same general methodology in assessing the allowance for both periods. To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate for the reported periods.

        NONINTEREST INCOME. Noninterest income was $191,000 for the three months ended March 31, 2005 and $203,000 for the three months ended March 31, 2004. All categories of noninterest income decreased between the periods, although there were no material deviations between categories for the periods.

        NONINTEREST EXPENSE. Noninterest expense increased $96,000, or 6.9%, to $1.5 million for the three months ended March 31, 2005 from $1.4 million for the three months ended March 31, 2004. Compensation and benefits expense increased $86,000, or 10.8%, to $883,000 for the three months ended March 31, 2005 from $797,000 for the three months ended March 31, 2004, reflecting normal salary increases and the expansion of our commercial lending department by hiring management-level employees and experienced commercial lenders.

        INCOME TAX EXPENSE. The provision for income taxes was $121,000 for the three months ended March 31, 2005, compared to $125,000 for the three months ended March 31, 2004, reflecting effective tax rates of 21.4% and 24.6%, respectively. Our effective tax rate is below the combined state and federal statutory rate because of our investment in tax-exempt securities and bank-owned life insurance.

                           FORWARD LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

        o       statements of our goals, intentions and expectations;

        o statements regarding our business plans and prospects and growth and operating strategies;

        o statements regarding the asset quality of our loan and investment portfolios; and

        o       estimates of our risks and future costs and benefits.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

        o significantly increased competition among depository and other financial institutions;

        o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

        o general economic conditions, either nationally or in our market areas, that are worse than expected;

        o       adverse changes in the securities markets;

        o legislative or regulatory changes that adversely affect our business;

        o our ability to enter new markets successfully and take advantage of growth opportunities;

        o       changes in consumer spending, borrowing and savings habits;

        o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

        o       changes in our organization, compensation and benefit plans.

        Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss these and other uncertainties in "Risk Factors" beginning on page 20.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

        Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $13.7 million and $18.8 million, or $21.7 million if the offering is increased by 15%.

        We intend to distribute the net proceeds from the offering as follows:

                                       1,446,700 SHARES      1,702,000 SHARES AT     1,957,300 SHARES AT       2,250,895 SHARES
                                         AT MINIMUM OF            MIDPOINT OF             MAXIMUM OF         AT ADJUSTED MAXIMUM
                                        OFFERING RANGE          OFFERING RANGE          OFFERING RANGE        OF OFFERING RANGE
                                     ----------------------  ---------------------  ----------------------  ---------------------
                                                   PERCENT                PERCENT                 PERCENT                PERCENT
                                                   OF NET                 OF NET                  OF NET                 OF NET
                                       AMOUNT     PROCEEDS     AMOUNT    PROCEEDS     AMOUNT     PROCEEDS    AMOUNT     PROCEEDS
                                     ----------  ----------  ---------  ----------  ---------  -----------  --------  -----------
                                                                        (DOLLARS IN THOUSANDS)
Offering proceeds................     $ 14,467               $ 17,020               $ 19,573                $ 22,509
Less:
   Estimated underwriting
    commissions and expenses.....          120                    143                    167                     194
   Other estimated offering
    expenses.....................          655                    655                    655                     655
                                      --------               --------               --------                --------
Net offering proceeds............       13,692      100.0%     16,222       100.0%    18,751       100.0%     21,660      100.0%
Less:
   Proceeds contributed to
    Colonial Bank, FSB...........       12,485       91.2      14,810        91.3     16,550        88.3      16,936       78.2
   Proceeds used for loan to
    employee stock ownership
    plan.........................        1,157        8.5       1,362         8.4      1,566         8.3       1,801        8.3
                                      --------   --------    --------    --------   --------    --------    --------   --------
Proceeds retained by Colonial
 Bankshares, Inc.................     $     50        0.3%   $     50         0.3%  $    635         3.4%   $  2,923       13.5%
                                      ========   ========    ========    ========   ========    ========    ========   ========

        The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and any community offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Colonial Bank, FSB's deposits. In all instances, Colonial Bank, FSB will receive at least 78.2% of the net proceeds of the offering.

        We are undertaking the offering at this time in order to increase our capital and have the capital resources available to expand and diversify our business. For further information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy." The offering proceeds will increase our capital resources and the amount of funds available to us for lending and investment purposes. The proceeds will also give us greater flexibility to diversify operations and expand the products and services we offer to our customers.

COLONIAL BANKSHARES, INC. MAY USE THE PROCEEDS IT RETAINS FROM THE OFFERING:

        o to fund a loan for the finance and purchase of common stock in the offering by Colonial Bank, FSB's employee stock ownership plan;

        o       to invest in securities;

        o       to repurchase its shares of common stock;

        o to finance acquisitions of financial institutions or branches and other financial services businesses, although no specific transactions are being considered at this time; and

        o       for general corporate purposes.

        Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the offering, except when extraordinary circumstances exist and with prior regulatory approval. The loans that will be used to fund the purchases by the employee stock ownership plan will accrue interest.

COLONIAL BANK, FSB MAY USE THE PROCEEDS IT RECEIVES FROM THE OFFERING:

        o       to fund new loans;

        o       to support new products and services;

        o       to invest in securities;

        o to expand its retail banking franchise, by establishing new branches or by acquiring other financial institutions or other financial services companies, although no acquisitions are specifically being considered at this time; and

        o       for general corporate purposes.

        In addition to establishing a new main office and branch office, Colonial Bank, FSB intends to establish one new branch office per year following the offering. We have budgeted approximately $6.3 million for the construction of the two new banking facilities, for which we have already spent $1.5 million as of March 31, 2005, primarily for the acquisition of the land for both facilities. We cannot assure you that construction and other costs will not exceed this budget estimate. In addition, building these facilities is subject to state and local government approval, so we cannot assure you that we will be able to complete construction even if we expend significant funds on the construction projects.

        The use of the proceeds outlined above may change, based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

                         OUR POLICY REGARDING DIVIDENDS

        We do not initially intend to pay dividends on our shares of common stock, although we will consider paying dividends in the future. You should not purchase our shares of common stock if you have a desire or need for dividend income. Any future payment of dividends will depend upon a number of factors, including capital requirements, Colonial Bankshares, Inc.'s and Colonial Bank, FSB's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.

        Special cash dividends, stock dividends or returns of capital, to the extent permitted by Office of Thrift Supervision policy and regulations, may be paid in addition to, or in lieu of, regular cash dividends. Colonial Bankshares, Inc. will file consolidated tax returns with Colonial Bank, FSB. Accordingly, it is anticipated that any cash distributions made by Colonial Bankshares, Inc. to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.

        Pursuant to our charter, we are authorized to issue preferred stock. If we do issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see "Description of Capital Stock of Colonial Bankshares, Inc.--Common Stock--Distributions." Dividends from us will depend, in large part, upon the receipt of dividends from Colonial Bank, FSB, because we initially will have no source of income other than dividends from Colonial Bank, FSB and earnings from the investment of proceeds from the sale of shares of common stock. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "Supervision and Regulation--Capital Distributions."

        Any payment of dividends by Colonial Bank, FSB to Colonial Bankshares, Inc. that would be deemed to be drawn out of Colonial Bank, FSB's bad debt reserves would require a payment of taxes at the then-current tax rate by Colonial Bank, FSB on the amount of earnings deemed to be removed from the reserves for such distribution. Colonial Bank, FSB does not intend to make any distribution to us that would create such a federal tax liability. See "Federal and State Taxation."

        Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

        If we pay dividends to our stockholders, we also will be required to pay dividends to Colonial Bankshares, MHC, unless Colonial Bankshares, MHC elects to waive the receipt of dividends. We anticipate that Colonial Bankshares, MHC will waive dividends paid by Colonial Bankshares, Inc. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by Colonial Bankshares, MHC in the event Colonial Bankshares, MHC converts to stock form. See "Supervision and Regulation--Holding Company Regulation."

                           MARKET FOR THE COMMON STOCK

        We have never issued capital stock and there is no established market for it. We anticipate that our common stock will be traded on the Nasdaq National Market under the symbol "COBK," subject to completion of the offering, and in compliance with certain conditions including the presence of at least three registered and active market makers. Ryan Beck & Co., Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in our common stock, there can be no assurance that we will be successful in obtaining such commitments.

        The development and maintenance of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our shares of common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share. You should have a long-term investment intent if you purchase shares of our common stock and you should recognize that there may be a limited trading market in the common stock.

                          REGULATORY CAPITAL COMPLIANCE

        At December 31, 2004, Colonial Bank, FSB exceeded all applicable regulatory capital requirements. The following table sets forth our historical and pro forma equity and regulatory capital, assuming that the indicated number of shares of common stock were sold as of such date at $10.00 per share, and Colonial Bank, FSB received estimated net proceeds in an amount such that Colonial Bank, FSB will have a 10% regulatory tangible and core capital ratio upon completion of the conversion, or as close thereto as possible. Accordingly, proceeds received by Colonial Bank, FSB have been assumed to equal $12.5 million, $14.8 million, $16.6 million and $16.9 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. For a discussion of the applicable capital requirements, see "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."

                                                               PRO FORMA AT DECEMBER 31, 2004, BASED UPON THE SALE OF
                                                ------------------------------------------------------------------------------------
                                                                                                                   2,250,895 SHARES
                                                 1,446,700 SHARES      1,702,000 SHARES      1,957,300 SHARES         AT ADJUSTED
                             HISTORICAL AT        AT MINIMUM OF         AT MIDPOINT OF        AT MAXIMUM OF           MAXIMUM OF
                           DECEMBER 31, 2004      OFFERING RANGE        OFFERING RANGE        OFFERING RANGE      OFFERING RANGE (1)
                           ------------------   -------------------   -------------------   -------------------   ------------------
                                     PERCENT               PERCENT               PERCENT               PERCENT              PERCENT
                                       OF                    OF                    OF                    OF                   OF
                           AMOUNT   ASSETS(2)   AMOUNT    ASSETS(2)   AMOUNT    ASSETS(2)   AMOUNT    ASSETS(2)   AMOUNT   ASSETS(2)
                           ------   ---------   ------    ---------   ------    ---------   ------    ---------   ------   ---------
                                                                    (DOLLARS IN THOUSANDS)
GAAP capital............  $ 16,848     5.79%   $ 27,549      9.09%   $ 29,562      9.69%   $ 30,989     10.10%   $ 31,015     10.10%
                          ========  =======    ========   =======    ========   =======    ========   =======    ========   =======

Tangible capital
   (3)(4)(6)............  $ 16,483     5.67%   $ 27,184      8.99%   $ 29,197      9.59%   $ 30,624     10.00%   $ 30,650     10.00%
   Requirement..........     4,358     1.50       4,536      1.50       4,569      1.50       4,594      1.50       4,597      1.50
                          --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess.............  $ 12,125     4.17%   $ 22,648      7.49%   $ 24,628      8.09%   $ 26,030      8.50%   $ 26,052      8.50%
                          ========  =======    ========   =======    ========   =======    ========   =======    ========   =======

Core (leverage) capital
   (3)(4)(6)............. $ 16,483     5.67%   $ 27,184      8.99%   $ 29,197      9.59%   $ 30,624     10.00%   $ 30,650     10.00%
   Requirement (5).......   11,621     4.00      12,095      4.00      12,184      4.00      12,249      4.00      12,260      4.00
                          --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess.............. $  4,832     1.67%   $ 15,088      4.99%   $ 17,012      5.59%   $ 18,374      6.00%   $ 18,390      6.00%
                          ========  =======    ========   =======    ========   =======    ========   =======    ========   =======

Total risk-based
   capital (3)(4)(6)..... $ 17,473    12.22%   $ 28,174     19.38%   $ 30,187     20.70%   $ 31,614     21.63%   $ 31,640     21.64%
   Requirement...........   11,439     8.00      11,629      8.00      11,664      8.00      11,690      8.00      11,694      8.00
                          --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess.............. $  6,034     4.22%   $ 16,545     11.38%   $ 18,522     12.70%   $ 19,923     13.63%   $ 19,945     13.64%
                          ========  =======    ========   =======    ========   =======    ========   =======    ========   =======

Reconciliation of
   capital infused into
   Colonial Bank, FSB:
Proceeds contributed to
   Colonial Bank, FSB....                      $ 12,485              $ 14,810              $ 16,550              $ 16,936
Less:
   Assets retained by
     Colonial
     Bankshares, MHC.....                           (10)                  (10)                  (10)                  (10)
   Common stock
     acquired by
     employee stock
     ownership plan......                        (1,157)               (1,362)               (1,566)               (1,801)
   Common stock
     acquired by
     stock-based
     incentive plan......                          (616)                 (725)                 (834)                 (959)
                                               --------              --------              --------              --------
Pro forma increase in
   GAAP and regulatory
   capital...............                      $ 10,701              $ 12,714              $ 14,141              $ 14,167
                                               ========              ========              ========              ========


                                                                                                       (FOOTNOTES ON FOLLOWING PAGE)

(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general economic conditions following the commencement of the offering.
(2) Based on adjusted total assets of $290.5 million for purposes of the tangible and core capital requirements, and risk-weighted assets of $143.0 million for purposes of the risk-based capital requirement.
(3) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4) Pro forma capital levels assume that we fund the stock-based incentive plan with purchases in the open market of 1.96% of our outstanding shares of common stock at a price equal to the price for which the shares of common stock are sold in the offering, and that the employee stock ownership plan purchases 8% of the shares of common stock sold in the offering with funds borrowed from Colonial Bankshares, Inc. See "Management" for a discussion of the stock-based incentive plan and employee stock ownership plan.
(5) The current core capital requirement for savings banks that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings banks. See "Supervision and Regulation--Federal Banking Regulation -- Standards of Safety and Soundness--Capital Requirements."
(6) Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 CAPITALIZATION

        The following table presents Colonial Bankshares, Inc.'s historical consolidated capitalization at December 31, 2004 and pro forma consolidated capitalization after giving effect to the offering, based upon the sale of the number of shares of common stock indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                          PRO FORMA CONSOLIDATED CAPITALIZATION
                                                                       BASED UPON THE SALE FOR $10.00 PER SHARE OF
                                                                 -------------------------------------------------------
                                                                                                              2,250,895
                                                                   1,446,700     1,702,000     1,957,300      SHARES AT
                                                                   SHARES AT     SHARES AT     SHARES AT      ADJUSTED
                                                                  MINIMUM OF    MIDPOINT OF    MAXIMUM OF     MAXIMUM OF
                                                  HISTORICAL       OFFERING      OFFERING      OFFERING       OFFERING
                                                CAPITALIZATION      RANGE          RANGE         RANGE        RANGE (1)
                                                --------------   -----------    -----------   -----------    -----------
                                                                           (DOLLARS IN THOUSANDS)
Deposits (2)..................................    $   259,407    $   259,407    $   259,407   $   259,407    $   259,407
Borrowings....................................         13,890         13,890         13,890        13,890         13,890
                                                  -----------    -----------    -----------   -----------    -----------
Total deposits and borrowings.................    $   273,297    $   273,297    $   273,297   $   273,297    $   273,297
                                                  ===========    ===========    ===========   ===========    ===========
Stockholders' equity:
  Preferred stock, $0.10 par value per share,
   1,000,000 shares authorized; none to be
   issued.....................................    $        --    $        --    $        --   $        --    $        --
  Common stock, $0.10 par value per share,
   10,000,000 shares authorized; shares to be
   issued as reflected........................              5             36             42            48             54
  Additional paid-in capital (3)..............             --         13,661         16,185        18,708         21,611
  Retained earnings...........................         16,483         16,483         16,483        16,483         16,483
  Accumulated other comprehensive income......            360            360            360           360            360
  Less:
    Assets retained by Colonial Bankshares,
     MHC......................................             --            (10)           (10)          (10)           (10)
    Common stock acquired by employee stock
     ownership plan (4).......................             --         (1,157)        (1,362)       (1,566)        (1,801)
    Common stock acquired by stock-based
     incentive plan (5).......................             --           (616)          (725)         (834)          (959)
                                                  -----------    -----------    -----------   -----------    -----------
      Total stockholders' equity (6)..........    $    16,848    $    28,756    $    30,973   $    33,189    $    35,738
                                                  ===========    ===========    ===========   ===========    ===========

Pro forma shares outstanding:
  Total shares outstanding....................                     3,145,000      3,700,000     4,255,000      4,893,250
  Shares issued to Colonial Bankshares, MHC...                     1,698,300      1,702,000     2,297,700      2,642,355
  Shares offered for sale.....................                     1,446,700      1,702,000     1,957,300      2,250,895
Total stockholders' equity as a percentage of
   pro forma total assets.....................                          9.49%         10.15%        10.80%         11.53%

------------------------------
(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares of common stock, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) The sum of the par value and additional paid-in capital equals the net conversion proceeds. No effect has been given to the issuance of additional shares of common stock pursuant to the stock-based incentive plan that Colonial Bankshares, Inc. expects to adopt. The stock issuance plan permits us to adopt one or more stock benefit plans, subject to stockholder approval, that may award stock or stock options in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.
(4) Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Colonial Bankshares, Inc. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Colonial Bank, FSB will provide the funds to repay the employee stock ownership plan loan. See "Management--Benefit Plans."
(5) Assumes that subsequent to the offering, 1.96% of our outstanding shares of common stock (including shares issued to Colonial Bankshares, MHC) are purchased with funds provided by Colonial Bankshares, Inc. by the stock-based incentive plan in the open market at a price equal to the price for which the shares are sold in the offering. The shares of common stock to be purchased by the stock-based incentive plan are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management." The stock issuance plan permits Colonial Bankshares, Inc. to adopt one or more stock benefit plans that award stock or stock options, in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC. The stock-based incentive plan will not be implemented for at least six months after the offering and until it has been approved by stockholders.
(6) Total stockholders' equity equals capital under accounting principles generally accepted in the United States of America.

                                 PRO FORMA DATA

        We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $13.7 million and $18.8 million, or $21.7 million if the offering range is increased by 15%, based upon the following assumptions:

        o we will sell all shares of common stock in the subscription offering;

        o our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Colonial Bankshares, Inc. The loan will be repaid in substantially equal principal payments over a period of 20 years;

        o expenses of the offering, other than fees to be paid to Ryan Beck & Co., Inc., are estimated to be $655,000;

        o 131,500 shares of common stock will be purchased by our executive officers and directors, and their immediate families; and

        o Ryan Beck & Co., Inc. will receive fees equal to 1.0% of the aggregate purchase price of the shares sold in the offering, excluding any shares purchased by any employee benefit plans, and any of our directors, officers or employees or members of their immediate families.

        We calculated the pro forma consolidated net income and stockholders' equity for the year ended December 31, 2004 as if the shares of common stock had been sold at the beginning of that year and the net proceeds had been invested at 2.75% for the year ended December 31, 2004, which assumes reinvestment of the net proceeds at a rate equal to the one year United States Treasury yield for the period. We believe this rate more accurately reflects a pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for these periods. We assumed a tax rate of 39.94% for the year. This results in an after-tax yield of 1.65% for the year ended December 31, 2004.

        We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

        The pro forma table does not give effect to:

        o withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

        o       our results of operations after the offering; or

        o changes in the market price of the common stock after the offering.

        The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Colonial Bankshares, Inc. computed in accordance with accounting principles generally accepted in the United States of America. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders' equity does not give effect to the impact of tax bad debt reserves in the event we are liquidated.

                                                                     AT OR FOR THE YEAR ENDED DECEMBER 31, 2004
                                                                     BASED UPON THE SALE AT $10.00 PER SHARE OF
                                                            -----------------------------------------------------------
                                                                                                             2,250,895
                                                             1,446,700      1,702,000        1,957,300       SHARES AT
                                                             SHARES AT      SHARES AT        SHARES AT       15% ABOVE
                                                            MINIMUM OF     MIDPOINT OF       MAXIMUM OF      MAXIMUM OF
                                                             ESTIMATED      ESTIMATED        ESTIMATED       ESTIMATED
                                                             OFFERING        OFFERING         OFFERING        OFFERING
                                                               RANGE          RANGE            RANGE         RANGE (1)
                                                            ----------      ----------       ----------      ----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds.........................................     $   14,467      $   17,020       $   19,573      $   22,509
Expenses...............................................            775             798              822             849
                                                            ----------      ----------       ----------      ----------
    Estimated net proceeds.............................         13,692          16,222           18,751          21,660
Common stock acquired by employee stock ownership
   plan (2)............................................         (1,157)         (1,362)          (1,566)         (1,801)
Common stock acquired by stock-based incentive
   plan (3)............................................           (616)           (725)            (834)           (959)
                                                            ----------      ----------       ----------      ----------
    Estimated net proceeds after adjustment for stock
       benefit plans...................................     $   11,918      $   14,135       $   16,351      $   18,900
                                                            ==========      ==========       ==========      ==========

FOR THE YEAR ENDED DECEMBER 31, 2004
Net income:
    Historical.........................................     $    1,847      $    1,847       $    1,847      $    1,847
Pro forma adjustments:
    Income on adjusted net proceeds....................            197             233              270             312
    Employee stock ownership plan (2)..................            (35)            (41)             (47)            (54)
    Shares awarded under stock-based incentive
       plan (3)........................................            (74)            (87)            (100)           (115)
    Options granted under stock-based incentive
       plan (4)........................................           (111)           (130)            (150)           (172)
                                                            ----------      ----------       ----------      ----------
      Pro forma net income.............................     $    1,824      $    1,822       $    1,820      $    1,818
                                                            ==========      ==========       ==========      ==========

Net Income per share:
    Historical.........................................     $     0.61      $     0.52       $     0.45      $     0.39
Pro forma adjustments:
    Income on net proceeds.............................           0.06            0.06             0.06            0.06
    Employee stock ownership plan (2)..................          (0.01)          (0.01)           (0.01)          (0.01)
    Shares awarded under stock-based incentive
       plan (3)........................................          (0.02)          (0.02)           (0.02)          (0.02)
    Options granted under stock-based incentive
       plan (4)........................................          (0.04)          (0.04)           (0.04)          (0.04)
                                                            ----------      ----------       ----------      ----------
      Pro forma net income per share (2) (3)...........     $     0.60      $     0.51       $     0.44      $     0.38
                                                            ==========      ==========       ==========      ==========

Offering price to pro forma net income per share.......          16.67x          19.61x           22.73x          26.32x

Shares considered outstanding in calculating pro forma
   net income per share................................      3,035,051       3,570,648        4,106,245       4,722,182

AT DECEMBER 31, 2004
Stockholders' equity:
    Historical.........................................     $   16,848      $   16,848       $   16,848      $   16,848
    Estimated net proceeds.............................         13,692          16,222           18,751          21,660
    Less: Capitalization of Colonial Bankshares, MHC...            (10)            (10)             (10)            (10)
          Common stock acquired by employee stock
             ownership plan (2)........................         (1,157)         (1,362)          (1,566)         (1,801)
          Shares of common stock awarded under
             stock-based incentive plan (3)............           (616)           (725)            (834)           (959)
                                                            ----------      ----------       ----------      ----------
        Pro forma stockholders' equity (5).............     $   28,756      $   30,973       $   33,189      $   35,738
                                                            ==========      ==========       ==========      ==========

Stockholders' equity per share (6):
    Historical.........................................     $     5.36      $     4.55       $     3.96      $     3.44
    Estimated net proceeds.............................           4.35            4.39             4.41            4.43
    Less: Capitalization of Colonial Bankshares, MHC...           0.00            0.00             0.00            0.00
          Common stock acquired by employee stock
            ownership plan (2).........................          (0.37)          (0.37)           (0.37)          (0.37)
          Shares of common stock awarded under
            stock-based incentive plan (3).............          (0.20)          (0.20)           (0.20)          (0.20)
                                                            ----------      ----------       ----------      ----------
        Pro forma stockholders' equity per
           share (3) (5)...............................     $     9.14      $     8.37       $     7.80      $     7.30
                                                            ==========      ==========       ==========      ==========

Offering price as percentage of pro forma
   stockholders' equity per share......................         109.41%         119.47%          128.21%         136.99%
Shares considered outstanding in calculating offering
   price as a percentage of pro forma stockholders'
   equity per share....................................      3,145,000       3,700,000        4,255,000       4,893,250
Minority ownership.....................................          46.00%          46.00%           46.00%          46.00%


                                                                                     (FOOTNOTES BEGIN ON FOLLOWING PAGE)

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) It is assumed that 8% of the shares sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Colonial Bankshares, Inc. The amount to be borrowed is reflected as a reduction of stockholders' equity. Colonial Bank, FSB intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Colonial Bank, FSB's total annual payment of the employee stock ownership plan debt is based upon 20 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (i) Colonial Bank, FSB's contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) 5,787, 6,808, 7,829 and 9,004 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively (based upon a 20-year loan term), were committed to be released during the year ended December 31, 2004, at an average fair value equal to the price for which the shares are sold in the offering in accordance with Statement of Position ("SOP") 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. If, following the completion of the offering and the application of the net proceeds as described under "How we Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering.
(3) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan acquires a number of shares of common stock equal to 1.96% of our outstanding shares, including shares issued to Colonial Bankshares, MHC, either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Colonial Bankshares, Inc., if any. Funds used by the stock-based incentive plan to purchase the shares will be contributed to the plan by Colonial Bankshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the year ended December 31, 2004. There can be no assurance that the actual purchase price of the shares granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Colonial Bankshares, Inc., there will be a dilutive effect of approximately 1.9% of the ownership interest of stockholders. If, following the completion of the offering and the application of the net proceeds as described under "How we Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares of common stock to be awarded by the stock-based incentive plan will be reduced to 1.47% of the total shares issued in the offering.
(4) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan grants options to acquire a number of shares of common stock equal to 4.90% of our outstanding shares, including shares issued to Colonial Bankshares, MHC, if any. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.99 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 39.94%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the granting of stock options under the stock-based incentive plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders' equity per share will decrease. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Colonial Bankshares, Inc., there will be a dilutive effect of approximately 4.7% of the ownership interest of stockholders.
(5) The retained earnings of Colonial Bank, FSB will continue to be substantially restricted after the offering. See "Supervision and Regulation--Federal Banking Regulation."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

        This discussion and analysis reflects Colonial Bankshares, Inc.'s financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Colonial Bankshares, Inc. and Colonial Bank, FSB provided in this prospectus.

OVERVIEW

        Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of savings accounts, NOW accounts, money market accounts, time deposits and borrowings. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income consists primarily of fees and service charges, income from bank-owned life insurance and miscellaneous other income. Non-interest expense consists primarily of salaries and employee benefits, occupancy and equipment, data processing, professional fees, advertising and other administrative expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

        Net income increased $180,000, or 10.8%, to $1.8 million for the year ended December 31, 2004 from $1.7 million for the year ended December 31, 2003. Interest income increased $1.6 million, or 15.1%, to $12.4 million for the year ended December 31, 2004 from $10.7 million for the year ended December 31, 2003. The increase in interest income resulted primarily from a $1.5 million increase in interest income on loans. Interest expense increased $387,000, or 9.0%, to $4.7 million for the year ended December 31, 2004 from $4.3 million for the year ended December 31, 2003. The increase resulted from increases in all categories of interest expense. Noninterest income was $902,000 for the year ended December 31, 2004 and $929,000 for the year ended December 31, 2003, while noninterest expense increased $869,000, or 17.5%, to $5.8 million for the year ended December 31, 2004 from $5.0 million for the year ended December 31, 2003.

        The following tables summarize the major components of the changes in our balance sheet and income statement from 2003 to 2004.

                                             AT DECEMBER 31,
                                         -----------------------    PERCENT
                                            2004         2003        CHANGE
                                         ----------    ----------  ----------

      SELECTED FINANCIAL CONDITION
      DATA:

      Total assets....................   $  291,050    $  243,535      19.5%
      Loans receivable, net...........      125,800        86,841      44.9%
      Deposits........................      259,407       223,569      16.0%
      Short-term borrowings...........       13,890         4,070     241.3%
      Stockholder's equity............       16,848        15,154      11.2%


                                           FOR THE YEARS ENDED
                                               DECEMBER 31,
                                         -----------------------    PERCENT
                                            2004         2003        CHANGE
                                         ----------    ----------  ----------

                                               (DOLLARS IN THOUSANDS)
      SELECTED OPERATING DATA:

      Interest income.................   $   12,351    $   10,734      15.1%
      Interest expense................        4,662         4,275       9.1%
                                         ----------    ----------
         Net interest income..........        7,689         6,459      19.0%
      Provision for loan losses.......          354           283      25.1%
                                         ----------    ----------
         Net interest income after
           provision for loan losses..        7,335         6,176      18.8%
      Noninterest income..............          902           929      (2.9%)
      Noninterest expense ............        5,824         4,955      17.5%
                                         ----------    ----------
      Income before income taxes......        2,413         2,150      12.2%
      Provision for income taxes......          566           483      17.2%
                                         ----------    ----------
         Net income...................   $    1,847    $    1,667      10.8%
                                         ==========    ==========

BUSINESS STRATEGY

        Highlights of our business strategy are as follows:

        o CONTINUING TO INCREASE COMMERCIAL REAL ESTATE AND COMMERCIAL BUSINESS LENDING. Historically, we have emphasized one- to four-family residential real estate lending within our market area. While one- to four-family residential real estate loans remain our predominant form of loans because of our expertise with this type of lending, in the past four years we also have emphasized the origination of loans secured by commercial real estate and commercial business loans as a means of increasing our interest and fee income. We intend to continue this emphasis as market conditions, federal regulations and other factors permit. We have established a commercial lending staff with extensive commercial banking experience to facilitate this growth, and we intend to hire additional commercial lenders to support the continued growth of this portfolio.

        o FACILITATING GROWTH THROUGH DE NOVO BRANCHING. We anticipate using part of the net proceeds of the stock offering to finance the expansion of our branch network. Our future efforts to expand will focus primarily on eliminating gaps in our market "footprint." We have begun work on establishing a new administrative headquarters/full-service banking office in Vineland, New Jersey, which will expand our presence in Cumberland County, and establishing a new branch office in Buena, New Jersey, which will be our initial entry into Atlantic County. We intend to establish one new branch office per year following the completion of the stock offering.

        o EXPANDING OUR RETAIL BANKING FRANCHISE. We intend to continue to expand our retail banking franchise and to increase the number of households, businesses and municipalities we serve in our market area. Our strategy is to deliver exceptional customer service, which depends on up-to-date technology and convenient access, as well as courteous personal contact from a trained workforce. In recent years, in an effort to grow our banking franchise, we have enhanced our direct marketing efforts to local businesses and established a culture of "cross-selling" our products to existing customers. We intend to maintain this strategy, which will require ongoing investment in both technology and business development.

        o MAINTAINING THE QUALITY OF OUR LOAN PORTFOLIO. Maintaining the quality of our loan portfolio is a key factor in managing our growth. We will continue to use customary risk management techniques, such as independent internal and external loan reviews, risk-focused portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio.

EXPECTED INCREASE IN NONINTEREST EXPENSE AS A RESULT OF THE OFFERING

        Following the completion of the offering, our noninterest expense is expected to increase because of the increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan and the adoption of a stock-based incentive plan, if approved by our stockholders.

        Assuming that 2,250,895 shares (15% above the maximum of the offering range) are sold in the offering:

        (i) the employee stock ownership plan will acquire 180,071 shares of common stock with a $1.8 million loan that is expected to be repaid over 20 years, resulting in an annual expense (pre-tax) of approximately $90,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

        (ii) the stock-based incentive plan would grant options to purchase shares equal to 4.90% of our outstanding shares, including shares issued to Colonial Bankshares, MHC, or 239,769 shares, to eligible participants, and would result in compensation expense over the vesting period of the options. Assuming the market price of the shares of common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share and have a term of 10 years; the dividend yield on the stock is 0%; the expected option life is five years; the risk free interest rate is 4.37%; and the volatility rate on the common stock is 16.33%, the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.99 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock-based incentive plan would be approximately $193,000 and

        (iii) the stock-based incentive plan would authorize awards of a number of shares of common stock equal to 1.96% of our outstanding shares, including shares issued to Colonial Bankshares, MHC, or 95,907 shares, to eligible participants, and would be expensed as the awards vest. Assuming all shares are awarded under the recognition and retention plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual pre-tax expense associated with shares of common stock awarded under the stock-based incentive plan would be approximately $192,000.

        The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the shares of common stock awarded under the stock-based incentive plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. The actual expense of the options granted under the stock-based incentive plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

        Our noninterest expense is also expected to increase as a result of our complying with statutes, rules and regulations applicable to public companies. Among the expenses, we anticipate incurring additional accounting and legal fees paid in connection with required current, quarterly and annual reports, additional third-party fees paid for mandated corporate governance activities, as well as printing and mailing costs associated with holding meetings of stockholders.

CRITICAL ACCOUNTING POLICIES

        Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets. Our critical accounting policies are those related to our allowance for loan losses.

        ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses. Management's determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

        We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans. The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectibility as of the reporting date. Our evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance. Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters. Historically, we believe our estimates and assumptions have proven to be relatively accurate. For example, over the past three years, our provision for loan losses as a percentage of average loans outstanding has ranged from 0.72% to 0.97%, while our net charge-offs as a percentage of average loans outstanding has ranged from 0.03% to 0.09%. Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, you should not place undue reliance on the accuracy of past estimates.

        The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general allowance. The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating. To illustrate, if recent loss experience dictated that the projected loss ratios would be changed by 10% (of the estimate) across all risk ratings, the allocated allowance as of December 31, 2004 would have changed by approximately $96,000. Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.

AVERAGE BALANCE SHEET

        The following table sets forth average balances, average yields and costs, and certain other information for the periods indicated. Tax-equivalent yield adjustments have not been made for tax-exempt securities. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

                              AT                                    FOR THE YEARS ENDED DECEMBER 31,
                           DECEMBER   ------------------------------------------------------------------------------------------
                           31, 2004                2004                         2003                           2002
                           --------   -----------------------------  ----------------------------  -----------------------------
                                                  INTEREST                      INTEREST                       INTEREST
                             YIELD/    AVERAGE    INCOME/    YIELD/   AVERAGE   INCOME/    YIELD/   AVERAGE    INCOME/    YIELD/
                             COST      BALANCE    EXPENSE     COST    BALANCE   EXPENSE     COST    BALANCE    EXPENSE    COST
                           -------    ---------  ---------  -------  --------- ---------  -------  ---------  ---------  -------
                                                                         (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans...................      5.63%   $ 105,074  $   5,969    5.68%  $  68,614 $   4,450    6.49%  $  57,940  $   4,306    7.43%
Securities
   Taxable..............      4.47%     125,262      5,115    4.08%    128,699     5,173    4.02%    135,990      6,333    4.66%
   Tax-exempt...........      4.11%      30,732      1,267    4.12%     26,150     1,111    4.25%     14,862        677    4.56%
                           -------    ---------  ---------  ------   --------- ---------  ------   ---------  ---------  ------
     Total interest-
       earning assets...      4.48%     261,068     12,351    4.73%    223,463    10,734    4.80%    208,792     11,316    5.42%
Noninterest-earning
   assets...............                 14,099                         11,996                        11,639
                                      ---------                      ---------                     ---------
   Total assets.........              $ 275,167                      $ 235,459                     $ 220,431
                                      =========                      =========                     =========

INTEREST-BEARING
LIABILITIES:
Savings accounts........      1.31%   $  63,994        853    1.33%  $  60,864       927    1.52%  $  54,088      1,591    2.94%
NOW accounts............      0.75%      37,316        171    0.46%     34,214       218    0.64%     31,419        364    1.16%
Money market demand.....      1.70%      20,985        421    2.01%      8,956       112    1.25%      7,550        168    2.23%
Certificates of deposit.      3.19%     108,609      2,973    2.74%    100,199     2,926    2.92%    102,232      3,875    3.79%
                           -------    ---------  ---------  ------   --------- ---------  ------   ---------  ---------  ------
   Total interest-
     bearing deposits...      2.04%     230,904      4,418    1.91%    204,233     4,183    2.05%    195,289      5,998    3.07%
Short-term borrowings...      2.12%      15,024        244    1.62%      7,636        92    1.20%      4,703        145    3.08%
                           -------    ---------  ---------  ------   --------- ---------  ------   ---------  ---------  ------
   Total interest-
     bearing
     liabilities........      1.71%     245,928      4,662    1.90%    211,869     4,275    2.02%    199,992      6,143    3.07%
Noninterest-bearing
   liabilities..........                 13,803                          9,396                         7,657
                                      ---------                      ---------                     ---------
     Total liabilities..                259,731                        221,265                       207,649
Equity..................                 15,436                         14,194                        12,782
                                      ---------                      ---------                     ---------
   Total liabilities
     and equity.........              $ 275,167                      $ 235,459                     $ 220,431
                                      =========                      =========                     =========

Net interest income.....                         $   7,689                     $   6,459                      $   5,173
                                                 =========                     =========                      =========
Interest rate spread....                                      2.84%                         2.79%                          2.35%
Net interest-earning
   assets...............              $  15,140                      $  11,594                     $   8,800
                                      =========                      =========                     =========
Net interest margin.....                                      2.95%                         2.89%                          2.48%
Average interest-
   earning assets to
   average interest-
   bearing liabilities..                 106.15%                        105.47%                       104.40%

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2004 AND 2003

        Total assets increased $47.6 million, or 19.5%, to $291.1 million at December 31, 2004, from $243.5 million at December 31, 2003. The increase was the result of increases in loans receivable and securities available for sale.

        Net loans receivable increased by $39.0 million, or 44.9%, to $125.8 million at December 31, 2004 from $86.8 million at December 31, 2003. One- to four-family residential real estate loans, which comprise nearly half of our loan portfolio, increased $21.8 million, or 63.1%, to $56.5 million at December 31, 2004 from $34.6 million at December 31, 2003, reflecting our increased marketing efforts, including our hiring additional mortgage solicitors. Commercial real estate loans increased $12.4 million, or 92.5%, to $25.8 million at December 31, 2004 from $13.4 million at December 31, 2003. The increased commercial real estate loan balances reflected our continued emphasis on originating this type of loan, resulting, in part, from the expansion of our commercial lending staff in recent years.

        Securities available for sale increased $12.9 million, or 10.9%, to $131.2 million at December 31, 2004 from $118.2 million at December 31, 2003. The increase was the result of our investment in shorter-term mortgage backed securities and U. S. Government agency securities in an effort to reduce our interest rate risk. The increase was partially offset by a $6.0 million, or 24.4% decrease in securities held to maturity, which resulted partially from our investing the proceeds of the liquidation of $1.9 million of held-to-maturity securities as permitted by Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities" into securities available for sale. We continue to maintain a portion of our investments in "privately" issued securities (not U.S. Treasury or agency securities), as the privately issued securities often offer a higher yield than U.S. Treasury or agency securities of comparable duration, although the privately issued securities also have a higher risk of default due to adverse changes in the creditworthiness of the issuer. See "Business of Colonial Bank, FSB--Securities Activities."

        Deposits increased $35.8 million, or 16.0%, to $259.4 million at December 31, 2004 from $223.6 million at December 31, 2003. We experienced deposit growth in all of our branches, but the most significant growth was in our Vineland branch, which we established in 2000. The largest increase was in certificates of deposit, which increased $11.9 million, or 11.5%, to $114.9 million at December 31, 2004 from $103.0 million at December 31, 2003. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. Money market demand deposits and NOW accounts increased $10.7 million, or 95%, and $7.9 million, or 38.1%, respectively. We believe our customers are holding money in short-term deposit accounts in anticipation of future rises in market interest rates. In addition, we have tiered the pricing on money market demand deposits to attract business customers with larger account balances.

        Short-term borrowings increased $9.8 million to $13.9 million at December 31, 2004 from $4.1 million at December 31, 2003. To fund loan originations that exceeded our net increase in deposits, we increased borrowings instead of selling securities because we were able to obtain borrowings at favorable interest rates in the current interest rate environment. All such borrowings had maturities of one year or less.

        Stockholder's equity increased $1.7 million, or 11.2%, to $16.8 million at December 31, 2004 from $15.2 million at December 31, 2003. The increase resulted from net income of $1.8 million during 2004, which was partially offset by a decrease in accumulated other comprehensive income.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003

        GENERAL. Net income increased $180,000, or 10.8%, to $1.8 million for the year ended December 31, 2004 from $1.7 million for the year ended December 31, 2003. An increase in interest income was partially offset by increases in interest expense and noninterest expense.

        INTEREST INCOME. Interest income increased $1.6 million, or 15.1%, to $12.4 million for the year ended December 31, 2004 from $10.7 million for the year ended December 31, 2003. The increase in interest income resulted from a $1.5 million increase in interest income on loans.

        Interest income on loans increased $1.5 million, or 34.1%, to $6.0 million for the year ended December 31, 2004 from $4.5 million for the year ended December 31, 2003. The average balance of loans increased $36.5 million, or 53.1%, to $105.1 million for the year ended December 31, 2004 from $68.6 million for the year ended December 31, 2003. The increase in average balance more than offset a decrease of 81 basis points in the average yield on loans, to 5.68% for the year ended December 31, 2004 from 6.49% for the year ended December 31, 2003, reflecting lower market interest rates. The increase in average balance of loans resulted primarily from increases in the average balances of one- to four-family residential real estate loans and commercial real estate loans. The increase in average balance of one- to four-family residential real estate loans reflected, in part, our increased marketing efforts, including our hiring additional mortgage solicitors. The increase in average balance of commercial real estate loans reflected our continued emphasis on originating this type of loan, resulting, in part, from our expanding our commercial lending staff in recent years. We experienced decreases in average yield on all of our loan types, reflecting our originating loans in an increasingly competitive market area and our modifying existing fixed-rate loans to reduce the interest rates.

        Interest income on tax-exempt securities increased $156,000, or 14.0%, to $1.3 million for the year ended December 31, 2004 from $1.1 million for the year ended December 31, 2003, reflecting an increase in the average balance of tax-exempt securities. We increased our investment in tax-exempt securities as such securities offered a better fully tax-equivalent yield compared to other investments at the time of investment.

        INTEREST EXPENSE. Interest expense increased $387,000, or 9.1%, to $4.7 million for the year ended December 31, 2004 from $4.3 million for the year ended December 31, 2003. The increase resulted from increases in all categories of interest expense.

        Interest expense on interest-bearing deposits increased by $235,000, or 5.6%, to $4.4 million for the year ended December 31, 2004 from $4.2 million for the year ended December 31, 2003. The increase in interest expense on interest-bearing deposits was due to a $26.7 million, or 13.1%, increase in the average balance of interest-bearing deposits to $230.9 million for the year ended December 31, 2004 from $204.2 million for the year ended December 31, 2003. The increase in the average balance offset a 14 basis point decrease in average rate paid on deposits to 1.91% from 2.05%. We experienced increases in the average balances of all categories of interest-bearing deposits, with the most significant increases occurring in money market demand deposits and certificates of deposit, which increased $12.0 million, or 134.3%, and $8.4 million, or 8.4%, respectively. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. We have tiered the pricing on money market demand deposits to attract business customers with larger account balances. As a result, the average cost of money market demand deposits increased 76 basis points to 2.01% for the year ended December 31, 2004 from 1.25% for the year ended December 31, 2003. The average cost of all other deposit accounts decreased for the year ended December 31, 2004.

        Interest expense on short-term borrowings increased $152,000 to $244,000 for the year ended December 31, 2004 from $92,000 for the year ended December 31, 2003. This increase was due to a $7.4 million, or 96.8%, increase in the average balance of borrowings, and a 42 basis point increase in the average cost of such borrowings to 1.62% for the year ended December 31, 2004 from 1.20% for the year ended December 31, 2003. To fund increased loan originations in 2004, we increased borrowings instead of selling securities because we were able to obtain borrowings at favorable interest rates in the current interest rate environment. All such borrowings had maturities of one year or less.

        NET INTEREST INCOME. Because the increase in our interest income was greater than our increase in interest expense, net interest income increased by $1.2 million, or 19.0%, to $7.7 million for the year ended December 31, 2004 from $6.5 million for the year ended December 31, 2003. Our net interest margin increased six basis points to 2.95% for the year ended December 31, 2004 from 2.89% for the year ended December 31, 2003, and our net interest rate spread increased five basis points to 2.84% for the year ended December 31, 2004 from 2.79% for the year ended December 31, 2003.

        PROVISION FOR LOAN LOSSES. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses incurred in the loan portfolio. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower's ability to repay a loan and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

        Based on our evaluation of the above factors, we recorded a provision for loan losses of $354,000 for the year ended December 31, 2004 and a provision for loan losses of $283,000 for the year ended December 31, 2003. The provisions recorded reflected net chargeoffs of $31,000 and $37,000 for the years ended December 31, 2004 and 2003, respectively. The allowance for loans losses was $990,000, or 0.77% of total loans at December 31, 2004, compared to $667,000, or 0.76% of total loans at December 31, 2003. The gross loan portfolio increased $39.4 million, or 44.9%, to $127.1 million at December 31, 2004 from $87.7 million at December 31, 2003. In the absence of other factors, our allowance for loan losses would increase as our loan portfolio increases, reflecting increased losses inherent in the portfolio. We had no impaired loans at December 31, 2004 or 2003. The allowance for loan losses represented 925.23% of nonperforming loans at December 31, 2004, and 595.54% of nonperforming loans at December 31, 2003. Nonperforming loans decreased by $5,000 to $107,000 at December 31, 2004 from $112,000 at December 31, 2003. We used the same general methodology in assessing the allowance for both years. To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate for the years ended December 31, 2004 and 2003.

        NONINTEREST INCOME. Noninterest income was $902,000 for the year ended December 31, 2004 and $929,000 for the year ended December 31, 2003. Gain on sale of investment securities, net, decreased $63,000, or 48.5%, to $67,000 for the year ended December 31, 2004, from $130,000 for the year ended December 31, 2003. We sold $41.0 million of securities in 2004 compared to $56.6 million of such sales in 2003. Of the sales in 2004, $37.9 million were securities available for sale and $3.1 million were securities held to maturity (as permitted by Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities", for securities held to maturity where a substantial portion of the outstanding principal has already been collected). Of the sales in 2003, $52.2 million were securities available for sale and $4.4 million were securities held to maturity (as permitted by Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities", for securities held to maturity where a substantial portion of the outstanding principal has already been collected). Fees and service charges, comprised primarily of fees on checking accounts, service charges for automated teller machine transactions and loan application fees, increased $51,000, or 7.7%, to $712,000 for the year ended December 31, 2004 from $661,000 for the year ended December 31, 2003, primarily due to deposit growth.

        NONINTEREST EXPENSE. Noninterest expense increased $869,000, or 17.5%, to $5.8 million for the year ended December 31, 2004 from $5.0 million for the year ended December 31, 2003. All specific categories of noninterest expense increased in 2004 compared to 2003. Compensation and benefits expense increased $652,000, or 24.5%, to $3.3 million for the year ended December 31, 2004 from $2.7 million for the year ended December 31, 2003, reflecting normal salary increases and the expansion of our commercial lending department by hiring management-level employees and experienced commercial lenders.

        INCOME TAX EXPENSE. The provision for income taxes was $566,000 for the year ended December 31, 2004 compared to $483,000 for the year ended December 31, 2003, reflecting effective tax rates of 23.4% and 22.5%, respectively. Our effective tax rate is below the combined state and federal statutory rate because of our investment in tax-exempt securities and bank-owned life insurance.

RATE/VOLUME ANALYSIS

        The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

                                    YEARS ENDED DECEMBER 31,             YEARS ENDED DECEMBER 31,
                                          2004 VS. 2003                        2003 VS. 2002
                               ---------------------------------    ---------------------------------
                                 INCREASE (DECREASE)                 INCREASE (DECREASE)
                                       DUE TO                               DUE TO
                               ---------------------                ---------------------
                                VOLUME       RATE         NET        VOLUME       RATE         NET
                               ---------   ---------   ---------    ---------   ---------   ---------
                                                            (IN THOUSANDS)
INTEREST-EARNING ASSETS:
   Loans..................     $   1,986   $    (467)  $   1,519    $     470   $    (326)  $     144
   Securities
     Taxable..............          (135)         77         (58)        (327)       (833)     (1,160)
     Tax-exempt...........           184         (28)        156          477         (43)        434
                               ---------   ---------   ---------    ---------   ---------   ---------
       Total interest-
         earning assets...         2,035        (418)      1,617          620      (1,202)       (582)

INTEREST-BEARING
LIABILITIES:
   Savings accounts.......            52        (126)        (74)         232        (896)       (664)
   NOW accounts...........            22         (69)        (47)          36        (182)       (146)
   Money market demand....           213          96         309           40         (96)        (56)
   Certificates of
      deposit.............           175        (128)         47          (76)       (873)       (949)
                               ---------   ---------   ---------    ---------   ---------   ---------
     Total interest-
       bearing deposits...           462        (227)        235          232      (2,047)     (1,815)
   Short-term borrowings..           113          39         152       (2,412)      2,359         (53)
                               ---------   ---------   ---------    ---------   ---------   ---------
     Total interest-
       bearing
       liabilities........           575        (188)        387       (2,180)        312      (1,868)
                               ---------   ---------   ---------    ---------   ---------   ---------

Net change in interest
   income.................     $   1,460   $    (230)  $   1,230    $   2,800   $  (1,514)  $   1,286
                               =========   =========   =========    =========   =========   =========

MANAGEMENT OF MARKET RISK

        GENERAL. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has established an Asset/Liability Management Committee, consisting of senior management, which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors. The Asset/Liability Committee monitors the level of interest rate risk and our Board of Directors reviews our asset/liability policies and interest rate risk position.

        We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. During the low interest rate environment that has existed in recent years, we have implemented the following strategies to manage our interest rate risk:

        o increasing our origination of shorter-term loans, including commercial real estate loans and home equity loans;

        o       maintaining adjustable-rate and shorter-term investments; and

        o maintaining pricing strategies that encourage deposits in longer-term, certificates of deposit.

In addition, we have recently been approved as a qualified loan servicer for Fannie Mae, which will facilitate our sale of long-term, fixed-rate residential mortgage loans in the future. By following these strategies, we believe that we are better positioned to react to increases in market interest rates. However, investments in shorter-term assets generally bear lower yields than longer-term investments.

        NET PORTFOLIO VALUE. In past years, many savings banks have measured interest rate sensitivity by computing the "gap" between the assets and liabilities which are expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the Office of Thrift Supervision. However, the Office of Thrift Supervision now requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current low level of market interest rates, we did not prepare a NPV calculation for an interest rate decrease of greater than 100 basis points. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the "Change in Interest Rates" column below.

        The table below, sets forth, as of December 31, 2004, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

                                                                            NPV AS A PERCENTAGE OF
                                                                          PRESENT VALUE OF ASSETS (3)
                                               ESTIMATED INCREASE      --------------------------------
         CHANGE IN INTEREST                    (DECREASE) IN NPV                           INCREASE
            RATES (BASIS       ESTIMATED    -------------------------                      (DECREASE)
             POINTS) (1)        NPV (2)        AMOUNT       PERCENT      NPV RATIO (4)   (BASIS POINTS)
         ------------------  -------------  ------------  -----------  ---------------   --------------
                               (DOLLARS IN THOUSANDS)
                +300          $    15,321   $   (18,993)     (55)%            5.37%           (571)
                +200               21,938       (12,376)     (36)             7.47            (361)
                +100               28,410        (5,904)     (17)             9.41            (167)
                  --               34,314            --       --             11.08              --
                -100               37,668         3,354       10             11.96              88

---------------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.
(2) NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3) Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)     NPV Ratio represents NPV divided by the present value of assets.

        The table above indicates that at December 31, 2004, in the event of a 100 basis point decrease in interest rates, we would experience a 10% increase in net portfolio value. In the event of a 200 basis point increase in interest rates, we would experience a 36% decrease in net portfolio value.

        Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

LIQUIDITY AND CAPITAL RESOURCES

        Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

        We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

        Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2004, cash and cash equivalents totaled $5.3 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $131.2 million at December 31, 2004. In addition, at December 31, 2004, we had the ability to borrow approximately $25.7 million from the Federal Home Loan Bank of New York. On that date, we had $13.9 million in advances outstanding.

        At December 31, 2004, we had $11.1 million in loan commitments outstanding. In addition to commitments to originate loans, we had $5.1 million in unadvanced funds to borrowers and $807,000 of commitments issued under standby letters of credit. Certificates of deposit due within one year of December 31, 2004 totaled $50.3 million, or 19.4% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

        We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we would access our borrowing capacity with the Federal Home Loan Bank of New York.

        Our primary investing activities are the origination of loans and the purchase of securities. In 2004, we originated $61.8 million of loans and purchased $69.0 million of securities. In 2003, we originated $47.5 million of loans and purchased $67.9 million of securities. We have not purchased or sold any loans in recent periods.

        Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We experienced a net increase in total deposits of $35.8 million and $5.8 million for the years ended December 31, 2004 and 2003, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits so that we are competitive in our market area.

        Federal Home Loan Bank advances increased by $9.8 million and $905,000 during the years ended December 31, 2004 and 2003, respectively. Federal Home Loan Bank advances have primarily been used to fund new loans and purchase securities.

        We plan to build a new administrative headquarters/full-service office in Vineland, New Jersey and a branch office in Buena, New Jersey. We have budgeted approximately $6.3 million for the construction of these new banking facilities, for which we have already spent $1.5 million as of March 31, 2005, primarily for the acquisition of the land for both facilities. We cannot assure you that construction and other costs will not exceed this budget estimate. We anticipate opening the administrative headquarters in the third calendar quarter of 2006, and opening the branch office in the second calendar quarter of 2006. However, because building these facilities is subject to state and local government approval, we cannot assure you that we will be able to open these facilities at these dates, or that we will be able to complete construction even if we expend significant funds on the construction projects. We have not entered into any contracts with respect to the construction of these facilities that would have a material effect on our liquidity or cash flows.

        Colonial Bank, FSB is subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2004, Colonial Bank, FSB exceeded all Office of Thrift Supervision regulatory capital requirements. Colonial Bank, FSB is considered "well capitalized" under regulatory guidelines. See "Regulation--Federal Banking Regulation--Capital Requirements" and Note 11 to the consolidated financial statements.

        The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the offering are used for general corporate purposes, including the funding of new loans. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, due to the increase in equity resulting from the capital raised in the offering, our return on equity will be less following the offering.

RECENT ACCOUNTING PRONOUNCEMENTS

        In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Shared-Based Payment." Statement No. 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees," which was permitted under Statement No. 123, as originally issued. Statement No. 123(R) also requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Adoption of this standard could materially affect the amount of compensation expense incurred for future financial statements reporting if we have a stock award program in place at the time the proposed statement becomes effective. As of December 31, 2004, we had not issued any stock options or other equity based compensation.

        In March 2004, the Securities and Exchange Commission released Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments." Staff Accounting Bulletin 105 provides guidance about the measurements of loan commitments recognized at fair value under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Staff Accounting Bulletin 105 also requires companies to disclose their accounting policy for those loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. Staff Accounting Bulletin 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. We do not anticipate this standard will have a material effect on our financial condition or results of operations.

IMPACT OF INFLATION AND CHANGING PRICES

        The consolidated financial statements and related notes of Colonial Bankshares, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                      BUSINESS OF COLONIAL BANKSHARES, INC.

        Since being formed in January 2003, we have not engaged in any business other than holding all of the issued and outstanding shares of common stock of Colonial Bank, FSB. Upon completion of the offering, we will continue to own all of the issued and outstanding shares of common stock of Colonial Bank, FSB. A portion of the net proceeds we retain will be used to make a loan to fund the purchase of our shares of common stock by the Colonial Bank, FSB employee stock ownership plan. We will contribute nearly all of the remaining net proceeds to Colonial Bank, FSB as additional capital. We intend to invest our capital as discussed in "How We Intend to Use the Proceeds from the Offering."

        Colonial Bankshares, Inc., as the holding company of Colonial Bank, FSB, is authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, including the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of our activities at the present time. Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends received from Colonial Bank, FSB.

                         BUSINESS OF COLONIAL BANK, FSB

GENERAL

        Our principal business consists of attracting retail deposits from the general public in the areas surrounding our main office in Bridgeton, New Jersey and five branch offices in Cumberland and Gloucester Counties, New Jersey and investing those deposits, together with funds generated from operations, primarily in one- to four-family residential mortgage loans, home equity loans and lines of credit and commercial real estate loans and, to a lesser extent, construction loans, commercial business loans, consumer loans, and investment securities. Our revenues are derived principally from interest on loans and securities. We also generate revenues from fees and service charges and other income. Our primary sources of funds are deposits, borrowings and principal and interest payments on loans and securities.

MARKET AREA

        We primarily serve communities located in Cumberland and Gloucester Counties, New Jersey. Our primary market for loans and deposits is concentrated in these counties.

        There are many manufacturing and service industry companies in Cumberland County, while Gloucester County is a community for people who work in the greater Philadelphia, Pennsylvania area. As of November 2004, unemployment rates in Cumberland and Gloucester Counties were 6.4% and 4.4%, respectively, compared to 4.2% for the State of New Jersey and the national average of 5.2%. The population of Cumberland and Gloucester Counties increased at annual growth rates of approximately 0.3% and 1.3%, respectively, between 2000 and 2004, compared to an annual growth rate of 1.0% for the United States as a whole during the same period.

COMPETITION

        We face significant competition in both originating loans and attracting deposits. Cumberland and Gloucester Counties, New Jersey, which is our primary market area, have a high concentration of financial institutions, many of which are significantly larger and have greater financial resources than we, and many of which are our competitors to varying degrees. As of June 30, 2004, our market share of deposits represented 12.4% of deposits in Cumberland County, making us the third largest financial institution out of ten financial institutions in Cumberland County based upon deposit share as of that date. As of June 30, 2004, our market share of deposits represented 0.8% of deposits in Gloucester County, making us the 18th largest financial institution out of 28 financial institutions based on deposit share as of that date. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies and credit unions. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

        We seek to meet this competition by emphasizing personalized banking, competitive pricing strategies and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within our market area by emphasizing decentralized regional management and by focusing our marketing and community involvement on the specific needs of local communities. In addition, we seek to meet competition for loans by offering our current and prospective borrowers preferred rates and terms on deposit products for new lending business. We do not rely on any individual, group, or entity for a material portion of our deposits.

LENDING ACTIVITIES

        GENERAL. We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial business loans, construction loans, consumer loans and multi-family mortgage loans. At December 31, 2004, our gross loan portfolio totaled $127.1 million compared to $87.7 million at December 31, 2003. We have not sold any loans in recent periods and we had no loans held for sale at December 31, 2004.

        As of December 31, 2004, $56.5 million, or 44.4% of our total loan portfolio, consisted of one- to four-family residential mortgage loans, $25.8 million, or 20.3% of our total loan portfolio, consisted of commercial real estate loans, $31.9 million, or 25.1% of our total loan portfolio, consisted of home equity loans and lines of credit, $6.1 million, or 4.8% of our total loan portfolio, consisted of commercial loans, $2.3 million, or 1.8% of our total loan portfolio, consisted of construction loans, $2.8 million, or 2.2% of our total loan portfolio, consisted of consumer loans and $1.8 million, or 1.4% of our total loan portfolio, consisted of multi-family mortgage loans.

        ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LOANS. We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate loans with maturities of up to 30 years and maximum loan amounts generally of up to $1.5 million, although we will originate loans in excess of this amount. This portfolio totaled $56.5 million, or 44.4% of our total loan portfolio at December 31, 2004.

        We currently offer fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly loan payments, and adjustable-rate conventional residential real estate loans with initial terms of one, three or five years that amortize up to 30 years, although in recent years, due to the current market interest rate environment, we have not originated any adjustable-rate residential real estate loans. One- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and loans that conform to such guidelines are referred to as "conforming loans." We generally originate both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which is currently $359,650 for single-family homes. Private mortgage insurance is required for first mortgage loans with loan-to-value ratios in excess of 80%. We also originate loans above conforming limits, referred to as "jumbo loans," although the significant majority of the loans we have originated have been within conforming loan limits.

        We currently offer several adjustable-rate loan products secured by residential properties with rates that are fixed for an initial period ranging from one year to five years. After the initial fixed-rate period, the interest rate on these loans resets based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one, three or five years, as published weekly by the Federal Reserve Board, subject to certain periodic and lifetime limitations on interest rate changes. Adjustable-rate residential real estate loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. At December 31, 2004, our adjustable-rate, one- to four-family residential real estate portfolio totaled $180,000.

        We require title insurance on all of our one- to four-family residential real estate loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. Nearly all residential real estate loans must have a mortgage escrow account from which disbursements are made for real estate taxes. We do not conduct environmental testing on residential real estate loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

        HOME EQUITY LOANS AND LINES OF CREDIT. In addition to traditional one- to four-family residential real estate loans, we offer home equity loans and home equity lines of credit that are secured by the borrower's primary residence. At December 31, 2004, the outstanding balances of home equity loans totaled $28.0 million, or 22.1% of our total loan portfolio, and the outstanding balance of home equity lines of credit totaled $3.9 million, or 3.0% of our total loan portfolio. The borrower is permitted to draw on a home equity line of credit at any time after it is originated and may repay the outstanding balance over a term not to exceed 15 years from the date of the borrower's last draw on the home equity line of credit. We review each performing line of credit every six years to determine whether to continue to offer the unused portion of the line of credit to the borrower. Our home equity loans are generally originated as mortgages with balloon maturities of five years. Home equity loans and lines of credit are generally underwritten with the same criteria that we use to underwrite fixed-rate, one- to four-family residential mortgage loans. We underwrite home equity loans and lines of credit with a loan-to-value ratio of 80% when combined with the principal balance of the existing mortgage loan. We appraise the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit. At the time we close a home equity loan or line of credit, we file a mortgage to perfect our security interest in the underlying collateral.

        COMMERCIAL REAL ESTATE LENDING. We also originate real estate loans secured by first liens on commercial real estate. The commercial real estate properties are predominantly professional offices, manufacturing and retail facilities and shopping centers and, to a lesser extent, more specialized properties such as nursing homes and other healthcare facilities. We only purchase commercial real estate loan participations through the Thrift Institution Community Investment Council, which originates loans for Community Reinvestment Act purposes. However, we will consider additional types of participation loans in the future. We emphasize commercial real estate loans with initial principal balances between $100,000 and

$2.0 million. Loans secured by commercial real estate totaled $25.8 million, or 20.3% of our total loan portfolio, at December 31, 2004, and consisted of 110 loans outstanding with an average loan balance of approximately $219,000, although we have originated loans with balances substantially greater than this average. Substantially all of our commercial real estate loans are secured by properties located in our primary market area.

        Our commercial real estate loans are generally written as mortgages with balloon maturities of five or seven years. Amortization of these loans is typically based on 10- to 15-year payout schedules, although we originate commercial real estate loans that amortize over 20 years. We also originate some 15-year, fixed-rate, fully amortizing loans. We establish margins for commercial real estate loans based upon our cost of funds, but we also consider rates offered by our competitors in our market area.

        In the underwriting of commercial real estate loans, we generally lend up to 80% of the property's appraised value. We base our decisions to lend on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, we emphasize the ratio of the property's projected net cash flow to the loan's debt service requirement (generally requiring a minimum ratio of 120%), computed after deduction for a vacancy factor and property expenses we deem appropriate. Personal guarantees are usually obtained from commercial real estate borrowers. We require title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect our security interest in the underlying property.

        Commercial real estate loans generally have higher interest rates and shorter terms than those on one- to four-family residential mortgage loans. Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the repayment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

        COMMERCIAL LOANS. We make various types of secured and unsecured commercial loans to customers in our market area for the purpose of expansion, working capital and other general business purposes. The terms of these loans generally range from less than one year to five years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to a lending rate that is determined internally, or a short-term market rate index, although the significant majority of our commercial loans are fixed-rate loans. At December 31, 2004, we had 121 commercial loans outstanding with an aggregate balance of $6.1 million, or 4.8% of the total loan portfolio. These totals include 20 unsecured commercial loans with an aggregate outstanding balance of $168,000. As of December 31, 2004, the average commercial loan balance (secured and unsecured loans) was approximately $50,000, although we have originated loans with balances substantially greater than this average.

        Commercial credit decisions are based upon our credit assessment of the loan applicant. We determine the applicant's ability to repay in accordance with the proposed terms of the loans and we assess the risks involved. We also evaluate the applicant's credit and business history and ability to manage the loan and its business. We usually obtain personal guarantees of the principals. In addition to evaluating the loan applicant's financial statements, we consider the adequacy of the primary and secondary sources of repayment for the loan. We supplement our analysis of the applicant's creditworthiness with credit agency reports of the applicant's credit history. We may also check with other banks and conduct trade investigations. Collateral supporting a secured transaction also is analyzed to determine its marketability. Commercial business loans generally have higher interest rates than residential loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower's business and the sufficiency of any collateral. Our pricing of commercial business loans is based primarily on the credit risk of the borrower, with due consideration given to borrowers with appropriate deposit relationships.

        CONSTRUCTION LOANS. We originate construction loans to individuals and builders in our market area. These loans totaled $2.3 million, or 1.8% of our total loan portfolio at December 31, 2004. These loans are often originated in conjunction with development loans. In the case of residential subdivisions, these loans finance the cost of completing homes on the improved property. Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 80% of actual construction costs and, as required by applicable regulations, a 75% loan to completed appraised value ratio. Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers.

        Construction lending exposes us to greater credit risk than permanent mortgage financing. The repayment of construction loans may depend upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

        LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated. We held no loans for sale as of the dates presented in the table below.

                                                                    AT DECEMBER 31,
                               -----------------------------------------------------------------------------------------
                                       2004                   2003                  2002                   2001
                               -------------------    -------------------    ------------------     --------------------
                                AMOUNT    PERCENT       AMOUNT    PERCENT      AMOUNT   PERCENT      AMOUNT     PERCENT
                               ---------  --------    ---------  --------    ---------  -------     ---------   --------
                                                              (DOLLARS IN THOUSANDS)
Real estate loans:
   One- to four-family
     residential.........      $  56,478      44.4%   $  34,641      39.5%   $  25,739     42.8%    $  26,670       49.2%
   Home equity loans
     and lines of credit.         31,883      25.1       28,452      32.4       19,407     32.3        17,936       33.1
   Multi-family..........          1,825       1.4          167       0.2          170      0.3           173        0.3
   Commercial............         25,786      20.3       13,396      15.3        7,277     12.1         4,068        7.5
   Construction..........          2,265       1.8        1,934       2.2        1,017      1.7         1,321        2.4
Commercial...............          6,055       4.8        6,627       7.6        3,650      6.1           883        1.6
Consumer and other.......          2,824       2.2        2,499       2.8        2,872      4.7         3,141        5.9
                               ---------  --------    ---------  --------    ---------  -------     ---------   --------

Total loans receivable...      $ 127,116     100.0%   $  87,716     100.0%   $  60,132    100.0%    $  54,192      100.0%
                                          ========               ========               =======                 ========
Deferred loan costs
   (fees)................           (326)                  (208)                  (188)                  (201)
Allowance for loan
   losses................           (990)                  (667)                  (421)                  (259)
                               ---------              ---------              ---------              ---------

Total loans receivable,
   net...................      $ 125,800              $  86,841              $  59,523              $  53,732
                               =========              =========              =========              =========

(continued)

                                  AT MARCH 31, 2001
                                --------------------
                                 AMOUNT      PERCENT
                                ---------   --------

Real estate loans:
   One- to four-family
     residential.........      $  25,420       52.3%
   Home equity loans
     and lines of credit.         16,813       34.6
   Multi-family..........            175        0.4
   Commercial............          2,324        4.8
   Construction..........            417        0.9
Commercial...............             27        0.1
Consumer and other.......          3,388        6.9
                               ---------   --------

Total loans receivable...      $  48,564      100.0%
                                           ========
Deferred loan costs
   (fees)................           (187)
Allowance for loan
   losses................           (193)
                               ---------

Total loans receivable,
   net...................      $  48,184
                               =========

        LOAN PORTFOLIO MATURITIES AND YIELDS. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2004. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

                             ONE-TO FOUR-FAMILY       HOME EQUITY LOANS AND
                                 RESIDENTIAL             LINES OF CREDIT          MULTI-FAMILY         COMMERCIAL REAL ESTATE
                            ----------------------   ----------------------  ----------------------    ----------------------
                                         WEIGHTED                 WEIGHTED                 WEIGHTED                WEIGHTED
                                         AVERAGE                  AVERAGE                  AVERAGE                 AVERAGE
                              AMOUNT       RATE        AMOUNT       RATE       AMOUNT        RATE       AMOUNT       RATE
                            ---------   ----------   ---------   ----------  ---------   ----------    ---------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Due During the Years
Ending December 31,
-------------------
2005...................     $     353        6.46%   $   3,963       5.06%   $      --          --     $   3,744      5.85%
2006...................            62        5.98%         519       6.30%          --          --         1,895      7.09%
2007...................           443        5.07%       1,451       5.91%          --          --         3,124      6.49%
2008 to 2009...........         1,147        5.89%      12,933       4.86%         130        7.36%       12,730      5.68%
2010 to 2014...........         3,348        5.54%       4,994       6.38%          33        7.97%        3,379      5.50%
2015 to 2019...........        16,422        5.05%       7,159       6.39%          --          --           476      7.48%
2019 and beyond........        34,703        5.52%         864       5.32%       1,662        6.52%          438      6.37%
                            ---------                ---------               ---------                 ---------

         Total.........     $  56,478        5.39%   $  31,883       5.55%   $   1,825        6.61%    $  25,786      5.93%
                            =========                =========               =========                 =========


                                CONSTRUCTION               COMMERCIAL         CONSUMER AND OTHER              TOTAL
                            ----------------------   ----------------------  ----------------------    ----------------------
                                         WEIGHTED                 WEIGHTED                 WEIGHTED                WEIGHTED
                                         AVERAGE                  AVERAGE                  AVERAGE                 AVERAGE
                              AMOUNT       RATE        AMOUNT       RATE       AMOUNT        RATE       AMOUNT       RATE
                            ---------   ----------   ---------   ----------  ---------   ----------    ---------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Due During the Years
Ending December 31,
-------------------
2005...................      $   2,265       5.43%   $     297       5.06%   $     868        5.78%    $   11,490    5.50%
2006...................             --         --          223       5.79%         290        1.00%         2,989    7.21%
2007...................             --         --        1,410       6.07%         642       10.03%         7,070    6.52%
2008 to 2009...........             --         --        3,308       5.69%         766        7.19%        31,014    5.39%
2010 to 2014...........             --         --          817       4.96%         258        6.84%        12,829    5.85%
2015 to 2019...........             --         --           --         --           --          --         24,057    5.56%
2019 and beyond........             --         --           --         --           --          --         37,667    5.52%
                             ---------               ---------               ---------                 ----------

         Total.........      $   2,265       5.43%   $   6,055       5.68%   $   2,824        7.76%    $  127,116    5.63%
                             =========               =========               =========                 ==========

        The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2004 that are contractually due after December 31, 2005.

                                          DUE AFTER DECEMBER 31, 2005
                                   ----------------------------------------
                                      FIXED       ADJUSTABLE       TOTAL
                                   -----------   -----------    -----------
                                               (IN THOUSANDS)
      Real estate loans:
         One- to four-family
           residential...........  $    55,945   $       180    $    56,125
         Home equity loans
           and lines of credit...       24,048         3,872         27,920
         Multi-family............        1,825            --          1,825
         Commercial..............       20,555         1,487         22,042
         Construction............           --            --             --
      Commercial.................        5,590           168          5,758
      Consumer and other.........        1,804           152          1,956
                                   -----------   -----------    -----------

               Total loans.......  $   109,767   $     5,859    $   115,626
                                   ===========   ===========    ===========

        LOAN ORIGINATIONS, PURCHASES, SALES AND SERVICING. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in our market area. Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

        Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and are closed on documents that conform to Fannie Mae guidelines. We have not sold any loans in recent years, but we intend to do so in the future. We expect that any such sales will be conducted using standard Fannie Mae purchase contracts and master commitments as applicable. We have not purchased any loans in recent periods.

        We have recently been approved as a qualified loan servicer for Fannie Mae. We intend to sell conforming loans in the future, and we expect to retain the servicing rights for substantially all conforming loans sold, and to continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and supervise foreclosure proceedings if necessary. We would retain a portion of the interest paid by the borrower on the loans as consideration for our servicing activities.

        LOAN APPROVAL AUTHORITY AND UNDERWRITING. Our Board of Directors grants lending authority to our Management Loan Committee and individual executive officers and loan officers. Our lending activities are subject to written policies established by the Board. These policies are reviewed periodically.

        The Management Loan Committee may approve loans in accordance with applicable loan policies, including our policy governing loans to one borrower. This policy places limits on the aggregate dollar amount of credit that may be extended to any one borrower and related entities. The Management Loan Committee may approve real estate loans in amounts up to $300,000, and other loans in amounts up to $100,000. Our practices generally provide for a maximum loan-to-one borrower limit of $1.5 million, although we have originated loans in excess of this limit.

        In connection with our residential and commercial real estate loans, we generally require property appraisals to be performed by independent appraisers who are approved by the Board. Appraisals are then reviewed by the appropriate loan underwriting areas. Under certain conditions, we may not require appraisals for loans under $250,000, but we obtain appraisals in many of these cases. We also require title insurance, hazard insurance and, if necessary, flood insurance on property securing mortgage loans.

        LOAN ORIGINATION FEES AND COSTS. In addition to interest earned on loans, we also receive loan origination fees. Such fees vary with the volume and type of loans and commitments made, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. We defer loan origination fees and costs and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred costs) were $326,000 at December 31, 2004.

        LOANS TO ONE BORROWER. At December 31, 2004, our five largest aggregate amounts loaned to any one borrower and related interests (including any unused lines of credit) totaled $2.1 million, $1.9 million, $1.8 million, $1.5 million and $1.5 million. These loans are all secured loans. Under federal banking regulations, at December 31, 2004 our maximum loan-to-one borrower limit was $2.6 million, although we generally require a maximum loan-to-one borrower limit of $1.5 million. See "Supervision and Regulation--Federal Banking Regulation--Loans to One Borrower" for a discussion of applicable regulatory limitations.

DELINQUENT LOANS, OTHER REAL ESTATE OWNED AND CLASSIFIED ASSETS

        COLLECTION PROCEDURES. We send a computer-generated late notice on the tenth day after the payment due date on a loan, which requests the payment due plus any late charge that is assessed. When a loan is more than 15 days delinquent, we contact the borrower by telephone to determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments. If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued. If payment is not received within 60 days of the due date, we generally accelerate loans and demand payment in full. Failure to pay within 90 days of the original due date generally results in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are generally charged-off after 120 days. For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

        LOANS PAST DUE AND NONPERFORMING ASSETS. Loans are reviewed on a regular basis, and generally are placed on nonaccrual status when either principal or interest is 90 days or more past due. In addition, we place loans on nonaccrual status when we believe that there is sufficient reason to question the borrower's ability to continue to meet contractual principal or interest payment obligations. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income. Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower's financial condition and payment record. At December 31, 2004, we had no nonaccrual loans.

        Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. We have had no real estate owned in recent periods. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

        The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated. Loans delinquent for 90 days or more are generally classified as nonaccrual loans.

                                                    LOANS DELINQUENT FOR
                                   ----------------------------------------------------
                                           60-89 DAYS               90 DAYS AND OVER                 TOTAL
                                   ------------------------    ------------------------    ------------------------
                                     NUMBER        AMOUNT        NUMBER        AMOUNT        NUMBER        AMOUNT
                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                                (DOLLARS IN THOUSANDS)
AT DECEMBER 31, 2004
   Real estate loans:
     One-to four-family
       residential..............            2    $       25             1    $       22             3    $       47
     Home equity loans and
       lines of credit..........            5           129             2            60             7           189
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........            9            32             2            25            11            57
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................           16    $      186             5    $      107            21    $      293
                                   ==========    ==========    ==========    ==========    ==========    ==========

AT DECEMBER 31, 2003
   Real estate loans:
     One- to four-family
       residential..............            3    $      944             2    $       95             5    $    1,039
     Home equity loans and
       lines of credit..........            2            63            --            --             2            63
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........           --            --             2            17             2            17
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................            5    $    1,007             4    $      112             9    $    1,119
                                   ==========    ==========    ==========    ==========    ==========    ==========

AT DECEMBER 31, 2002
   Real estate loans:
     One- to four-family
       residential..............            2    $      143            --    $       --             2    $      143
     Home equity loans and
       lines of credit..........            2            75             1            57             3           132
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........            4            29             6            27            10            56
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................            8    $      247             7    $       84            15    $      331
                                   ==========    ==========    ==========    ==========    ==========    ==========

        NONPERFORMING ASSETS. The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

                                                                   AT DECEMBER 31,
                                                 -------------------------------------------------    AT MARCH
                                                    2004        2003          2002         2001       31, 2001
                                                 ---------    ---------     ---------    ---------    ---------
                                                                      (DOLLARS IN THOUSANDS)
     Non-accrual loans:
        Real estate loans:
          One-to four-family residential.....    $      --    $      95     $      --    $      --    $      --
          Home equity loans and lines of
            credit...........................           --           --            --           --           --
          Multi-family.......................           --           --            --           --           --
          Commercial.........................           --           --            --           --           --
          Construction.......................           --           --            --           --           --
        Commercial...........................           --           --            --           --           --
        Consumer and other...................           --           --            --           --           --
                                                 ---------    ---------     ---------    ---------    ---------
          Total..............................           --           95            --           --           --
                                                 ---------    ---------     ---------    ---------    ---------

     Accruing loans 90 days or more past due:
        Real estate loans:
          One- to four-family residential....           22           --            --           70           12
          Home equity loans and lines of
            credit...........................           60           --            57           --           --
          Multi-family.......................           --           --            --           --           --
          Commercial.........................           --           --            --           --           --
          Construction.......................           --           --            --           --           --
        Commercial...........................           --           --            --           --           --
        Consumer and other...................           25           17            27           --           25
                                                 ---------    ---------     ---------    ---------    ---------
          Total loans 90 days or more
             past due........................          107           17            84           70           37
                                                 ---------    ---------     ---------    ---------    ---------

          Total non-performing loans.........          107          112            84           70           37
                                                 ---------    ---------     ---------    ---------    ---------

     Foreclosed real estate..................           --           --            --           --           --
     Other non-performing assets.............           --           --            --           --           --
                                                 ---------    ---------     ---------    ---------    ---------

     Total non-performing assets.............    $     107    $     112     $      84    $      70    $      37
                                                 =========    =========     =========    =========    =========

     Ratios:
        Total non-performing loans to total
           loans.............................         0.08%        0.12%         0.14%        0.13%        0.07%
        Total non-performing loans to total
           assets............................         0.03         0.04          0.03         0.03         0.02
        Total non-performing assets to total
           assets............................         0.03         0.04          0.03         0.03         0.02

        The amount of the allowance for loan losses allocated to the $107,000 of non-performing loans at December 31, 2004, noted above, was $7,000. We have calculated this amount by applying our allowance for loan losses methodology to each of the respective loan categories. This amount represents general allowances.

        CLASSIFICATION OF ASSETS. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted.

Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention. As of December 31, 2004, we had $1.1 million of assets designated as special mention.

        When we classify assets as either substandard or doubtful, we allocate a portion of the related general loss allowances to such assets as we deem prudent. The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can require that we establish additional loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of our review of our assets at December 31, 2004, classified assets consisted of special mention assets of $1.1 million, substandard assets of $22,000, doubtful assets of $5,000 and no loans classified as loss assets. The classified assets total includes $107,000 of nonperforming loans.

        ALLOWANCE FOR LOAN LOSSES. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of three components:

        (1) specific allowances established for any impaired commercial real estate, commercial, construction and multi-family mortgage loans for which the recorded investment in the loan exceeds the measured value of the loan;

        (2) allowances for loan losses for each loan type based on historical loan loss experience; and

        (3) adjustments to historical loss experience (general allowances), maintained to cover uncertainties that affect our estimate of probable losses for each loan type.

        The adjustments to historical loss experience are based on our evaluation of several factors, including:

        o       levels of, and trends in, charge-offs and recoveries;

        o       national and local economic trends and conditions;

        o trends in volume and terms of loans, including any credit concentrations in the loan portfolio; and

        o experience, ability, and depth of lending management and other relevant staff.

        We evaluate the allowance for loan losses based upon the combined total of the specific, historical loss and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

        We consider commercial loans, commercial real estate loans and construction loans to be riskier than one- to four-family residential mortgage loans. Commercial loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower's business and the sufficiency of collateral, if any. Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing. The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event we make an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

        We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their evaluation of information available to them at the time of their examination.

        The following table sets forth activity in our allowance for loan losses for the periods indicated.

                                                                                   AT OR FOR
                                                                                    THE NINE      AT OR FOR
                                                                                     MONTHS        THE YEAR
                                       AT OR FOR THE YEARS ENDED DECEMBER 31,        ENDED          ENDED
                                     ----------------------------------------       DECEMBER       MARCH 31,
                                        2004           2003           2002          31, 2001         2001
                                     ----------     ----------     ----------      ----------     ----------
                                                               (DOLLARS IN THOUSANDS)
Balance at beginning of period..     $      667     $      421     $      259      $      193     $      172

Charge-offs:
   Real estate loans:
     One-to four-family
       residential..............             (4)            (2)            --              --            (44)
     Home equity loans and
       lines of credit..........             --             --             (4)             --             --
     Multi-family...............             --             --             --              --             --
     Commercial.................             --             --             --              --             --
     Construction...............             --             --             --              --             --
   Commercial...................             --             --             --              --            (20)
   Consumer and other...........            (38)           (47)           (60)            (55)           (26)
                                     ----------     ----------     ----------      ----------     ----------
     Total charge-offs..........            (42)           (49)           (64)            (55)           (90)

Recoveries:
   Real estate loans:
     One- to four-family
       residential..............             --             --             --              --             --
     Home equity loans and
       lines of credit..........             --             --             --              --             --
     Multi-family...............             --             --             --              --             --
     Commercial.................             --             --             --              --             --
     Construction...............             --             --             --              --             --
   Commercial...................             --             --             --              --             --
   Consumer and other...........             11             12              8              14              7
                                     ----------     ----------     ----------      ----------     ----------
     Total recoveries...........             11             12              8              14              7
                                     ----------     ----------     ----------      ----------     ----------

Net charge-offs.................            (31)           (37)           (56)            (41)           (83)
Provision for loan losses.......            354            283            218             107            104
                                     ----------     ----------     ----------      ----------     ----------

Balance at end of year..........     $      990     $      667     $      421      $      259     $      193
                                     ==========     ==========     ==========      ==========     ==========

Ratios:
Net charge-offs to average
   loans outstanding............          (0.03)%        (0.05)%        (0.10)%         (0.11)%        (0.18)%
Allowance for loan losses to
   non-performing loans at end
   of period....................         925.23%        595.54%        501.19%         370.00%        521.62%
Allowance for loan losses to
   total loans at end of
   period.......................           0.77%          0.76%          0.71%           0.48%          0.40%

        ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.


                                                             AT DECEMBER 31,
                          ---------------------------------------------------------------------------------------
                                             2004                                         2003
                          -----------------------------------------     -----------------------------------------
                                          PERCENT OF     PERCENT OF                    PERCENT OF      PERCENT OF
                                         ALLOWANCE TO     LOANS IN                    ALLOWANCE TO      LOANS IN
                                             TOTAL      CATEGORY TO                      TOTAL        CATEGORY TO
                             AMOUNT       ALLOWANCE     TOTAL LOANS        AMOUNT       ALLOWANCE     TOTAL LOANS
                          ------------   -----------    -----------     ------------   -----------    -----------
                                                          (DOLLARS IN THOUSANDS)
Real estate loans:
  One-to four-family
    residential.......    $        146          14.8%          44.4%    $        159          23.8%          39.5%
  Home equity loans
    and lines of
    credit............              80           8.1           25.1              127          19.0           32.4
  Multi-family........              --            --            1.4               --            --            0.2
  Commercial..........             518          52.3           20.3              321          48.1           15.3
  Construction........              --            --            1.8               --            --            2.2
Commercial............             156          15.8            4.8               --            --            7.6
Consumer and other....              90           9.0            2.2               60           9.1            2.8
                          ------------    ----------     ----------     ------------    ----------     ----------

Total allowance for
  loan losses.........    $        990         100.0%         100.0%    $        667         100.0%         100.0%
                          ============    ==========     ==========     ============    ==========     ==========

(Continued)

                                      AT DECEMBER 31,
                          -----------------------------------------
                                            2002                                   AT DECEMBER 31, 2001
                          -----------------------------------------     -----------------------------------------
                                         PERCENT OF     PERCENT OF                     PERCENT OF     PERCENT OF
                                        ALLOWANCE TO     LOANS IN                     ALLOWANCE TO     LOANS IN
                                            TOTAL       CATEGORY TO                       TOTAL       CATEGORY TO
                             AMOUNT       ALLOWANCE     TOTAL LOANS        AMOUNT       ALLOWANCE     TOTAL LOANS
                          ------------   -----------    -----------     ------------   -----------    -----------
                                                          (DOLLARS IN THOUSANDS)
Real estate loans:
  One-to four-family
    residential.......    $        69          16.4%          42.8%     $        82          31.7%          49.2%
  Home equity loans
    and lines of
    credit............             76          18.0           32.3               31          12.0           33.1
  Multi-family........             --            --            0.3               --            --            0.3
  Commercial..........            228          54.2           12.1               99          38.2            7.5
  Construction........             --            --            1.7               --            --            2.4
Commercial............             --            --            6.1               --            --            1.6
Consumer and other....             48          11.4            4.7               47          18.1            5.9
                          -----------    ----------     ----------      -----------    ----------     ----------

Total allowance for
  loan losses.........    $       421         100.0%         100.0%     $       259         100.0%         100.0%
                          ===========    ==========     ==========      ===========    ==========     ==========

(Continued)

                                      AT MARCH 31, 2001
                          -----------------------------------------
                                         PERCENT OF     PERCENT OF
                                        ALLOWANCE TO     LOANS IN
                                            TOTAL       CATEGORY TO
                             AMOUNT       ALLOWANCE     TOTAL LOANS
                          ------------   -----------    -----------
                                   (DOLLARS IN THOUSANDS)

Real estate loans:
  One-to four-family
    residential.......   $        79          40.9%          52.3%
  Home equity loans
    and lines of
    credit............            50          25.9           34.6
  Multi-family........            --            --            0.4
  Commercial..........            47          24.4            4.8
  Construction........            --            --            0.9
Commercial............            --            --            0.1
Consumer and other....            17           8.8            6.9
                         -----------    ----------     ----------

Total allowance for
  loan losses.........   $       193         100.0%         100.0%
                         ===========    ==========     ==========

SECURITIES ACTIVITIES

        Our securities investment policy is established by our Board of Directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy. Our Asset/Liability Management Committee, which consists of senior management, oversees our investing strategies. The Board of Directors reviews the Asset/Liability Management Committee's activities and strategies, and evaluates on an ongoing basis our investment policy and objectives. Our chief executive officer and our chief financial officer are responsible for making securities portfolio decisions in accordance with established policies. Our chief executive officer and our chief financial officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Asset/Liability Management Committee at least monthly.

        Our current investment policy generally permits securities investments in debt securities issued by the U.S. Government and U.S. Government agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of U.S. Government agencies and U.S. Government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of New York. Securities in these categories are classified as "investment securities" for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as collateralized mortgage obligations ("CMOs") issued or backed by securities issued by these government agencies or government-sponsored enterprises. Also permitted are investments in securities issued or backed by the Small Business Administration and privately issued mortgage-backed securities. As of December 31, 2004, we held no asset-backed securities (securities collateralized by automobile loans, credit card receivables and home equity loans), and we held no preferred securities issued by either Fannie Mae or Freddie Mac. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk.

        Statement of Financial Accounting Standards No. 115 requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not have a trading portfolio.

        MORTGAGE-BACKED SECURITIES. We invest in mortgage-backed securities in order to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increased liquidity. We invest primarily in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac, and Ginnie Mae. At December 31, 2004, our mortgage-backed securities portfolio had a fair value of $48.9 million, consisting of $48.0 million of pass-through securities and $908,000 of CMOs.

        Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally government sponsored enterprises, such as Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Colonial Bank, FSB, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

        As of December 31, 2004, a portion of our mortgage-backed securities portfolio was invested in a CMO backed by Fannie Mae. CMOs are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into "tranches" or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. Our practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability. Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates.

        CORPORATE DEBT SECURITIES AND MUNICIPAL BONDS. At December 31, 2004, we held $15.0 million in corporate debt securities, at fair value, $10.7 million of which were classified as available for sale and $4.3 million of which were classified as held to maturity. At December 31, 2004, we held $33.1 million in bonds issued by states and political subdivisions, $9.2 million of which were classified as held to maturity at amortized cost and $23.9 million of which were classified as available for sale at fair value. Although corporate debt securities and municipal bonds may offer a higher yield than a U.S. Treasury or agency security of comparable duration, these securities also have a higher risk of default due to adverse changes in the creditworthiness of the issuer. In recognition of this potential risk, we generally limit investments in corporate bonds to securities rated in one of the four highest categories by at least one nationally recognized rating agency, and to a total investment of no more than $1.0 million per issuer. We also generally limit investments in municipal bonds to issues that are insured unless the issuer is a local government entity within our service area. Such local entity obligations generally are not rated, and are subject to internal credit reviews. In addition, our investment policy imposes an investment limitation of $1.5 million per municipal issuer.

        EQUITY SECURITIES. At December 31, 2004, our equity securities consisted of Federal Home Loan Bank of New York common stock and mutual funds. We hold the Federal Home Loan Bank of New York common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of New York's advance program. There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of New York to redeem shares at par value upon the request of the holder. The aggregate fair value of our Federal Home Loan Bank of New York common stock as of December 31, 2004 was $1.0 million based on its par value. No unrealized gains or losses have been recorded because the par value of the common stock represents its fair value. Our mutual funds consist solely of Shay Asset Management Funds. We selected these mutual funds because the underlying securities bear similar risk characteristics to investments that we purchase directly. These mutual funds provide us with increased liquidity since we can redeem our shares within several days and also provide us with a higher yield than other short-term earning assets such as federal funds. However, to diversify our securities portfolio, we have decreased our investment in this security in recent years.

        U.S. GOVERNMENT AGENCY SECURITIES. At December 31, 2004, we held U.S. Government agency securities available for sale with a fair value of $25.2 million and U.S. Government agency securities held to maturity of $1.0 million. These securities have short- to medium-term maturities (one to five years). While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

        The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

                                                                      AT DECEMBER 31,
                                     ---------------------------------------------------------------------------------
                                                2004                        2003                        2002
                                     -------------------------   -------------------------   -------------------------
                                      AMORTIZED                   AMORTIZED                   AMORTIZED
                                         COST       FAIR VALUE       COST       FAIR VALUE       COST       FAIR VALUE
                                     -----------   -----------   -----------   -----------   -----------   -----------
                                                                      (IN THOUSANDS)
SECURITIES AVAILABLE-FOR-SALE:
  Mortgage-backed..................  $    43,670   $    43,709   $    28,889   $    29,269   $    31,738   $    32,226
  U.S. Government agency...........       25,096        25,152        16,932        16,944         5,471         5,695
  Corporate........................       10,600        10,732        15,569        15,837         8,951         9,212
  Mutual funds.....................       12,865        12,839        12,731        12,719        44,465        44,472
  Municipal........................       23,634        23,928        24,259        24,307         8,580         8,671
  SBA pools........................       14,695        14,799        19,004        19,157        23,533        23,551
                                     -----------   -----------   -----------   -----------   -----------   -----------
     Total securities
     available-for-sale............  $   130,560   $   131,159   $   117,384   $   118,233   $   122,738   $   123,827
                                     ===========   ===========   ===========   ===========   ===========   ===========

SECURITIES HELD-TO-MATURITY:
  Mortgage-backed..................  $     4,966   $     5,217   $    10,245   $    10,752   $    22,193   $    23,386
  U.S. Government agency...........        1,000         1,007         1,777         1,835         2,447         2,570
  Municipal........................        8,683         9,209         8,654         9,059         9,369         9,625
  Corporate........................        3,935         4,261         3,922         4,254         6,109         6,363
                                     -----------   -----------   -----------   -----------   -----------   -----------
     Total securities
     held-to-maturity..............  $    18,584   $    19,694   $    24,598   $    25,900   $    40,118   $    41,944
                                     ===========   ===========   ===========   ===========   ===========   ===========

        PORTFOLIO MATURITIES AND YIELDS. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at December 31, 2004 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have been adjusted to a tax-equivalent basis.



                                                                MORE THAN ONE YEAR     MORE THAN FIVE YEARS
                                         ONE YEAR OR LESS       THROUGH FIVE YEARS      THROUGH TEN YEARS      MORE THAN TEN YEARS
                                       --------------------    --------------------    --------------------    --------------------
                                                   WEIGHTED                WEIGHTED                WEIGHTED                WEIGHTED
                                       AMORTIZED   AVERAGE     AMORTIZED   AVERAGE     AMORTIZED   AVERAGE     AMORTIZED   AVERAGE
                                         COST       YIELD        COST       YIELD        COST       YIELD        COST       YIELD
                                       ---------  ---------    ---------  ---------    ---------  ---------    ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE-FOR-SALE:
  Mortgage-backed..................    $      --       --%     $     258     5.22%     $     971     5.94%     $  42,441     4.45%
  U.S. Government agency...........           --       --%         5,742     4.08%        11,482     4.10%         7,872     4.46%
  Corporate........................          350     8.27%         4,065     5.14%         2,818     4.38%         3,367     5.47%
  Mutual funds.....................       12,865     2.74%            --       --%            --       --%            --       --%
  Municipal........................           --       --%           244     1.15%        12,608     5.74%        10,782     6.15%
  SBA pools........................           --       --%         1,822     4.68%        11,406     4.38%         1,467     3.40%
                                       ---------               ---------               ---------               ---------
     Total securities
       available-for-sale..........    $  13,215     2.89%     $  12,131     4.49%     $  39,285     4.78%     $  65,929     4.76%
                                       =========               =========               =========               =========

SECURITIES HELD-TO-MATURITY:
  Mortgage-backed..................    $      --       --%     $     976     6.48%     $   3,227     6.08%     $     763     6.37%
  U.S. Government agency...........        1,000     5.95%            --       --%            --       --%            --       --%
  Municipal........................           --       --%         1,831     6.43%           929     6.88%         5,923     7.35%
  Corporate........................        1,002     6.43%           301     6.85%            --       --%         2,632     7.14%
                                       ---------               ---------               ---------               ---------
     Total securities
       held-to-maturity............    $   2,002     6.19%     $   3,108     6.49%     $   4,156     6.26%     $   9,318     7.21%
                                       =========               =========               =========               =========

(Continued)

                                               TOTAL SECURITIES
                                       --------------------------------
                                                               WEIGHTED
                                       AMORTIZED               AVERAGE
                                         COST     FAIR VALUE    YIELD
                                       ---------  ----------  ---------
                                            (DOLLARS IN THOUSANDS)


SECURITIES AVAILABLE-FOR-SALE:
  Mortgage-backed..................    $  43,670  $   43,709     4.49%
  U.S. Government agency...........       25,096      25,152     4.21%
  Corporate........................       10,600      10,732     5.15%
  Mutual funds.....................       12,865      12,839     2.74%
  Municipal........................       23,634      23,928     5.88%
  SBA pools........................       14,695      14,799     4.32%
                                       ---------  ----------
     Total securities
       available-for-sale..........    $ 130,560  $  131,159     4.55%
                                       =========  ==========

SECURITIES HELD-TO-MATURITY:
  Mortgage-backed..................    $   4,966  $    5,217     6.20%
  U.S. Government agency...........        1,000       1,007     5.95%
  Municipal........................        8,683       9,209     7.11%
  Corporate........................        3,935       4,261     6.94%
                                       ---------  ----------
     Total securities
       held-to-maturity............    $  18,584  $   19,694     6.77%
                                       =========  ==========

SOURCES OF FUNDS

        GENERAL. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

        DEPOSITS. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of certificates of deposit, savings accounts, NOW accounts, checking accounts, money market accounts, club accounts and individual retirement accounts. We provide commercial checking accounts for businesses. In addition, we provide low-cost checking account services for low-income customers.

        Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our customer service and competitive pricing to attract and retain these deposits. While we accept certificates of deposit in excess of $100,000 for which we may provide preferential rates, we generally do not solicit such deposits as they are more difficult to retain than core deposits. At December 31, 2004, we had no brokered certificates of deposits.

        The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

                                                                 AT DECEMBER 31,
                        ------------------------------------------------------------------------------------------------
                                     2004                             2003                             2002
                        ------------------------------   ------------------------------   ------------------------------
                                              WEIGHTED                         WEIGHTED                         WEIGHTED
                                              AVERAGE                          AVERAGE                          AVERAGE
                         BALANCE    PERCENT     RATE      BALANCE    PERCENT     RATE      BALANCE    PERCENT     RATE
                        ---------  ---------  --------   ---------  ---------  --------   ---------  ---------  --------
                                                             (DOLLARS IN THOUSANDS)
DEPOSIT TYPE:
Non-interest bearing
  demand..............  $  9,587        3.70%      --%   $  10,529       4.71%      --%   $   6,371       2.93%      --%
Savings...............    68,152       26.27     1.31       61,638      27.57     1.33       58,962      27.07     2.00
NOW accounts..........    28,579       11.02     0.61       20,695       9.26       --       17,925       8.23       --
Super NOW accounts....    16,218        6.25     1.00       16,460       7.36     1.00       14,535       6.67     1.25
Money market demand...    21,999        8.48     1.70       11,258       5.03     1.26        9,138       4.20     1.49
                        --------    --------             ---------   --------             ---------   --------
   Total transaction
    accounts..........   144,535       55.72     0.71      120,580      53.93     0.93      106,931      49.10     1.40

Certificates of
deposit...............   114,872       44.28     3.19      102,989      46.07     2.60      110,855      50.90     3.37
                        --------    --------             ---------   --------             ---------   --------

   Total deposits.....  $259,407      100.00%    2.04%   $ 223,569     100.00%    1.70%   $ 217,786     100.00%    2.39%
                        ========    ========             =========   ========             =========   ========

        As of December 31, 2004, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $39.5 million. The following table sets forth the maturity of those certificates as of December 31, 2004.

                                                       AT
                                                DECEMBER 31, 2004
                                                -----------------
                                                 (IN THOUSANDS)

        Three months or less................       $    1,962
        Over three months through six months           11,891
        Over six months through one year....            4,926
        Over one year to three years........           12,514
        Over three years....................            8,256
                                                   ----------

        Total...............................       $   39,549
                                                   ==========

        At December 31, 2004, $50.3 million of our certificates of deposit had maturities of one year or less. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

        The following table sets forth the interest-bearing deposit activities for the periods indicated.

                                                   YEAR ENDED DECEMBER 31,
                                        --------------------------------------------
                                            2004             2003            2002
                                        ------------    ------------    ------------
                                                        (IN THOUSANDS)
Beginning balance...................    $    213,040    $    211,415    $    165,799
Net deposits (withdrawals) before
   interest credited................          32,362          (2,558)         39,618
Interest credited...................           4,418           4,183           5,998
                                        ------------    ------------    ------------
Ending balance......................    $    249,820    $    213,040    $    211,415
                                        ============    ============    ============

        BORROWINGS. Our borrowings consist of short-term Federal Home Loan Bank advances. The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated.

                                               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------
                                               2004            2003            2002
                                           ------------    ------------    ------------
                                                       (DOLLARS IN THOUSANDS)
Balance at end of period...............    $     13,890    $      4,070    $      3,165
Average balance during period..........    $     15,024    $      7,636    $      4,703
Maximum outstanding at any month end...    $     25,181    $     12,070    $      8,420
Weighted average interest rate at end
   of period...........................            2.12%           1.04%           1.35%
Average interest rate during period....            1.62%           1.20%           3.08%

        At December 31, 2004, we had the ability to borrow approximately $25.6 million under our credit facilities with the Federal Home Loan Bank of New York.

EMPLOYEES

        As of December 31, 2004, we had 65 full-time employees and 12 part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

PROPERTIES

        We own all of our properties. As of December 31, 2004, the net book value of our properties was $3.1 million. The following is a list of our offices:

85 West Broad Street (Main Office)    Route 77 and Big Oak Road
Bridgeton, New Jersey 08302           Upper Deerfield Township, New Jersey 08302
(856) 451-5800                        (856) 455-4500

1107 North High Street                1771 South Lincoln Avenue
Millville, New Jersey 08332           Vineland, New Jersey 08361
(856) 825-5800                        (856) 690-5555

227 Bridgeton Pike                    271 Lambs Road
Mantua, New Jersey 08051              Sewell, New Jersey 08080
(856) 468-6008                        (856) 589-4888

        In addition, we plan to build a new administrative headquarters/full-service office in Vineland, New Jersey and a branch office in Buena, New Jersey. We have budgeted approximately $6.3 million for the construction of these new banking facilities, for which we have already spent $1.5 million as of March 31, 2005, primarily for the acquisition of the land for both facilities. We cannot assure you that construction and other costs will not exceed this budget estimate. We anticipate opening the administrative headquarters in the third calendar quarter of 2006, and opening the branch office in the second calendar quarter of 2006. However, because building these facilities is subject to state and local government approval, we cannot assure you that we will be able to open these facilities at these dates, or that we will be able to complete construction even if we expend significant funds on the construction projects.

LEGAL PROCEEDINGS

        We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.

TAX ALLOCATION

        Colonial Bank, FSB and Colonial Bankshares, Inc. have entered into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

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                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

        GENERAL. Colonial Bankshares, Inc. and Colonial Bank, FSB are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Colonial Bankshares, MHC's and Colonial Bank, FSB's federal tax returns are not currently under audit, and have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Colonial Bankshares, Inc. or Colonial Bank, FSB.

        METHOD OF ACCOUNTING. For federal income tax purposes, Colonial Bankshares, Inc. reports income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

        BAD DEBT RESERVES. Colonial Bank, FSB is permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions can, within specified formula limits, be deducted in arriving at our taxable income. Pursuant to the Small Business Protection Act of 1996 (the "1996 Act"), savings institutions were required to recapture any excess reserves over those established as of December 31, 1988 (base year reserve). Colonial Bank, FSB recaptured approximately $50,000 of reserves over the six-year period ended December 31, 2002.

        TAXABLE DISTRIBUTIONS AND RECAPTURE. Prior to the 1996 Act, bad debt reserves created prior to December 31, 1988 were subject to recapture into taxable income should Colonial Bank, FSB fail to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift related recapture rules.

        At December 31, 2004, our total federal pre-1988 base year reserve was approximately $1.5 million. However, under current law, pre-1988 base year reserves remain subject to recapture should Colonial Bank, FSB make certain non-dividend distributions, repurchase any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a financial institution charter.

        ALTERNATIVE MINIMUM TAX. The Internal Revenue Code of 1986, as amended (the "Code") imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income"). The AMT is payable to the extent such alternative minimum taxable income is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Colonial Bank, FSB has not been subject to the AMT and has no such amounts available as credits for carryover.

        NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At

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December 31, 2004, Colonial Bank, FSB had no net operating loss carryforwards for federal income tax purposes.

        CORPORATE DIVIDENDS-RECEIVED DEDUCTION. Colonial Bankshares, Inc. may exclude from its income 100% of dividends received from Colonial Bank, FSB as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

STATE TAXATION

        NEW JERSEY STATE TAXATION. Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB file New Jersey Corporation Business tax returns. Generally, the income of savings institutions in New Jersey is subject to the New Jersey Corporation Business tax at the rate of 9% on its taxable income, before net operating loss deductions and special deductions for federal income tax purposes. For this purpose, "taxable income" generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

        Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB are not currently under audit with respect to their New Jersey income tax returns and Colonial Bankshares, MHC's, Colonial Bankshares, Inc.'s and Colonial Bank, FSB's state tax returns have not been audited for the past five years.

                           SUPERVISION AND REGULATION

GENERAL

        Colonial Bank, FSB is examined and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution's operations and assigns its rating (known as an institution's CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Colonial Bank, FSB also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System. Colonial Bank, FSB is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Colonial Bank, FSB and prepares reports for the consideration of its Board of Directors on any operating deficiencies. Colonial Bank, FSB's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in

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matters concerning the ownership of deposit accounts and the form and content of
Colonial Bank, FSB's mortgage documents.

        Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on Colonial Bankshares, Inc. and Colonial Bank, FSB and their operations.

FEDERAL BANKING REGULATION

        BUSINESS ACTIVITIES. A federal savings bank derives its lending and investment powers from the Home Owners' Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Colonial Bank, FSB may invest in mortgage loans secured by residential real estate without limitations as a percentage of assets and non-residential real estate loans which may not in the aggregate exceed 400% of capital, commercial business loans up to 20% of assets in the aggregate and consumer loans up to 35% of assets in the aggregate, certain types of debt securities and certain other assets. Colonial Bank, FSB also may establish subsidiaries that may engage in activities not otherwise permissible for Colonial Bank, FSB directly including real estate investment, and securities and insurance brokerage.

        CAPITAL REQUIREMENTS. Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for savings banks receiving the highest rating on the CAMELS rating system), and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

        The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision, based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 46% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings bank. Colonial Bank, FSB does not typically engage in asset sales.

        At December 31, 2004, Colonial Bank, FSB's capital exceeded all applicable requirements.

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        LOANS TO ONE BORROWER. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2004, Colonial Bank, FSB was in compliance with the loans-to-one-borrower limitations.

        QUALIFIED THRIFT LENDER TEST. As a federal savings bank, Colonial Bank, FSB must satisfy the qualified thrift lender, or "QTL," test. Under the QTL test, Colonial Bank, FSB must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine of the most recent 12-month period. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank's business.

        "Qualified thrift investments" include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. Colonial Bank, FSB also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code.

        A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At December 31, 2004, Colonial Bank, FSB held 74.7% of its "portfolio assets" in "qualified thrift investments," and satisfied this test.

        CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings bank must file an application for approval of a capital distribution if:

        o the total capital distributions for the applicable calendar year exceed the sum of the association's net income for that year to date plus the association's retained net income for the preceding two years;

        o the association would not be at least adequately capitalized following the distribution;

        o the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

        o the association is not eligible for expedited treatment of its filings.

        Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

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        The Office of Thrift Supervision may disapprove a notice or application if:

        o the association would be undercapitalized following the distribution;

        o the proposed capital distribution raises safety and soundness concerns; or

        o the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

        In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

        LIQUIDITY. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

        COMMUNITY REINVESTMENT ACT AND FAIR LENDING LAWS. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the association's record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings bank's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Colonial Bank, FSB received a "satisfactory" Community Reinvestment Act rating in its most recent federal examination.

        PRIVACY STANDARDS. Financial institutions, including Colonial Bank, FSB, are subject to Federal Deposit Insurance Corporation regulations implementing the privacy protection provisions of the Gramm-Leach-Bliley Act. These regulations require Colonial Bank, FSB to disclose its privacy policy, including identifying with whom it shares "non-public personnel information" to customers at the time of establishing the customer relationship and annually thereafter.

        The regulations also require Colonial Bank, FSB to provide its customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, Colonial Bank, FSB is required to provide its customers with the ability to "opt-out" of having Colonial Bank, FSB share their non-public personal information with unaffiliated third parties before it can disclose such information, subject to certain exceptions. The implementation of these regulations did not have a material adverse effect on Colonial Bank, FSB. The Gramm-Leach-Bliley Act also provides for the ability of each state to enact legislation that is more protective of

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consumers' personal information. We cannot predict whether New Jersey may enact such legislation or what impact, if any, it would have if enacted.

        The Federal Deposit Insurance Corporation and other federal banking agencies have adopted guidelines establishing standards for safeguarding customer information to implement certain provisions of the Gramm-Leach-Bliley Act. The guidelines describe the agencies' expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to insure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records and protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any customer. Colonial Bank, FSB has implemented these guidelines and such implementation did not have a material adverse effect on our operations.

        TRANSACTIONS WITH RELATED PARTIES. A federal savings bank's authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Colonial Bank, FSB. Colonial Bankshares, Inc. is an affiliate of Colonial Bank, FSB. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution's unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the savings bank. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings banks to maintain detailed records of all transactions with affiliates.

        Colonial Bank, FSB's authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Colonial

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Bank, FSB's capital. In addition, extensions of credit in excess of certain limits must be approved by Colonial Bank, FSB's Board of Directors.

        ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

        STANDARDS FOR SAFETY AND SOUNDNESS. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

        PROMPT CORRECTIVE ACTION REGULATIONS. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the association's capital:

        o well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

        o adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

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        o       undercapitalized (less than 8% total risk-based capital, 4% Tier
                1 risk-based capital or 3% leverage capital);

        o significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); and

        o       critically undercapitalized (less than 2% tangible capital).

        Generally, a banking regulator is required to appoint a receiver or conservator for an association that is "critically undercapitalized" within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank. Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of the savings bank's assets at the time it was notified or deemed to be undercapitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to require payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

        At December 31, 2004, Colonial Bank, FSB met the criteria for being considered "well-capitalized."

        INSURANCE OF DEPOSIT ACCOUNTS. Deposit accounts in Colonial Bank, FSB are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. Colonial Bank, FSB's deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately 0.0144% of insured deposits to

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fund interest payments on bonds maturing in 2017 issued by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund.

        PROHIBITIONS AGAINST TYING ARRANGEMENTS. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

        FEDERAL HOME LOAN BANK SYSTEM. Colonial Bank, FSB is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of New York, Colonial Bank, FSB is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20th of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 2004, Colonial Bank, FSB was in compliance with this requirement.

FEDERAL RESERVE SYSTEM

        The Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2004, Colonial Bank, FSB was in compliance with these reserve requirements.

INTERNET BANKING

        Technological developments are significantly altering the ways in which most companies, including financial institutions, conduct their business. The growth of the Internet is prompting banks to reconsider business strategies and adopt alternative distribution and marketing systems. The federal bank regulatory agencies have conducted seminars and published materials targeted to various aspects of internet banking, and have indicated their intention to reevaluate their regulations to ensure that they encourage banks' efficiency and competitiveness consistent with safe and sound banking practices. We cannot assure you that the bank regulatory agencies will adopt new regulations that will not materially affect any of our internet operations or restrict any such further operations.

THE USA PATRIOT ACT

        The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including savings banks like Colonial Bank, FSB. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private

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banking accounts or correspondence accounts in the United States for non-United
States persons or their representatives (including foreign individuals visiting the United States).

        The federal banking agencies have begun to propose and implement regulations pursuant to the USA PATRIOT Act. These regulations require financial institutions to adopt the policies and procedures contemplated by the USA PATRIOT Act.

SARBANES-OXLEY ACT OF 2002

        The Sarbanes-Oxley Act of 2002 (the "Act") implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board that will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Act makes certain changes to the requirements for partner rotation after a period of time. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel will be required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the Board of Directors or the board itself.

        Under the Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in a company's securities within two business days of the change.

        The Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Audit Committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, companies must disclose whether at least one member of the committee is a "financial expert"

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(as such term is defined by the Securities and Exchange Commission) and if not,
why not. Under the Act, a company's registered public accounting firm is prohibited from performing statutorily mandated audit services for a company if such company's chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to shareholders. The Act requires the company's registered public accounting firm that issues the audit report to attest to and report on management's assessment of the company's internal controls.

        We anticipate that we will incur additional expense in complying with the provisions of the Act and the regulations that have been promulgated to implement the Act, particularly those regulations relating to the establishment of internal controls over financial reporting.

HOLDING COMPANY REGULATION

        GENERAL. Colonial Bankshares, MHC and Colonial Bankshares, Inc. are non-diversified savings and loan holding companies within the meaning of the Home Owners' Loan Act. As such, Colonial Bankshares, MHC and Colonial Bankshares, Inc. are registered with the Office of Thrift Supervision and are subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision has enforcement authority over Colonial Bankshares, Inc. and Colonial Bankshares, MHC, and their subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. As federal corporations, Colonial Bankshares, Inc. and Colonial Bankshares, MHC are generally not subject to state business organization laws.

        PERMITTED ACTIVITIES. Pursuant to Section 10(o) of the Home Owners' Loan Act and Office of Thrift Supervision regulations and policy, a mutual holding company and a federally chartered mid-tier holding company such as Colonial Bankshares, Inc. may engage in the following activities:

        (i)     investing in the stock of a savings bank;

        (ii) acquiring a mutual association through the merger of such association into a savings bank subsidiary of such holding company or an interim savings bank subsidiary of such holding company;

        (iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings bank;

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

        (iv) investing in a corporation, the capital stock of which is available for purchase by a savings bank under federal law or under the law of any state where the subsidiary savings bank or associations share their home offices;

        (v) furnishing or performing management services for a savings bank subsidiary of such company;

        (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company;

        (vii) holding or managing properties used or occupied by a savings bank subsidiary of such company;

        (viii)  acting as trustee under deeds of trust;

        (ix)    any other activity:

                (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or

                (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987;

        (x)     any activity permissible for financial holding companies under
                Section 4(k) of the Bank Holding Company Act, including securities and insurance underwriting; and

        (xi) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director. If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (x) above, and has a period of two years to cease any nonconforming activities and divest any nonconforming investments.

        The Home Owners' Loan Act prohibits a savings and loan holding company, including Colonial Bankshares, Inc. and Colonial Bankshares, MHC, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift

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Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

        The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

        (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and

        (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

        WAIVERS OF DIVIDENDS BY COLONIAL BANKSHARES, MHC. Office of Thrift Supervision regulations require Colonial Bankshares, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Colonial Bankshares, Inc. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if:

        (i) the waiver would not be detrimental to the safe and sound operation of the subsidiary savings association; and

        (ii) the mutual holding company's Board of Directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members.

        We anticipate that Colonial Bankshares, MHC will waive any dividends paid by Colonial Bankshares, Inc. Under Office of Thrift Supervision regulations, our public stockholders would not be diluted because of any dividends waived by Colonial Bankshares, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event Colonial Bankshares, MHC converts to stock form.

        CONVERSION OF COLONIAL BANKSHARES, MHC TO STOCK FORM. Office of Thrift Supervision regulations permit Colonial Bankshares, MHC to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new stock holding company would be formed as the successor to Colonial Bankshares, Inc. (the "New Holding Company"), Colonial Bankshares, MHC's corporate existence would end, and certain depositors and borrowers of Colonial Bank, FSB would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by stockholders other than Colonial Bankshares, MHC ("Minority Stockholders") would be automatically converted into a number of shares of common stock of

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the New Holding Company determined pursuant an exchange ratio that ensures that
Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in Colonial Bankshares, Inc. immediately prior to the Conversion Transaction. Under Office of Thrift Supervision regulations, Minority Stockholders would not be diluted because of any dividends waived by Colonial Bankshares, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event Colonial Bankshares, MHC converts to stock form. The total number of shares held by Minority Stockholders after a Conversion Transaction also would be increased by any purchases by Minority Stockholders in the offering conducted as part of the Conversion Transaction.

        Any Conversion Transaction would require the approval of a majority of the outstanding shares of common stock of Colonial Bankshares, Inc. held by Minority Stockholders and by two thirds of the total outstanding shares of common stock of Colonial Bankshares, Inc. Any second-step conversion transaction also would require the approval of a majority of the eligible votes of members of Colonial Bankshares, MHC.

FEDERAL SECURITIES LAWS

        Colonial Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the offering. Upon completion of the offering, Colonial Bankshares, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Colonial Bankshares, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

        The registration under the Securities Act of 1933 of shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Colonial Bankshares, Inc. may be resold without registration. Shares purchased by an affiliate of Colonial Bankshares, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Colonial Bankshares, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                   MANAGEMENT

SHARED MANAGEMENT STRUCTURE

        The directors of Colonial Bankshares, Inc. are the same persons who are the directors of Colonial Bank, FSB. In addition, each executive officer of Colonial Bank, FSB is also an executive officer of Colonial Bankshares, Inc. We expect that Colonial Bankshares, Inc. and

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Colonial Bank, FSB will continue to have common executive officers until there is a business reason to establish separate management structures.

OUR DIRECTORS AND EXECUTIVE OFFICERS

        The directors of Colonial Bankshares, Inc., serve staggered terms so that only a portion of the directors will be elected at each annual meeting of stockholders. The Board of Directors is divided into three classes. The initial term of the first class of directors will expire at the annual meeting of stockholders to be held in 2006, and the initial term of each of the remaining classes will expire at its respective annual meeting of stockholders to be held in the year identified in the table below. The directors of Colonial Bank, FSB will be elected annually by Colonial Bankshares, Inc., as its sole stockholder.

        The table below sets forth information, as of December 31, 2004, regarding the current members of the Boards of Directors, including the initial term of office for each board member.

           DIRECTORS              AGE                POSITION                 DIRECTOR SINCE     TERM EXPIRES
-------------------------------  -----  -----------------------------------  ----------------  -----------------

Frank M. Hankins, Jr.             86           Chairman of the Board                1947              2006
Albert A. Fralinger, Jr.          71        Vice Chairman of the Board              1971              2008
Edward J. Geletka                 43    President, Chief Executive Officer          2001              2007
                                                   and Director
Richard S. Allen                  47                 Director                       2001              2007
Gregory J. Facemyer, CPA          49                 Director                       1994              2006
John Fitzpatrick, CPA             41                 Director                       2005              2008
James Quinn                       59                 Director                       1998              2007

        The executive officers of Colonial Bankshares, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.

        The table below sets forth information, as of December 31, 2004, regarding our current executive officers who are not also directors.

                  NAME                            TITLE                 AGE
     -----------------------------  ---------------------------------  -----

     L. Joseph Stella, III, CPA      Executive Vice President and       47
                                        Chief Financial Officer

     Richard W. Dapp                 Senior Vice President and Chief    50
                                        Credit Officer

        The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, each individual has held his respective positions for the past five years.

        FRANK M. HANKINS, JR. is the retired Chairman of H. H. Hankins & Brothers Lumber in Bridgeton, New Jersey.

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

        ALBERT A. FRALINGER, JR. is the Chairman and Chief Financial Officer of Fralinger Engineering, a civil engineering firm that he founded in 1960.

        EDWARD J. GELETKA has served as the President and Chief Executive Officer of Colonial Bank, FSB since 2000, and has been employed by Colonial Bank, FSB in a variety of positions since 1987.

        RICHARD S. ALLEN has been the President of Allen Associates, Insurance Services, since 1993. Mr. Allen has been employed by Allen Associates since 1982.

        GREGORY J. FACEMYER, CPA, has been a self-employed certified public accountant since 1980. Mr. Facemyer is also a Commissioner of the Cumberland County Utilities Authority.

        JOHN FITZPATRICK, CPA, is the President of Fitzpatrick & McIlvaine, CPAs PC of Pittman, New Jersey, which he founded in 1992.

        JAMES QUINN is the owner of Quinn Broadcasting, Inc., which he founded in 1977. Mr. Quinn has also served as the mayor of Millville, New Jersey since 1997.

        L. JOSEPH STELLA, III, CPA has served as Executive Vice President and Chief Financial Officer of Colonial Bank, FSB since March 1999.

        RICHARD W. DAPP has served as Senior Vice President and Chief Credit Officer of Colonial Bank, FSB since July 2004. From November 2003 to July 2004, Mr. Dapp served as Vice President/Chief Commercial Lending Officer for Franklin Savings Bank, Pilesgrove, New Jersey. From June 2001 to November 2002, Mr. Dapp served as Cumberland County Regional Vice President for Commerce Bank, NA, Vineland, New Jersey.

MEETINGS OF THE BOARDS OF DIRECTORS

        Regular meetings of the Board of Directors of Colonial Bank, FSB are held monthly. Following the completion of the stock offering, regular meetings of the Board of Directors of Colonial Bankshares, Inc. will also be held monthly. Special meetings of these Boards are held as needed. There was one regular meeting and one special meeting of the Board of Directors of Colonial Bankshares, Inc. during 2004, and there were 13 regular meetings and no special meetings of the Board of Directors of Colonial Bank, FSB during 2004.

COMMITTEES OF THE BOARD OF DIRECTORS OF COLONIAL BANKSHARES, INC.

        Colonial Bankshares, Inc. has established standing Audit and Nominating Committees. The entire board of directors acts with respect to compensation decisions, although the President and Chief Executive Officer does not participate with respect to decisions on his compensation.

        The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also will act on the appointment of a registered public accounting firm to perform Colonial Bankshares, Inc.'s annual audit, and will act as a liaison between the registered public accounting firm and the

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Board of Directors. The Audit Committee is comprised of Directors Facemyer (who serves as Chairman), Fitzpatrick and Hankins, each of whom is "independent" under the current Nasdaq listing standards. The Board of Directors has determined that Directors Facemyer and Fitzpatrick qualify as "audit committee financial experts" pursuant to the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission regulations.

        The Nominating Committee will meet at least annually in order to nominate candidates for membership on the Board of Directors. This committee will be comprised of directors whose terms do not expire at the annual meeting of stockholders for which the committee will be making nominations.

CORPORATE GOVERNANCE POLICIES AND PROCEDURES

        We will adopt several policies to govern the activities of both Colonial Bankshares, Inc. and Colonial Bank, FSB, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to cover such matters as the following:

        o       the duties and responsibilities of each director;

        o the composition, responsibilities and operation of the board of directors;

        o the establishment and operation of board committees, including audit, nominating and compensation committees;

        o       convening executive sessions of independent directors;

        o the board of directors' interaction with management and third parties; and

        o the evaluation of the performance of the board of directors and the chief executive officer.

        The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

DIRECTOR COMPENSATION

        DIRECTOR FEES. Each of the individuals who currently serves as a director of Colonial Bankshares, Inc. also serves as a director of Colonial Bank, FSB and earns director fees in that capacity, although directors who are also employees of Colonial Bank, FSB do not receive director fees. Each non-employee director of Colonial Bank, FSB is paid an annual retainer fee of $7,500. The Chairman of the Board is paid a fee of $1,800 per board meeting, the Vice Chairman of the Board is paid a fee of $1,500 per board meeting and all other non-employee

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directors are paid a fee of $1,250 per board meeting. In addition, each non-employee director participates in Colonial Bank, FSB's bonus program. Bonuses are calculated as a percentage of the director's annual compensation. Payments under this plan were $2,219, $1,898, $1,429, $1,578 and $1,578 for
Chairman Hankins, Vice Chairman Fralinger and Directors Allen, Facemyer and Quinn, respectively.

EXECUTIVE OFFICER COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table sets forth for the year ended December 31, 2004, certain information as to the total remuneration paid by Colonial Bank, FSB to its Chief Executive Officer and each executive officer who received salary and bonus for 2004 of $100,000 or more. No other executive officer of Colonial Bank, FSB received salary and bonus for fiscal 2004 of at least $100,000.

                                                           ANNUAL COMPENSATION (1)
                                             ------------------------------------------------------
                                                                        OTHER ANNUAL
                                                                        COMPENSATION        LTIP        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)   BONUS ($)       ($)(2)         PAYOUTS    COMPENSATION (3)
----------------------------------   ------  -----------  ----------   --------------   ----------- -----------------
Edward J. Geletka, President and      2004     $135,000    $  11,093         --              --        $   11,996
   Chief Executive Officer

L. Joseph Stella, III, CPA,           2004     $103,660    $   8,600         --              --        $    7,588
   Executive Vice President and
   Chief Financial Officer

---------------------------
(1) Summary compensation information is excluded for the years ended December 31, 2003 and 2002, as Colonial Bankshares, Inc. was not a public company during those periods.
(2) Colonial Bank, FSB provides certain of its executive officers with non-cash benefits and perquisites. Management believes that the aggregate value of these benefits for fiscal 2004 did not, in the case of the named executive officers, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.
(3) Represents payments under the Phantom Stock Appreciation Rights Incentive Agreements, payments made in lieu of unused sick pay and employer matching funds under the Colonial Bank, FSB 401(k) Savings Plan.

BENEFIT PLANS

        PHANTOM STOCK APPRECIATION RIGHTS INCENTIVE AGREEMENTS. We maintain nonqualified phantom stock appreciation rights incentive agreements for a select group of officers, including Edward J. Geletka, L. Joseph Stella, III, and five current directors and one former director of Colonial Bank, FSB. Participants in the agreements are granted phantom stock appreciation rights awards in amounts set forth in each participant's agreement. The value of a participant's stock appreciation rights account is based on the increase in value of a share of phantom stock over a 10-year period, beginning on the effective date of the agreement, multiplied by the number of phantom stock appreciation rights awarded to the participant. The fair market value of the phantom stock determined on the effective date of each agreement was $10.00. The fair market value is increased annually over a 10-year period based on a formula that takes into consideration Colonial Bank, FSB's annual growth rate, as determined by multiplying its capital account by an adjustment factor. The adjustment factor is determined by dividing Colonial Bank, FSB's capital-to-asset ratio by a base rate of 7.40. In accordance with the terms of the agreements, the fair market value of the phantom stock will not increase more than 12% per year. After 10 years, the aggregate value of a participant's phantom stock appreciation rights account

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will be finally determined. Thereafter, the participant's account will be credited with interest at an annual rate equal to the rate of 10-Year Treasury Note, compounded monthly.

        In connection with the offering and prior to December 31, 2005, the phantom stock appreciation rights incentive agreements are being terminated and the amounts credited to a participant's account will be distributed and paid to the participant. The termination of the agreements, which are each considered nonqualified deferred compensation arrangements, and distribution of the benefits to participants will comply with the requirements of new Section 409A of the Internal Revenue Code, assuming the termination and distribution occur by December 31, 2005.

        EMPLOYMENT AGREEMENTS. Colonial Bank, FSB may enter into one or more employment agreements with certain of its executive officers after the completion of the stock offering. Each agreement would have a maximum term of thirty-six months, and may be renewable each year subject to the approval of the board of directors. On an annual basis, the board of directors of Colonial Bank, FSB would be required to conduct a performance review of the executive for purposes of determining whether to renew the agreement. In addition to a base salary, each agreement would provide for, among other things, participation in other benefits as provided to other full time employees of Colonial Bank, FSB. Each agreement also may provide for reasonable vacation and sick leave, and the reimbursement of travel and entertainment expenses incurred in connection with the performance of the executive's duties under the agreement, subject to the approval of the Board of Directors of Colonial Bank, FSB. Each agreement would provide for termination by Colonial Bank, FSB for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination. In the event the executive's employment is terminated as a result of a "Change in Control," as defined in the agreement, the executive would be entitled to up to three times the sum of the executive's base salary and highest rate of bonus. In the event the executive's employment is terminated other than for cause, disability, retirement or a Change in Control, the executive would be entitled to the greater of the remaining payments due under the agreement or his base salary and highest rate of bonus for one year, as well as the continuation of life, medical and dental insurance coverage for a period of up to three years, but which would terminate in the event of the executive's reemployment. Each employment agreement also may provide that the executive may resign from employment after due notice and receive the benefits described above as a result of:

        (i) a substantial adverse and material change in executive's function, duties or responsibilities;

        (ii) a substantial and material reduction in the executive's base salary and benefits, from those being provided as of the effective date of the employment agreement;

        (iii) a relocation where the executive is required to perform services at a location more than 25 miles from Colonial Bank, FSB's principal executive offices as determined at the date of the agreement;

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        (iv)    a failure to elect or reelect or to appoint or reappoint the executive to the position he holds under the employment agreement unless consented to by the executive;

        (v)     a liquidation or dissolution of Colonial Bank, FSB; or

        (vi) a material breach of the employment agreement by Colonial Bank, FSB.

        Each employment agreement also may provide that, if an executive becomes disabled or incapacitated to the extent that the executive is completely unable to perform his normal duties, he would be entitled to his base salary and all existing or comparable insurance benefits for the greater of one year or the remaining term of the agreement, provided that such payments would be reduced proportionally by any disability benefit paid to the executive under any plan sponsored by Colonial Bank, FSB or from another source. Upon retirement at age 65 or in accordance with any retirement policy of Colonial Bank, FSB, the executive would be entitled to benefits under such retirement policy and other plans to which he is a party, but would not be entitled to any benefit payments specifically as a result of the employment agreement.

STOCK BENEFIT PLANS

        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. We intend to implement an employee stock ownership plan in connection with the offering. The Board of Directors of Colonial Bank, FSB intends to adopt the employee stock ownership plan, and the Board of Directors of Colonial Bankshares, Inc. will, at the completion of the offering, ratify the loan to the employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Colonial Bank, FSB consisting of at least 1,000 hours of service are eligible to participate. The employee stock ownership plan trust intends to borrow funds from Colonial Bankshares, Inc. and use those funds to purchase a number of shares equal to 8% of the common stock sold in the offering. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Colonial Bank, FSB discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

        Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of the first year of service, and will be fully vested upon completion of five years of service, including service with Colonial Bank, FSB and/or its mutual predecessor prior to the adoption of the plan. A participant's interest in his account under the

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

plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. Colonial Bank, FSB's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be determined. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

        STOCK-BASED INCENTIVE PLAN. Following the offering, we intend to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock awards. The number of options granted or restricted shares awarded under the plan may not exceed 4.90% and 1.96%, respectively of our total outstanding shares, including shares issued to Colonial Bankshares, MHC. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of restricted shares to be awarded by the stock-based incentive plan will be reduced to 1.47% of our total outstanding shares. We will have to recognize compensation expense for accounting purposes ratably over the vesting period, equal to the fair value of the options on the original grant date. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based incentive plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.

        The stock-based incentive plan will comply with all applicable regulations of the Office of Thrift Supervision. The stock-based incentive plan cannot be established sooner than six months after the offering and would require the approval of our stockholders by a majority of the outstanding votes of Colonial Bankshares, Inc. eligible to be cast (excluding votes eligible to be cast by Colonial Bankshares, MHC), unless we obtain a waiver from the Office of Thrift Supervision which would allow the approval of the stock-based incentive plan by our stockholders by a majority of voting shares (excluding shares voted by Colonial Bankshares, MHC). Unless a waiver is obtained from the Office of Thrift Supervision, the following additional Office of Thrift Supervision restrictions would apply to our stock-based incentive plan:

        o non-employee directors in the aggregate may not receive more than 30% of the options and restricted awards authorized under the plan;

        o any one non-employee director may not receive more than 5% of the options and restricted awards authorized under the plan;

        o any officer or employee may not receive more than 25% of the options and restricted awards authorized under the plan;

        o the options and restricted awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

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

        o accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Bankshares, Inc.

        In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

        We may obtain the shares needed for this plan by issuing additional shares of common stock or through stock repurchases. However, because Colonial Bankshares, MHC must own a majority of our outstanding shares of common stock as long as it is in existence, we will fund the plan with treasury shares acquired from stock repurchases if the issuance of authorized but unissued shares under the plan would otherwise result in Colonial Bankshares, MHC not owning a majority of our outstanding shares of common stock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

        In the ordinary course of business, Colonial Bank, FSB makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable loans to other borrowers. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

PARTICIPATION BY DIRECTORS AND EXECUTIVE OFFICERS IN THE OFFERING

        The following table sets forth information regarding intended common stock purchases by each of the directors and executive officers of Colonial Bank, FSB and their associates, and by all directors and executive officers as a group. In the event the maximum purchase limitations are increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at $10.00 per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any recognition and retention plan awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to purchase in the offering an aggregate of $1.3 million of common stock, equal to 7.7% of the number of shares of common stock to be sold in the offering, at the midpoint of the estimated valuation range. Any purchases made by any affiliate of Colonial Bankshares, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

                                                                 AGGREGATE
                                                                  PURCHASE          PERCENT AT
      NAME                                NUMBER OF SHARES        PRICE (1)          MIDPOINT
      ---------------------------------- ------------------  -------------------  --------------
      Frank M. Hankins, Jr...............        25,000        $     250,000               1.5%
      Albert A. Fralinger, Jr............        25,000              250,000               1.5
      Edward J. Geletka..................        17,500              175,000               1.0
      Richard S. Allen...................        15,000              150,000                 *
      Gregory J. Facemyer, CPA...........        15,000              150,000                 *
      John Fitzpatrick, CPA..............           500                5,000                 *
      James Quinn........................        20,000              200,000               1.2
      Richard W. Dapp....................         3,500               35,000                 *
      L. Joseph Stella, III, CPA.........        10,000              100,000                 *
                                          -------------        -------------       -----------
      All directors and executive
         officers as a group.............       131,500        $   1,315,000               7.7%
                                          =============        =============       ===========

      ---------------------
      *       Less than 1.0%
      (1) Includes purchases by the individual's spouse and other relatives of the named individual living in the same household. The above named individuals are not aware of any other purchases by a person who, or entity which would be considered an associate of the named individuals under the Stock Issuance Plan.

                                  THE OFFERING

        THE BOARD OF DIRECTORS OF COLONIAL BANKSHARES, INC. AND THE OFFICE OF THRIFT SUPERVISION HAVE APPROVED THE STOCK ISSUANCE PLAN SUBJECT TO THE SATISFACTION OF OTHER CONDITIONS IMPOSED BY THE OFFICE OF THRIFT SUPERVISION. REGULATORY APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY REGULATORY AUTHORITIES.

GENERAL

        On November 1, 2004, our Board of Directors unanimously adopted the stock issuance plan pursuant to which Colonial Bankshares, Inc. will sell shares of its common stock to eligible depositors and borrowers of Colonial Bank, FSB and certain other persons, and issue shares of its common stock to Colonial Bankshares, MHC. Currently, Colonial Bankshares, MHC owns all of the outstanding shares of common stock of Colonial Bankshares, Inc. After the stock offering, purchasers in the offering will own 46% of our outstanding shares of common stock, and Colonial Bankshares, MHC will own 54% of our outstanding shares of common stock.

        The aggregate price of the shares of common stock sold in the offering will be within the offering range. The offering range of between $14.7 million and $22.5 million has been established by the Board of Directors, based upon an independent appraisal of the estimated pro forma market value of the common stock of Colonial Bankshares, Inc. The appraisal was prepared by RP Financial LC., a consulting firm experienced in the valuation and appraisal of savings institutions. All shares of common stock to be sold in the offering will be sold at the same price per share. The independent appraisal will be affirmed or, if necessary, updated at the completion of the offering. See "--How We Determined the Stock Pricing and the Number of Shares to be Issued" for additional information as to the determination of the estimated pro forma market value of the common stock.

        The following is a brief summary of all material aspects of the stock offering. Prospective purchasers should also carefully review the terms of the stock issuance plan. A copy of the stock issuance plan is available from Colonial Bank, FSB upon request and is available for inspection at the offices of Colonial Bank, FSB and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Where You Can Find More Information" on page 129.

REASONS FOR THE STOCK OFFERING

        The proceeds from the sale of our shares of common stock will provide Colonial Bank, FSB with additional capital, which may be used to support future growth, internally or through acquisitions. Although Colonial Bank, FSB currently exceeds all regulatory capital requirements, the sale of common stock will assist Colonial Bank, FSB with the orderly preservation and expansion of its capital base and will provide flexibility to respond to sudden and unanticipated capital needs.

        In addition, since Colonial Bank, FSB competes with local and regional banks not only for customers, but also for employees, we believe that the stock offering also will afford us the opportunity to attract and retain management and employees through various stock benefit plans, including a stock-based incentive plan that provides for awards of stock options and shares of common stock, and an employee stock ownership plan.

        After completion of the stock offering, the unissued common and preferred stock authorized by our stock holding company charter, as well as any treasury shares that may have been repurchased, will permit us to raise additional equity capital through further sales of securities and may permit us to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approvals. We currently have no plans with respect to additional offerings of securities.

        The stock offering proceeds will provide additional flexibility to grow through acquisitions of other financial institutions or other businesses. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities, we will be in a position after the stock offering to take advantage of any such favorable opportunities that may arise. See "How We Intend to Use the Proceeds from the Offering" for a description of our intended use of proceeds.

        After considering the advantages and disadvantages of the stock offering, as well as applicable fiduciary duties, the Board of Directors of Colonial Bankshares, Inc. unanimously approved the stock issuance plan as being in the best interests of Colonial Bankshares, Inc., Colonial Bank, FSB, and Colonial Bankshares, MHC's members and the communities we serve.

OFFERING OF COMMON STOCK

        Under the stock issuance plan, up to 1,957,300 shares of our common stock will be offered for sale, subject to certain restrictions described below.

        SUBSCRIPTION OFFERING. The subscription offering will expire at 11:00 a.m., New Jersey time, on June 16, 2005, unless otherwise extended by Colonial Bank, FSB and Colonial Bankshares, Inc. Regulations of the Office of Thrift Supervision require that at least the minimum number of shares offered in the offering be sold within a period ending not more than 90 days after Office of Thrift Supervision approval of the use of the prospectus or a longer period as may be approved by the Office of Thrift Supervision, or the offering will be terminated. This period expires on August 15, 2005. If the offering is not completed by August 15, 2005 and the offering is extended with the approval of the Office of Thrift Supervision, all subscribers will have the right to maintain their subscriptions, modify their subscriptions or rescind their subscriptions and have their subscription funds returned promptly with interest. In the event of an extension, all subscribers will be notified in writing of the time period within which subscribers must notify Colonial Bank, FSB of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or reduces an order or does not respond, the applicable funds will be refunded to the subscriber with interest at Colonial Bank, FSB's current passbook savings rate, and/or the applicable amount of the subscriber's deposits account withdrawal authorizations will be terminated. In the event that the offering is terminated for any reason, all funds submitted will be promptly refunded to subscribers with interest at Colonial Bank, FSB's current passbook savings rate, and all withdrawal authorizations will be terminated.

        SUBSCRIPTION RIGHTS. Under the stock issuance plan, nontransferable subscription rights to purchase the shares of common stock have been issued to persons and entities entitled to purchase the shares of common stock in the subscription offering. The amount of shares of common stock that these parties may purchase will depend on the availability of the shares of common stock for purchase under the categories described in the stock issuance plan. Subscription priorities have been established for the allocation of common stock to the extent that the common stock is available. These priorities are as follows:

        CATEGORY 1: ELIGIBLE ACCOUNT HOLDERS. Subject to the maximum purchase limitations, each depositor with an aggregate of $50.00 or more on deposit at Colonial Bank, FSB, as of the close of business on October 31, 2003, will receive nontransferable subscription rights to subscribe for up to the greater of the following:

        (i)     $150,000 of common stock;

        (ii)    one-tenth of one percent of the total offering of common stock;
                or

        (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

        If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares will be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess will be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. Subscription rights received by officers and directors in this category based on their increased deposits in Colonial Bank, FSB in the one-year period preceding October 31, 2003 are subordinated to the subscription rights of other eligible account holders.

        CATEGORY 2: TAX-QUALIFIED EMPLOYEE PLANS. The tax-qualified employee plans of Colonial Bank, FSB, such as the employee stock ownership plan, have nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering. The employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering, although it may purchase additional shares in order to complete the offering at the minimum of the offering range. In the event the number of shares offered in the offering is increased above the maximum of the valuation range, the tax-qualified employee plans will have first priority to purchase additional shares, up to 10% of the shares of common stock sold. The employee stock ownership plan may choose not to make any or all of its intended purchase in the offering. Instead, it may make some or all of its purchases of shares of common stock in the open market or may purchase shares of common stock directly from the holding company subsequent to completion of the offering.

        CATEGORY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee plans, and subject to the maximum purchase limitations, each depositor with an aggregate of $50.00 or more on deposit as of the close of business on March 31, 2005, who is not an eligible account holder, will receive nontransferable subscription rights to subscribe for up to the greater of:

        (i)     $150,000 of common stock;

        (ii)    one-tenth of one percent of the total offering of common stock;
                or

        (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

        If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing supplemental eligible account holders whose orders remain unfilled.

        CATEGORY 4: OTHER MEMBERS. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified employee plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each depositor with an aggregate of $50.00 or more on deposit, as of the close of business on May 6, 2005 and borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding as of May 6, 2005 who is neither an Eligible Account Holder nor Supplemental Eligible Account Holder ("Other Members"), will receive nontransferable subscription rights to subscribe for up to the greater of:

        (i)     $150,000 of common stock;

        (ii)    one-tenth of one percent of the total offering of common stock;
                or

        (iii) for Other Members who are depositors, 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the Other Members and the denominator is the total amount of qualifying deposits of all Other Members.

        If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Other Members so as to permit each Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Other Members whose subscriptions remain unfilled in the proportion that the amounts of their respective subscription bears to total subscriptions of all subscribing Other Members whose orders remain unfilled.

        Colonial Bank, FSB and Colonial Bankshares, Inc. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares of common stock pursuant to the stock issuance plan reside. However, no shares of common stock will be offered or sold under the stock issuance plan to any person who resides in a foreign country or resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the stock issuance plan reside, or as to which Colonial Bank, FSB and Colonial Bankshares, Inc. determine that compliance with the securities laws of the state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that Colonial Bank, FSB or Colonial Bankshares, Inc. or any of their officers, directors or employees register, under the securities laws of the state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of subscription rights to any person.

        COMMUNITY OFFERING. Shares of common stock that remain unsubscribed for in the subscription offering may be offered by us in a community offering to members of the general public to whom we deliver a copy of this prospectus and a stock order form, with preference given to natural persons residing in Cumberland or Gloucester Counties, New Jersey (the "Local Community"). Subject to the maximum purchase limitations, these persons may each purchase up to $150,000 of common stock. The community offering, if any, may begin concurrently with, during or promptly after the subscription offering, and may terminate at any time without notice, but may not terminate later than August 15, 2005, unless extended by Colonial Bankshares, Inc. and Colonial Bank, FSB. Subject to any required regulatory approvals, we will determine, in our discretion, the advisability of conducting a community offering, the commencement and termination dates of any community offering, and the methods of finding potential purchasers in such offering. The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of Colonial Bankshares, Inc. and Colonial Bank, FSB, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter.

        If there are not sufficient shares of common stock available to fill orders in the community offering, the shares of common stock will be allocated, if possible, first to each natural person residing in the Local Community whose order is accepted by us, in an amount equal to the lesser of 1,000 shares of common stock or the number of shares of common stock ordered by each natural person residing in the Local Community. Thereafter, unallocated shares of common stock will be allocated among natural persons residing in the Local Community, whose orders remain unsatisfied, on an equal number of shares basis per order. If orders of natural persons residing in the Local Community are filled, any remaining shares will be allocated to other members of the general public who order in the community offering applying the same allocation described above for natural persons residing in the Local Community.

        SYNDICATED COMMUNITY OFFERING. Shares of common stock not purchased in the subscription and community offerings, if any, may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Ryan Beck & Co., Inc. The syndicated community offering will be conducted subject to procedures as we may determine. We have the right to reject orders in whole or part in our sole discretion in the syndicated community offering. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Ryan Beck & Co., Inc. will use its best efforts in the sale of shares of common stock in the syndicated community offering.

        The price at which shares of common stock are sold in the syndicated community offering will be the same $10.00 price per share as in the subscription and community offerings. Subject to the overall purchase limitations, no person by himself or herself may subscribe for or purchase more than $150,000 or 15,000 shares of common stock.

        The syndicated community offering will be conducted in accordance with Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc. will deposit funds its receives prior to the closing date from interested investors into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for shares of common stock sold by Ryan Beck & Co., Inc. in the syndicated community offering will be promptly delivered to us. If the offering closes, but some or all of an interested investor's funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used. In the syndicated community offering, stock order forms will not be used.

        The syndicated community offering will terminate no more than 45 days following the subscription expiration date, unless we extend the syndicated community offering with the approval of the Office of Thrift Supervision.

        LIMITATIONS ON PURCHASE OF SHARES. The stock issuance plan provides for certain limitations on the purchase of shares of common stock in the offering. These limitations are as follows:

        A. The aggregate amount of outstanding common stock of Colonial Bankshares, Inc. owned or controlled by persons other than Colonial Bankshares, MHC at the close of the offering shall be less than 50% of Colonial Bankshares, Inc.'s total outstanding common stock.

        B. The maximum purchase of common stock in the subscription offering by a person or group of persons exercising subscription rights through a single qualifying deposit account or loan held jointly, is $150,000. No person by himself, or with an associate or group of persons acting in concert, may purchase more than $250,000 of the common stock offered in all categories of the offering combined, except that:

                o Colonial Bankshares, Inc. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitations to 5% of the number of shares offered in the offering;

                o the tax-qualified employee plans may purchase up to 10% of the shares sold in the offering; and

                o shares to be held by any tax-qualified employee plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

        C. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Colonial Bankshares, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Colonial Bankshares, Inc. or Colonial Bank, FSB that are attributable to such person shall not be counted.

        D. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any non-tax-qualified employee plan exclusive of any common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of Colonial Bankshares, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Colonial Bankshares, Inc. or Colonial Bank, FSB that are attributable to such person shall not be counted.

        E. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Colonial Bankshares, Inc. at the conclusion of the offering.

        F. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of Colonial Bankshares, Inc. at the conclusion of the offering

        G. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 30% of the outstanding shares of common stock held by persons other than Colonial Bankshares, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph or the next paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

        H. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all non-tax-qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 30% of the stockholders' equity of Colonial Bankshares, Inc. held by persons other than Colonial Bankshares, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

        I. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all stock benefit plans of Colonial Bankshares, Inc. or Colonial Bank, FSB, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock of Colonial Bankshares, Inc. held by persons other than the Colonial Bankshares, MHC.

        J. Notwithstanding any other provision of the Stock Issuance Plan, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. Colonial Bankshares, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

        K. The Board of Directors of Colonial Bankshares, Inc. has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Stock Issuance Plan.

        L. A minimum of 25 shares of common stock must be purchased by each person purchasing shares in the offering, to the extent those shares are available.

        For purposes of the plan, the members of the Board of Directors are not deemed to be acting in concert solely by reason of their board membership. The term "associate" is used above to indicate any of the following relationships with a person:

        o any corporation or organization, other than Colonial Bankshares, MHC, Colonial Bankshares, Inc. or Colonial Bank, FSB or a majority-owned subsidiary of Colonial Bankshares, Inc. or Colonial Bank, FSB, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

        o any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax-qualified employee plan is not an associate of a person;

        o any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Colonial Bankshares, MHC, Colonial Bankshares, Inc. or Colonial Bank, FSB or a subsidiary thereof; and

        o any person acting in concert with the persons or entities specified above.

        As used above, the term "acting in concert" means:

        o knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

        o a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

        o a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

        Persons or companies who file jointly a Schedule 13-D or Schedule 13-G with any regulatory agency or who have the same address on an account or order form will be deemed to be acting in concert.

        The boards of directors of Colonial Bankshares, Inc. and Colonial Bank, FSB may, in their sole discretion, increase the maximum purchase limitations up to 9.99% of the shares being offered in the offering. However, orders for shares exceeding 5% of the shares sold may not exceed, in the aggregate, 10% of the shares sold. Requests to purchase shares of Colonial Bankshares, Inc. common stock under this provision will be allocated by the boards of directors in accordance with the priority rights and allocation procedures set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the boards of directors of Colonial Bankshares, Inc. and Colonial Bank, FSB, with the approval of the Office of Thrift Supervision, may increase or decrease any of the above purchase limitations at any time. In computing the number of shares of common stock to be allocated, all numbers will be rounded down to the next whole number.

        Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by executive officers and directors of Colonial Bank, FSB or Colonial Bankshares, Inc. and except as described below.

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RESTRICTIONS ON TRANSFERABILITY OF SUBSCRIPTION RIGHTS

        Subscription rights are nontransferable. Colonial Bank, FSB may reasonably investigate to determine compliance with this restriction. Persons selling or otherwise transferring their rights to subscribe for shares of common stock in the subscription offering or subscribing for shares of common stock on behalf of another person will forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the United States Government. WE WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE THE TRANSFER OF THESE RIGHTS. Each person exercising subscription rights will be required to certify on the stock order form that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares of common stock. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights. Once tendered, subscription orders cannot be revoked without our consent.

PLAN OF DISTRIBUTION AND MARKETING ARRANGEMENTS

        Offering materials have been mailed to persons with subscription rights, with additional copies made available through our Stock Information Center. All prospective purchasers are to send payment directly to Colonial Bank, FSB, where such funds will be held in a segregated account at Colonial Bank, FSB or, at our discretion, another federally insured depository institution, and not released until the offering is completed or terminated.

        To assist in the marketing of the common stock, we have retained Ryan Beck & Co., Inc., which is a broker-dealer registered with the NASD. Ryan Beck & Co., Inc. will assist us in the offering as follows:

        (i)     serving as our financial advisor for the stock offering;

        (ii)    educating our employees regarding the offering;

        (iii) providing administrative services and managing the Stock Information Center; and

        (iv) coordinating selling efforts and soliciting orders for shares of common stock.

For these services, Ryan Beck & Co., Inc. will receive an administrative services fee of $25,000 and a sales fee equal to 1.0% of the dollar amount of the shares of common stock sold in the subscription and community offerings, except that no fee will be payable to Ryan Beck & Co., Inc. with respect to shares purchased by officers, directors and employees or their immediate families, or shares purchased by our tax-qualified and non-qualified employee benefit plans. If there is a syndicated community offering, Ryan Beck & Co., Inc. will receive a management fee of 1.0% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering, which fee, along with the fee payable directly to the NASD member firms

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participating in the syndicated community offering (including Ryan Beck & Co.,
Inc.) shall not exceed 6.0% of the aggregate dollar amount of the shares of common stock sold in the syndicated community offering.

        We also will reimburse Ryan Beck & Co., Inc. for its reasonable expenses associated with its marketing efforts (including legal fees), up to a maximum of $55,000 plus legal expenses. We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

        Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan Beck & Co., Inc. We will rely on Rule 3a4-1 of the Exchange Act to permit officers, directors, and employees to participate in the sale of common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock. Ryan Beck & Co., Inc. will solicit orders and conduct sales of the common stock of Colonial Bankshares, Inc. in states in which our directors and executive officers are not permitted to offer and sell our common stock.

HOW WE DETERMINED THE STOCK PRICING AND THE NUMBER OF SHARES TO BE ISSUED

        The stock issuance plan and federal regulations require that the aggregate purchase price of the shares of common stock sold in the offering be based on the appraised pro forma market value of the shares of common stock, as determined on the basis of an independent valuation. We retained RP Financial, LC. to make the independent valuation. RP Financial, LC. will receive a fee of $30,000 to prepare the independent valuation, and an additional $5,000 to prepare each update to the independent valuation. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial, LC.'s liability results from its negligence or bad faith.

        The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in the prospectus, including the financial statements. RP Financial, LC. also considered the following factors, among others:

        o the present and projected operating results and financial condition of Colonial Bankshares, Inc. and Colonial Bank, FSB and the economic and demographic conditions in our existing market area;

        o historical, financial and other information relating to Colonial Bankshares, Inc. and Colonial Bank, FSB;

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        o       a comparative evaluation of the operating and financial
                statistics of Colonial Bankshares, Inc. and Colonial Bank, FSB with those of other publicly traded holding companies;

        o the impact of the offering on our stockholders' equity and earnings potential;

        o       the proposed dividend policy of Colonial Bankshares, Inc.; and

        o the trading market for securities of comparable institutions and general conditions in the market for such securities.

        On the basis of the foregoing, RP Financial, LC. advised us that as of May 6, 2005, the estimated pro forma market value of the common stock on a fully converted basis ranged from a minimum of $31.5 million to a maximum of $42.6 million, with a midpoint of $37.0 million (the estimated valuation range). The board determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 46% of the shares issued should be held by purchasers in the offering and 54% should be held by Colonial Bankshares, MHC. Based on the estimated valuation range and the purchase price of $10.00 per share, the number of shares of common stock that we will issue will range from 3,145,000 shares to 4,255,000 shares, with a midpoint of 3,700,000 shares, and the number of shares sold in the offering will range from 1,446,700 shares to 1,957,300 shares, with a midpoint of 1,702,000 shares.

        The board reviewed the independent valuation and, in particular, considered:

        o our financial condition and results of operations for the year ended December 31, 2004;

        o financial comparisons to other financial institutions and their holding companies; and

        o stock market conditions generally and, in particular, for financial institutions and their holding companies, all of which are set forth in the independent valuation. The board also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation.

The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if necessitated by subsequent developments in our financial condition or market conditions generally.

        Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to $48.9 million and the maximum number of shares that will be outstanding immediately following the offering may be increased by up to 15% to 4,893,250 shares. Under such circumstances the number of shares sold in the offering will be increased to 2,250,895 shares and the number of shares held by Colonial Bankshares, MHC will be increased to 2,642,355 shares. The increase in the valuation range may occur to reflect changes in market and financial conditions, demand for the shares, or regulatory

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considerations, without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See "--Limitations On Purchase of Shares" as to the method of distribution and allocation of additional shares of common stock that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

        The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. RP Financial, LC. did not independently verify our financial statements and other information we provided, nor did RP Financial, LC. value independently our assets or liabilities. The independent valuation considers us as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

        The independent valuation will be updated at the time of the completion of the offering. No sale of shares of common stock may occur unless, prior to such sale, RP Financial, LC. confirms to Colonial Bank, FSB and the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP Financial, LC. to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of our common stock at the conclusion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $48.9 million or a decrease in the pro forma market value to less than $31.5 million, then, after consulting with the Office of Thrift Supervision, we may terminate the stock issuance plan and return all funds received promptly, with interest, or we may establish a new offering range and resolicit subscribers or take such other actions as may be permitted by the Office of Thrift Supervision, in order to complete the offering. In the event that a resolicitation is commenced, unless a response is received, all funds will be promptly returned to investors as described above.

        An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Colonial Bankshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the independent valuation and the number of shares of common stock to be issued in the offering would increase both a subscriber's ownership interest and our pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

        Copies of the appraisal report of RP Financial, LC. and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Colonial Bank, FSB and the other locations specified under "Where You Can Find More Information."

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PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

        PROSPECTUS DELIVERY. To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed later than five days or hand delivered any later than two days prior to the end of the offering. Execution of the order form will confirm receipt or delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with or preceded by a prospectus. Neither we nor Ryan Beck & Co., Inc. is obligated to deliver a prospectus and an order form by any means other than the U.S. Postal Service.

        EXPIRATION DATE. The offering will terminate at 11:00 a.m., New Jersey time on June 16, 2005, unless extended by us for up to 90 days following the date of Office of Thrift Supervision approval of the use of this prospectus, which is August 15, 2005, or, if approved by the Office of Thrift Supervision, for an additional period after August 15, 2005 (as so extended, the "expiration date"). We are not required to give purchasers notice of any extension unless the expiration date is later than August 15, 2005, in which event purchasers will be resolicited and given the right to increase, decrease, confirm, or rescind their orders.

        USE OF ORDER FORMS. In order to purchase shares of common stock, each purchaser in the subscription offering and the community offering, if any, must complete an order form. Any person receiving an order form who desires to purchase shares of common stock may do so by delivering a properly executed and completed order form, together with full payment for the shares of common stock purchased so that it is received by Colonial Bank, FSB (not post-marked) prior to 11:00 a.m., New Jersey time on June 16, 2005. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form to our Stock Information Center, located at our main office. Stock order forms may not be delivered to Colonial Bank, FSB branches. Persons ordering shares of common stock are required to represent that they are purchasing such shares for their own account. Our interpretation of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

        Once submitted, an order cannot be modified or revoked unless the offering is terminated or extended beyond August 15, 2005.

        To ensure that eligible account holders, supplemental eligible account holders and other members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the order form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date. Failure to list all of your account relationships could result in a loss of all or part of your share allocation in the event of an oversubscription. Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the stock issuance plan.

        WE ARE NOT OBLIGATED TO ACCEPT AN ORDER SUBMITTED ON A PHOTOCOPIED OR TELECOPIED ORDER FORM. We are not required to notify subscribers of incomplete or improperly executed

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order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so.

        PAYMENT FOR SHARES. Payment for all shares will be required to accompany a completed order form for the purchase to be valid. Payment for shares may be made by personal check, bank check or money order payable to Colonial Bankshares, Inc. Personal check funds must be available in the account. Third party checks, wire transfers, cash and Colonial Bank, FSB line of credit checks will not be accepted as payment for a subscriber's order. Checks will be cashed upon receipt and placed in a segregated account at Colonial Bank, FSB or, at our discretion, another federally insured depository institution, and will earn interest at our passbook rate from the date payment is received until the offering is completed or terminated. Such interest will be paid by check, on all funds held as payment for shares of common stock, promptly following completion or termination of the offering.

        Payment may also be made by direct withdrawal from your Colonial Bank, FSB deposit accounts. Appropriate means for authorizing a direct withdrawal are provided on the order forms. You may not designate withdrawal from individual retirement accounts or deposit accounts with check writing privileges (checking or money market accounts). Funds authorized must be available in the account when the order is received. A hold will be placed on such funds, making them unavailable to the depositor for check writing or other purposes. Funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed, at which time the designated funds will be withdrawn from the account.

        Interest penalties for early withdrawal applicable to certificate of deposit accounts at Colonial Bank, FSB will not apply to withdrawals authorized for the purchase of shares of common stock. However, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at our passbook rate subsequent to the withdrawal.

        The employee stock ownership plan will not be required to pay for the shares of common stock it intends to purchase until consummation of the offering, provided that there is a loan commitment to lend to the employee stock ownership plan the amount of funds necessary to purchase the number of shares ordered.

        USE OF INDIVIDUAL RETIREMENT ACCOUNTS. You may not designate direct withdrawal of funds from a Colonial Bank, FSB individual retirement account. By regulation, our individual retirement accounts do not permit investment in our shares of common stock. Persons with individual retirement accounts maintained with Colonial Bank, FSB must transfer their accounts to a self-directed individual retirement account with an unaffiliated trustee (such as a brokerage firm) in order to purchase shares of common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Assistance on how to transfer individual retirement accounts maintained at Colonial Bank, FSB can be obtained from the Stock Information Center.

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Depositors interested in using funds in an individual retirement account maintained at Colonial Bank, FSB or elsewhere, should contact the Stock Information Center as soon as possible, but preferably at least two weeks before the June 16, 2005 offering termination date. Whether such funds can be used may depend on limitations imposed by the institutions where funds are currently held. We cannot guarantee that you will be able to use such funds.

        In addition, the provisions of the Employee Retirement Income Security Act and Internal Revenue Service regulations require that executive officers, trustees, and 10% stockholders who use self-directed individual retirement account funds to purchase shares of common stock in the offering, make such purchase for the exclusive benefit of the individual retirement account participant.

        DELIVERY OF STOCK CERTIFICATES. Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the stock registration address that they noted on the order form, as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by our transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. ALTHOUGH THE SHARES OF COMMON STOCK WILL HAVE BEGUN TO TRADE, UNTIL CERTIFICATES FOR THE SHARES OF COMMON STOCK ARE AVAILABLE AND DELIVERED TO PURCHASERS, PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES THAT THEY ORDERED.

RESTRICTIONS ON PURCHASE OR TRANSFER OF STOCK BY DIRECTORS AND OFFICERS

        All shares of the common stock purchased by our directors and officers in the offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by our directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Supervision and Regulation--Federal Securities Laws."

        Purchases of outstanding shares of common stock of Colonial Bankshares, Inc. by directors, executive officers, or any person who was an executive officer or director of Colonial Bank, FSB after adoption of the stock issuance plan, and their associates during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of shares of common stock under the stock option plan expected to be implemented subsequent to completion of the non-objection and offering.

        Colonial Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued in the offering. The registration under the Securities Act of shares of the common stock to be issued in the offering does not cover the resale of the shares of

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common stock. Shares of common stock purchased by persons who are not affiliates of Colonial Bankshares, Inc. may be resold without registration. Shares purchased by an affiliate of Colonial Bankshares, Inc. will have resale restrictions under Rule 144 of the Securities Act of 1933. If Colonial Bankshares, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Colonial Bankshares, Inc.
who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Colonial Bankshares, Inc. common stock or the average weekly volume of trading in the shares of common stock during the preceding four calendar weeks. Provision may be made in the future by Colonial Bankshares, Inc. to permit affiliates to have their shares of common stock registered for sale under the Securities Act of 1933 under certain circumstances.

        Under guidelines of the NASD, members of the NASD and their associates face certain reporting requirements upon purchase of the securities.

INTERPRETATION, AMENDMENT AND TERMINATION

        All interpretations of the Stock Issuance Plan by the Office of Thrift Supervision will be final, subject to the authority of the Office of Thrift Supervision. The stock issuance plan provides that, if deemed necessary or desirable by our Board of Directors, the stock issuance plan may be substantially amended by a majority vote of the Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to the approval of the stock issuance plan by the Office of Thrift Supervision. Amendment of the stock issuance plan thereafter requires a majority vote of the Board of Directors, with the concurrence of the Office of Thrift Supervision. The stock issuance plan may be terminated by a majority vote of the Board of Directors at any time prior to the approval of the plan by the Office of Thrift Supervision, and may be terminated by a majority vote of the Board of Directors at any time thereafter with the concurrence of the Office of Thrift Supervision. In its discretion, the Board of Directors may modify or terminate the stock issuance plan upon the order of the Office of Thrift Supervision. The stock issuance plan shall be terminated if the offering is not completed before May 16, 2007, which is 24 months from the date on which the stock issuance plan is approved by the Office of Thrift Supervision, which date may not be extended by us or the Office of Thrift Supervision.

STOCK INFORMATION CENTER

        If you have any questions regarding the offering, please call the Stock Information Center at (856) 451-3374, from 10:00 a.m. to 4:00 p.m., New Jersey time, Monday through Friday. The Stock Information Center is located at our main office at 85 West Broad Street, Bridgeton, New Jersey. The Stock Information Center will be closed on weekends and on bank holidays.


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          RESTRICTIONS ON THE ACQUISITION OF COLONIAL BANKSHARES, INC.
                             AND COLONIAL BANK, FSB

GENERAL

        The material federal regulatory restrictions that affect the ability of any person, firm or entity to acquire Colonial Bankshares, Inc., Colonial Bank, FSB or their respective capital stock are described below. Also discussed are provisions in our charter and bylaws that may be deemed to affect the ability of a person, firm or entity to acquire Colonial Bankshares, Inc.

MUTUAL HOLDING COMPANY STRUCTURE

        The mutual holding company structure will restrict the ability of our stockholders to effect a change in control of management because, as long as Colonial Bankshares, MHC remains in existence as a mutual savings and loan holding company, it will control a majority of Colonial Bankshares, Inc.'s voting stock. Moreover, the directors of Colonial Bankshares, MHC will be the directors of Colonial Bankshares, Inc. and the directors of Colonial Bank, FSB. Colonial Bankshares, MHC will be able to elect all of the members of the board of Directors of Colonial Bankshares, Inc., and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Colonial Bankshares, Inc. for a vote. Generally, a change in control of Colonial Bankshares, Inc. or Colonial Bank, FSB cannot occur unless Colonial Bankshares, MHC first converts to the stock form of organization or is dissolved.

FEDERAL LAW

        The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

        The Office of Thrift Supervision may prohibit an acquisition of control if:

        o it would result in a monopoly or substantially lessen competition;

        o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

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        o       the competence, experience or integrity of the acquiring person indicates that it would not be in the interests of the depositors or of the public to permit the acquisition of control by such person.

        These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not beneficially own more than 25% of any class of equity security of the savings institution.

        For a period of three years following completion of the stock offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Colonial Bankshares, Inc. or Colonial Bank, FSB without the prior approval of Office of Thrift Supervision.

CHARTER AND BYLAWS OF COLONIAL BANKSHARES, INC.

        The following discussion is a summary of certain provisions of the charter and bylaws of Colonial Bankshares, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

        CLASSIFIED BOARD OF DIRECTORS. The Board of Directors of Colonial Bankshares, Inc. is required by the charter and bylaws to be divided into three staggered classes which are as equal in size as is possible. Each year one class will be elected by stockholders of Colonial Bankshares, Inc. for a three-year term. A classified board promotes continuity and stability of management of Colonial Bankshares, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

        AUTHORIZED BUT UNISSUED SHARES OF CAPITAL STOCK. Following the offering, we will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of Colonial Bankshares, Inc." Although these shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of Colonial Bankshares, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Colonial Bankshares, MHC owns a majority of the common stock.

        HOW SHARES ARE VOTED. Our charter provides that there will not be cumulative voting by stockholders for the election of our directors. No cumulative voting rights means that Colonial Bankshares, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Colonial Bankshares, Inc. to be elected at that meeting. This could prevent minority stockholder representation on our Board of Directors.

        PROCEDURES FOR STOCKHOLDER NOMINATIONS. Our bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Colonial Bankshares, Inc. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the

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prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. Management believes that it is in the best interests of Colonial Bankshares, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

BENEFIT PLANS

        In addition to the provisions of our charter and bylaws described above, certain benefit plans of Colonial Bankshares, Inc. and Colonial Bank, FSB adopted in connection with the offering, or expected to be adopted following completion of the offering, contain, or may contain, provisions that also may discourage hostile takeover attempts which the Board of Directors of Colonial Bank, FSB might conclude are not in the best interests of Colonial Bankshares, Inc. and Colonial Bank, FSB or Colonial Bankshares, Inc.'s stockholders.

            DESCRIPTION OF CAPITAL STOCK OF COLONIAL BANKSHARES, INC.

GENERAL

        Colonial Bankshares, Inc. is authorized to issue 10,000,000 shares of common stock having a par value of $0.10 per share and 1,000,000 shares of serial preferred stock. Each share of our common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the shares of common stock in accordance with the stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of our capital stock that is deemed material to an investment decision with respect to the offering. The shares of common stock of Colonial Bankshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

        We currently expect that we will have a maximum of up to 4,255,000 shares of common stock outstanding after the offering, subject to adjustment, of which 1,957,300 shares will be held by persons other than Colonial Bankshares, MHC, subject to adjustment. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Colonial Bankshares, MHC, so long as it is in existence, must own a majority of our outstanding shares of common stock. Our issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. We have no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

COMMON STOCK

        DISTRIBUTIONS. We can pay dividends if, as and when declared by our Board of Directors, subject to compliance with limitations that are imposed by law. The holders of shares of our common stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Dividends from Colonial Bankshares, Inc. will depend, in large part, upon receipt of dividends from Colonial Bank, FSB, because we initially will have no source of income other than dividends from Colonial Bank, FSB, earnings from the investment of proceeds from the sale of shares of common stock and interest payments received in connection with the loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "Supervision and Regulation--Capital Distributions" on page
88. Pursuant to our charter, we are authorized to issue preferred stock. If we do issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

        VOTING RIGHTS. Upon the effective date of the offering, the holders of our shares of common stock will possess exclusive voting rights in Colonial Bankshares, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "Excess Shares" and, accordingly, will not be entitled to vote. See "Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB." If we issue preferred stock, holders of the preferred stock may also possess voting rights.

        LIQUIDATION. In the event of any liquidation, dissolution or winding up of Colonial Bank, FSB, Colonial Bankshares, Inc., as holder of Colonial Bank, FSB's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Colonial Bank, FSB, including all deposit accounts and accrued interest thereon, all assets of Colonial Bank, FSB available for distribution. In the event of liquidation, dissolution or winding up of Colonial Bankshares, Inc., the holders of shares of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Colonial Bankshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        RIGHTS TO BUY ADDITIONAL SHARES. Holders of our shares of common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. The common stock is not subject to redemption.

PREFERRED STOCK

        None of the shares of our authorized preferred stock will be issued in the stock issuance. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. We have no present plans to issue preferred stock.

                          TRANSFER AGENT AND REGISTRAR

        Registrar and Transfer Company, Cranford, New Jersey will act as the transfer agent and registrar for the common stock.

                              LEGAL AND TAX MATTERS

        The legality of the common stock and the federal income tax consequences of the offering have been passed upon for Colonial Bank, FSB and Colonial Bankshares, Inc. by the firm of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. Luse Gorman Pomerenk & Schick, P.C. has consented to the references in this prospectus to their opinions. Certain legal matters regarding the offering will be passed upon for Ryan Beck & Co., Inc. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

        The consolidated financial statements of Colonial Bankshares, Inc. at December 31, 2004 and 2003 and for the years then ended, appearing in this prospectus and registration statement have been audited by Beard Miller Company LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        RP Financial, LC. has consented to the publication in this prospectus of the summary of its report to Colonial Bank, FSB and Colonial Bankshares, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the offering and its letter with respect to subscription rights.

                       WHERE YOU CAN FIND MORE INFORMATION

        Colonial Bankshares, Inc. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of the material can be obtained from the Securities and Exchange Commission at prescribed rates. The registration statement also is available through the Securities and Exchange Commission's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete, but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

        Colonial Bankshares, Inc. has filed an Application MHC-2 with the Office of Thrift Supervision with respect to the offering. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Northeast Regional Office of the Office of Thrift Supervision located at Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

        A copy of the charter and bylaws of Colonial Bankshares, Inc. are available without charge from Colonial Bankshares, Inc.

                            REGISTRATION REQUIREMENTS

        In connection with the offering, we will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934; and, upon this registration, Colonial Bankshares, Inc. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, we have undertaken that we will not terminate this registration for a period of at least three years following the offering.

TABLE OF CONTENTS

                                                                        PAGE NO.

CONSOLIDATED FINANCIAL STATEMENTS:

     Report of Independent Registered Public Accounting Firm               F-2

     Consolidated Statements of Financial Condition                        F-3

     Consolidated Statements of Income                                     F-4

     Consolidated Statements of Stockholder's Equity                       F-5

     Consolidated Statements of Cash Flows                                 F-6

     Notes to Consolidated Financial Statements                            F-7


SCHEDULES:

     All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Colonial Bankshares, Inc.
Bridgeton, New Jersey


         We have audited the accompanying consolidated statements of financial condition of Colonial Bankshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Bankshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                   /s/ Beard Miller Company LLP


Harrisburg, Pennsylvania
March 17, 2005

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               December 31,
                                                                  -------------------------------------
                                                                          2004                2003
                                                                          ----                ----
                                                                    (Dollars In Thousands, Except Per
                                                                                Share Data)
                                     ASSETS
Cash and amounts due from banks                                       $    5,282           $    5,264
Investment securities available for sale                                 131,159              118,233
Investment securities held to maturity                                    18,584               24,598
Loans receivable, net of allowance for loan losses
     2004 $990; 2003 $667                                                125,800               86,841
Federal Home Loan Bank stock                                               1,024                  993
Office properties and equipment, net                                       3,946                3,548
Investment in life insurance                                               2,314                2,231
Accrued interest receivable and other assets                               2,941                1,827
                                                                 ---------------      ---------------
         Total Assets                                                   $291,050             $243,535
                                                                 ===============      ===============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
     Deposits                                                       $    259,407            $ 223,569
     Short-term borrowings                                                13,890                4,070
     Advances from borrowers for taxes and insurance                         427                  225
     Accrued interest payable and other liabilities                          478                  517
                                                                 ---------------      ---------------
         Total Liabilities                                               274,202              228,381
                                                                 ---------------      ---------------

COMMITMENTS AND CONTINGENCIES                                                  -                    -

STOCKHOLDER'S EQUITY
     Preferred stock, 1,000,000 shares authorized and unissued                 -                    -
     Common stock, par value $.10 per share; authorized
         10,000,000 shares; issued and outstanding 100 shares                  -                    -
     Paid-in capital                                                           5                    5
     Retained earnings                                                    16,483               14,636
     Accumulated other comprehensive income                                  360                  513
                                                                 ---------------      ---------------
         Total Stockholder's Equity                                       16,848               15,154
                                                                 ---------------      ---------------
         Total Liabilities and Stockholder's Equity                     $291,050             $243,535
                                                                 ===============      ===============

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                                        Years Ended December 31,
                                                                 ---------------------------------------
                                                                          2004                   2003
                                                                          ----                   ----
                                                                                 (In Thousands)
INTEREST INCOME
   Loans, including fees                                                  $5,969               $  4,450
   Mortgage-backed securities                                              2,116                  2,118
   Securities:
      Taxable                                                              2,999                  3,055
      Tax-exempt                                                           1,267                  1,111
                                                                 ----------------       ----------------
       Total Interest Income                                              12,351                 10,734
                                                                 ----------------       ----------------
INTEREST EXPENSE
   Deposits                                                                4,418                  4,183
   Short-term borrowings                                                     244                     92
                                                                 ----------------       ----------------
       Total Interest Expense                                              4,662                  4,275
                                                                 ----------------       ----------------
       Net Interest Income                                                 7,689                  6,459
PROVISION FOR LOAN LOSSES                                                    354                    283
                                                                 ----------------       ----------------
       Net Interest Income after Provision for Loan Losses                 7,335                  6,176
                                                                 ----------------       ----------------
NON-INTEREST INCOME
   Fees and service charges                                                  712                    661
   Net gain on sales and calls of securities                                  67                    130
   Earnings on life insurance                                                 83                     94
   Other                                                                      40                     44
                                                                 ----------------       ----------------
       Total Non-Interest Income                                             902                    929
                                                                 ----------------       ----------------
NON-INTEREST EXPENSES
   Compensation and benefits                                               3,309                  2,657
   Occupancy and equipment                                                   800                    702
   Data processing                                                           561                    475
   Office supplies                                                           143                    123
   Professional fees                                                         131                    112
   Other                                                                     880                    886
                                                                 ----------------       ----------------
       Total Non-Interest Expenses                                         5,824                  4,955
                                                                 ----------------       ----------------
       Income before Income Taxes                                          2,413                  2,150

INCOME TAXES                                                                 566                    483
                                                                 ----------------       ----------------
       Net Income                                                         $1,847               $  1,667
                                                                 ================       ================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
Years Ended December 31, 2004 and 2003

                                                                                                       Accumulated
                                                                                                          Other
                                                           Common        Paid-in       Retained       Comprehensive
                                                            Stock        Capital       Earnings           Income           Total
                                                            -----        -------       --------           ------           -----
                                                                                    (In Thousands)
BALANCE - DECEMBER 31, 2002                              $        -      $      -       $12,969               $648        $13,617
                                                                                                                      -----------
     Issuance of common stock                                     -             5             -                  -              5
     Comprehensive income:
         Net income                                               -             -         1,667                  -          1,667
         Net change in unrealized gain on securities
              available for sale, net of taxes                    -             -             -               (135)          (135)
                                                                                                                      -----------
         Total Comprehensive Income                                                                                         1,532
                                                        ------------  -----------   -----------      -------------    -----------
BALANCE - DECEMBER 31, 2003                                       -             5        14,636                513         15,154
     Comprehensive income:
         Net income                                               -             -         1,847                  -          1,847
         Net change in unrealized gain on securities
              available for sale, net of taxes                    -             -             -               (153)          (153)
                                                                                                                      -----------
         Total Comprehensive Income                                                                                         1,694
                                                        ------------  -----------   -----------      -------------    -----------
BALANCE - DECEMBER 31, 2004                               $       -      $      5       $16,483               $360        $16,848
                                                        ============  ===========   ===========      =============    ===========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Years Ended December 31,
                                                                                    ---------------------------------------
                                                                                            2004                   2003
                                                                                            ----                   ----
                                                                                                   (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                $1,847                $ 1,667
   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses                                                                 354                    283
      Depreciation expense                                                                      234                    239
      Deferred income taxes                                                                    (145)                  (136)
      Net earnings on investment in life insurance                                              (83)                   (94)
      Net gain on sales and calls of investment securities                                      (67)                  (130)
      (Gain) loss on disposal of property                                                        14                    (23)
      Net amortization of loan fees                                                             118                     64
      Amortization of premium and discount on securities, net                                   248                    637
      Increase in accrued interest receivable and other assets                                 (872)                  (789)
      Increase (decrease) in accrued interest payable and other liabilities                     (39)                   364
                                                                                    ----------------       ----------------
         Net Cash Provided by Operating Activities                                            1,609                  2,082
                                                                                    ----------------       ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales of:
      Mortgage-backed securities held to maturity                                             1,851                      -
      Investment securities available for sale                                               34,668                 44,878
   Proceeds from maturities of:
      Investment securities held to maturity                                                  1,269                  4,395
      Investment securities available for sale                                                3,191                  7,339
   Purchase of:
      Investment securities held to maturity                                                   (500)                (1,354)
      Investment securities available for sale                                              (40,490)               (49,092)
      Mortgage-backed securities available for sale                                         (28,027)               (17,464)
      Property and equipment                                                                   (646)                (1,231)
   Principal repayment of mortgage-backed securities                                         20,695                 31,666
   Net increase in loans receivable                                                         (39,431)               (27,665)
   Proceeds from sale of property and equipment                                                   -                     41
   Net increase in Federal Home Loan Bank stock                                                 (31)                   (35)
                                                                                    ----------------       ----------------
         Net Cash Used in Investing Activities                                              (47,451)                (8,522)
                                                                                    ----------------       ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                                                                  35,838                  5,783
   Net increase in short-term borrowings                                                      9,820                    905
   Increase in advances from borrowers for taxes and insurance                                  202                     27
   Issuance of common stock                                                                       -                      5
                                                                                    ----------------       ----------------
         Net Cash Provided by Financing Activities                                           45,860                  6,720
                                                                                    ----------------       ----------------
         Increase in Cash and Cash Equivalents                                                   18                    280
CASH AND CASH EQUIVALENTS - BEGINNING                                                         5,264                  4,984
                                                                                    ----------------       ----------------
CASH AND CASH EQUIVALENTS - ENDING                                                         $  5,282                $ 5,264
                                                                                    ================       ================
SUPPLEMENTARY CASH FLOWS INFORMATION
   Interest paid                                                                           $  4,722                $ 4,311
                                                                                    ================       ================
   Income taxes paid                                                                      $     742                $   855
                                                                                    ================       ================

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

In January 2003, Colonial Bank, FSB (the Bank) reorganized into the two-tier mutual holding company structure. As part of the reorganization, the Bank formed Colonial Bankshares, Inc. (the Company) and Colonial Bankshares, MHC (the Mutual Holding Company), a federally-chartered, mid-tier, stock holding company and mutual holding company, respectively. Colonial Bank, FSB became a federally-chartered capital stock savings bank, and a wholly-owned subsidiary of Colonial Bankshares, Inc. Colonial Bankshares, Inc. became the wholly-owned subsidiary of Colonial Bankshares, MHC, whose activity is not included in the accompanying consolidated financial statements. The same directors and officers who manage Colonial Bank, FSB manage Colonial Bankshares, Inc. and Colonial Bankshares, MHC.

This transaction was completed in accordance with a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the "Plan") approved and adopted by the Bank's board of directors on April 18, 2002 and the Bank's eligible voting members on November 21, 2002. The Mutual Holding Company, the Company, and the Bank are subject to regulation and supervision by the Office of Thrift Supervision.

On November 1, 2004, at a special meeting held by the board of directors, a plan was approved to offer to the public, shares of common stock of the Company representing a minority ownership of the estimated pro forma market value of the Bank as determined by an independent appraisal. The Mutual Holding Company will maintain the majority ownership of the Company. Costs incurred in connection with the offering will be recorded as a reduction of the proceeds from the offering. If the transaction is not consummated, all costs incurred in connection with the transaction will be expensed. At December 31, 2004, $50,000 of transaction costs had been included in other assets.

The Bank maintains its executive offices and main branch in Bridgeton, New Jersey with branches in Mantua, Millville, Upper Deerfield, Vineland and Sewell, New Jersey. The Bank's principal business consists of attracting customer deposits and investing these deposits primarily in investments and single-family residential, commercial, and consumer loans.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Colonial Bankshares, Inc. and its wholly-owned subsidiary, Colonial Bank, FSB. All material intercompany transactions and balances have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of the deferred tax assets.

Significant Group Concentrations of Credit Risk

     Most of the Company's activities are with customers located within Southern New Jersey. Note 3 discusses the types of investment securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

Investment Securities

     Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums, or unaccreted discounts. Premiums are amortized and discounts are accreted using a method which produces results which approximate the interest method over the estimated remaining term of the underlying security.

     Securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments are classified as available for sale. These securities are carried at estimated fair value, which is determined using published quotes. Unrealized gains and losses are excluded from earnings and are reported net of tax in other comprehensive income. Realized gains and losses are included in the statements of income and are determined based on the adjusted cost of the specific security sold.

     Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

     Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Receivable

     The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout the counties of Cumberland and Gloucester of New Jersey. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

     Loans receivable that management has the intent and ability to hold until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

     The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

     The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is maintained at a level considered adequate to provide for estimated probable loan losses. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

     A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and mortgage loans for impairment disclosures, unless they are subject to a restructuring agreement.

     The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value for that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. At December 31, 2004 and 2003, the allowance did not include an unallocated component.

Federal Home Loan Bank Stock

     Federal law requires a member institution of the Federal Home Loan Bank system to hold restricted stock of its district Federal Home Loan Bank according to a predetermined formula. The restricted stock is carried at cost.

Office Properties and Equipment

     Office properties and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the related assets.

Transfers of Financial Assets

     Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank-Owned Life Insurance

     The Bank invests in bank owned life insurance ("BOLI") as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees. The Bank is the owner and beneficiary of the policies. This life insurance investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in non-interest income on the statement of income.

Advertising Costs

     The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $81,000 and $90,000 for the years ended December 31, 2004 and 2003, respectively.

Income Taxes

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Colonial Bankshares, Inc. and its subsidiaries file a consolidated federal income tax return.

Off-Balance Sheet Financial Instruments

     In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

Comprehensive Income

     Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the statement of financial condition, such items, along with net income, are components of comprehensive income.

     The components of other comprehensive income and related tax effects for the years ended December 31, 2004 and 2003 are as follows:

                                                    2004            2003
                                                    ----            ----
                                                        (In Thousands)
Unrealized holding losses on available for
   sale securities                                    $(183)          $(146)
Reclassification adjustment for gains included
   in net income                                        (67)            (93)
                                                -----------      ----------
       Net Unrealized Losses                           (250)           (239)
Income tax effect                                       (97)           (104)
                                                -----------      ----------
       Net of Tax Amount                              $(153)          $(135)
                                                ===========      ==========

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (revised 2004), "Shared-Based Payment." Statement No. 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees," which was permitted under Statement No. 123, as originally issued. The revised Statement also requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. At present, the Company has not issued any stock options or other equity-based compensation.

In March 2004, the SEC released Staff Accounting Bulletin (SAB) No. 105, "Application of Accounting Principles to Loan Commitments." SAB 105 provides guidance about the measurements of loan commitments recognized at fair value under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SAB 105 also requires companies to disclose their accounting policy for those loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. SAB 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of SAB 105 did not have any effect on the Company's financial statements.

NOTE 3 - INVESTMENT SECURITIES


Investment securities are summarized as follows:

                                                                  Gross             Gross
                                             Amortized          Unrealized        Unrealized            Fair
                                               Cost               Gains             Losses              Value
                                               ----               -----             ------              -----
                                                                     (In Thousands)
AVAILABLE FOR SALE:
     DECEMBER 31, 2004:
         U.S. Government agency               $  25,096            $   190             $(134)          $  25,152
         Corporate                               10,600                212               (80)             10,732
         Mutual funds                            12,865                  -               (26)             12,839
         Municipal securities                    23,634                394              (100)             23,928
         SBA pools                               14,695                203               (99)             14,799
         Mortgage-backed securities              43,670                394              (355)             43,709
                                        ---------------    ---------------   ----------------    ---------------
                                              $ 130,560            $ 1,393             $(794)          $ 131,159
                                        ===============    ===============   ================    ===============
     DECEMBER 31, 2003:
         U.S. Government agency               $  16,932            $   181             $(169)          $  16,944
         Corporate                               15,569                422              (154)             15,837
         Mutual funds                            12,731                  9               (21)             12,719
         Municipal securities                    24,259                307              (259)             24,307
         SBA pools                               19,004                237               (84)             19,157
         Mortgage-backed securities              28,889                396               (16)             29,269
                                        ---------------    ---------------   ----------------    ---------------
                                              $ 117,384            $ 1,552             $(703)           $118,233
                                        ===============    ===============   ================    ===============
HELD TO MATURITY:
     DECEMBER 31, 2004:
         U.S. Government agency               $   1,000            $     7             $   -            $  1,007
         Municipal securities                     8,683                526                 -               9,209
         Corporate                                3,935                326                 -               4,261
         Mortgage-backed securities               4,966                251                 -               5,217
                                        ---------------    ---------------   ----------------    ---------------
                                              $  18,584            $ 1,110             $   -            $ 19,694
                                        ===============    ===============   ================    ===============
     DECEMBER 31, 2003:
         U.S. Government agency               $   1,777            $    58             $   -            $  1,835
         Municipal securities                     8,654                405                 -               9,059
         Corporate                                3,922                332                 -               4,254
         Mortgage-backed securities              10,245                507                 -              10,752
                                        ---------------    ---------------   ----------------    ---------------
                                              $  24,598            $ 1,302             $   -            $ 25,900
                                        ===============    ===============   ================    ===============

All of the Company's mortgage-backed securities at December 31, 2004 and 2003 have been issued by FNMA, FHLMC or
GNMA.


Included in the Company's investment securities are investments in the Shay Asset Management Fund with an amortized cost and fair value of $12,865,000 and $12,839,000, respectively, at December 31, 2004, and $12,584,000 and
$12,572,000, respectively, at December 31, 2003.

The amortized cost and estimated fair value of investment securities at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Held to Maturity                     Available for Sale
                                         -----------------------------------   ----------------------------------
                                             Amortized             Fair             Amortized           Fair
                                               Cost                Value              Cost              Value
                                               ----                -----              ----              -----
                                                                     (In Thousands)
Due in one year or less                         $  2,002          $  2,014       $        350        $       353
Due after one year through five years              2,132             2,215             11,873             12,200
Due after five years through ten years               929               985             38,314             38,596
Due thereafter                                     8,555             9,263             23,488             23,462
Mortgage-backed securities                         4,966             5,217             43,670             43,709
Mutual funds                                           -                 -             12,865             12,839
                                         ----------------   ---------------   ----------------   ----------------
                                                 $18,584           $19,694           $130,560           $131,159
                                         ================   ===============   ================   ================

At December 31, 2004 and 2003, $47,028,000 and $29,140,000, respectively, of securities were pledged as collateral to secure certain deposits and FHLB advances.

Gross gains and losses of $268,000 and $201,000, respectively, for the year ended December 31, 2004, and $220,000 and $90,000, respectively, for the year ended December 31, 2003, were realized on sales and calls of investment securities. Net gains include $-0- in 2004 and $37,000 in 2003 resulting from calls of held to maturity securities.

The following table shows the Company's available for sale investments' gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004:

                               Less than 12 Months         12 Months or More                Total
                           ------------------------  --------------------------  --------------------------
                              Fair       Unrealized       Fair       Unrealized       Fair       Unrealized
                              Value        Losses         Value        Losses         Value        Losses
                              -----        ------         -----        ------         -----        ------
                                                          (In Thousands)
U.S. Government agency       $18,722          $134     $       -         $   -       $18,722          $134
Corporate                      1,626            34           980            46         2,606            80
Mutual funds                  12,839            26             -             -        12,839            26
Municipal securities           3,176            13         3,836            87         7,012           100
SBA pools                      2,743            24         4,292            75         7,035            99
Mortgage-backed securities    23,098           355                           -        23,098           355
                           ----------  ------------  ------------  ------------  ------------  ------------
       Total                 $62,204          $586        $9,108          $208       $71,312          $794
                           ==========  ============  ============  ============  ============  ============

Management evaluates securities for other than temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In management's opinion, the unrealized losses reflect changes in interest rates subsequent to the acquisition of specific securities. There were 75 securities in the less than twelve months category and 26 securities in the twelve months or more category. The Bank has the ability to hold these securities until maturity or market price recovery. Management believes that the unrealized losses represent temporary impairments of the securities.


NOTE 4 - LOANS RECEIVABLE

Loans receivable at December 31, 2004 and 2003 consist of the following:

                                                2004                 2003
                                                ----                 ----
                                                    (In Thousands)
Mortgage loans:
     One-to-four family                     $  56,478              $34,641
     Multi-family                               1,825                  167
     Commercial                                25,786               13,396
     Construction                               2,265                1,934
Home equity loans and credit lines             31,883               28,452
Commercial loans                                6,055                6,627
Consumer and other loans                        2,824                2,499
                                      ---------------      ---------------
                                              127,116               87,716
Deferred loan fees                               (326)                (208)
Allowance for loan losses                        (990)                (667)
                                      ---------------      ---------------
                                             $125,800              $86,841
                                      ===============      ===============

At December 31, 2004 and 2003, the Bank had no impaired loans. Loans on which the accrual of interest has been discontinued amounted to $-0- and $95,000 at December 31, 2004 and 2003, respectively. Loan balances past due 90 days or more and still accruing interest, but which management expects will eventually be paid in full, amounted to $107,000 and $17,000 at December 31, 2004 and 2003, respectively.

The following is a summary of changes in the allowance for loan losses:

                                               2004                 2003
                                               ----                 ----
                                                     (In Thousands)
Balance, beginning of year                         $667                 $421
     Provision charged to operations                354                  283
     Charge-offs                                    (42)                 (49)
     Recoveries                                      11                   12
                                        ---------------      ---------------
Balance, end of year                               $990                 $667
                                        ===============      ===============

NOTE 5 - OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at December 31, 2004 and 2003 are summarized by major classifications as follows:

                                   Estimated
                                  Useful Life       2004            2003
                                  -----------       ----            ----
                                                         (In Thousands)
Land                                                 $1,464          $1,464
Buildings                             25              2,670           2,594
Furniture, fixtures and equipment    3 - 7            1,771           1,792
                                              -------------   -------------
                                                      5,905           5,850
Accumulated depreciation                             (1,959)         (2,302)
                                              -------------   -------------
                                                     $3,946          $3,548
                                              =============   =============

The Bank has an operating lease for equipment which expires in 2005. Rent expense under this lease for the years ended December 31, 2004 and 2003 was $31,000 and $31,000, respectively. Future minimum rental commitments are $31,000 for 2005.

NOTE 6 - DEPOSITS

Deposits at December 31, 2004 and 2003 consist of the following major classifications (dollars in thousands):

                                         2004                    2003
                             ------------------------- -------------------------
                                             Average                  Average
                                   Amount      Rate        Amount       Rate
                                   ------      ----        ------       ----
Non-interest bearing demand     $   9,587      0.00%    $  10,529       0.00%
NOW                                28,579      0.61        20,695       0.00
Super NOW                          16,218      1.00        16,460       1.00
Savings                            68,152      1.31        61,638       1.33
Money market demand                21,999      1.70        11,258       1.26
Certificates of deposit           114,872      3.19       102,989       2.60
                             ------------  --------     ---------  ---------
                                 $259,407      2.04%     $223,569       1.70%
                             ============  ========     =========  =========

A summary of certificates of deposit by maturity at December 31, 2004 is as follows (in thousands):

   2005                          $  50,322
   2006                             18,468
   2007                             26,336
   2008                              3,388
   2009                             13,633
   Thereafter                        2,725
                           ----------------
                                  $114,872
                           ================

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $39,549,000 and $40,211,000 at December 31, 2004 and 2003,
respectively. Amounts above $100,000 are not insured by the FDIC.

A summary of interest expense for the years ended December 31, 2004 and 2003 is as follows:

                                      2004                 2003
                                      ----                 ----
                                             (In Thousands)
NOW and Super NOW                      $   171              $   218
Savings                                    853                  927
Money market demand                        421                  112
Certificates of deposit                  2,973                2,926
                               ---------------      ---------------
                                        $4,418               $4,183
                               ===============      ===============

NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings, consisting of advances from the Federal Home Loan Bank ("FHLB") of New York, at December 31, 2004 and 2003 are as follows:

                            Interest
    Maturity                  Rate        2004             2003
    --------                  ----        ----             ----
                                              (In Thousands)
January 3, 2005               2.36%      $7,890       $        -
February 3, 2005              1.68%       3,000                -
May 3, 2005                   1.93%       3,000                -
January 2, 2004               1.04%           -            4,070
                                     ----------       ----------
                                        $13,890           $4,070
                                     ==========       ==========

At December 31, 2004, the Bank had a borrowing capacity of $25,673,000 available from the FHLB of New York, of which $13,890,000 was outstanding, which is based on the amount of FHLB stock held or levels of other assets, including U.S. Government agency securities, which are available for collateral.

NOTE 8 - INCOME TAXES


Retained earnings include $1,450,000 at December 31, 2004 and 2003, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from "applicable excess reserve" defined as the total amount of reserve over the base year reserve. The Bank's total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

The income tax provision consists of the following for the years ended December 31, 2004 and 2003:

                               2004               2003
                               ----               ----
                                    (In Thousands)
Current:
     Federal                      $498               $440
     State                         213                179
                         -------------      -------------
                                   711                619
Deferred, federal                 (145)              (136)
                         -------------      -------------
                                  $566               $483
                         =============      =============

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 2004 and 2003 are as follows (dollars in thousands):

                                              2004                  2003
                                    ----------------------- --------------------
                                                % of Pretax          % of Pretax
                                        Amount     Income      Amount   Income
                                        ------     ------      ------   ------
Federal income tax at statutory rate     $820       34.0%       $731     34.0%
State tax, net of federal benefit         141        5.8         118      5.5
Tax exempt income                        (393)     (16.3)       (345)   (16.1)
Life insurance income                     (28)      (1.1)        (32)    (1.5)
Other                                      26        1.0          11      0.6
                                    ---------   --------   ---------  -------
                                         $566       23.4%       $483     22.5%
                                    =========   ========   =========  =======

The components of the net deferred tax asset, included in other assets, are as follows:

                                                      December 31,
                                          ------------------------------------
                                                2004                2003
                                                ----                ----
                                                     (In Thousands)
Deferred tax assets:
     Deferred loan fees                              $130                $  83
     Allowance for loan losses                        395                  267
     Deferred compensation                            104                   80
                                          ---------------      ---------------
                                                      629                  430
                                          ---------------      ---------------
Deferred tax liabilities:
     Net unrealized gain on securities
      available for sale                             (239)                (336)
     Depreciation                                     (21)                 (34)
     Prepaid expenses                                 (67)                   -
                                          ---------------      ---------------
                                                     (327)                (370)
                                          ---------------      ---------------
       Net Deferred Tax Asset                        $302                $  60
                                          ===============      ===============

NOTE 9 - BENEFIT PLANS

The Bank has a 401(k) Savings Plan (the "Plan"). All employees are eligible to participate after completing one year of eligible service. The employees may contribute up to fifteen percent of their compensation to the Plan with the Bank matching fifty percent of the first six percent or a maximum of three percent of total salary. Full vesting in the Plan is prorated equally over a five-year period. The Bank's contributions to the Plan for the years ended December 31, 2004 and 2003 were $39,000 and $30,000, respectively.

The Bank has a deferred compensation plan for directors and certain officers of the Bank. At December 31, 2004 and 2003, $262,000 and $201,000, respectively, had been accrued for benefits under this Plan. The Bank's expense related to this Plan was $61,000 and $69,000 for the years ended December 31, 2004 and 2003, respectively. To fund the benefits under the Plan, the Bank is the owner and beneficiary of life insurance policies on the lives of the directors and officers. The policies had an aggregate cash surrender value of $2,314,000 and $2,231,000 at December 31, 2004 and 2003, respectively.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the statements of financial condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2004 and 2003, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                 2004                 2003
                                                 ----                 ----
                                                       (In Thousands)
Commitments to grant loans                         $11,068               $4,850
Unfunded commitments under lines of credit           5,118                4,327
Standby letters of credit                              807                  500
                                           ---------------      ---------------
                                                   $16,993               $9,677
                                           ===============      ===============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but generally includes personal or commercial real estate.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain specified maturity dates and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting these letters of credit when deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The amount of the liability as of December 31, 2004 and 2003 for guarantees under standby letters of credit issued is not material.

NOTE 11 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined) and of risk-based capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum tangible, core, and risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are presented in the table.

                                                                                   To be Well
                                                                               Capitalized under
                                                        For Capital            Prompt Corrective
                                    Actual           Adequacy Purposes         Action Provisions
                               ---------------      -------------------       ------------------
                               Amount    Ratio      Amount        Ratio       Amount       Ratio
                               ------    -----      ------        -----       ------       -----
                                                  (Dollars in Thousands)
As of December 31, 2004:
     Tangible                 $16,483     5.67%    $=> 4,361      =>1.50%      N/A         N/A
     Core (leverage)           16,483     5.67      =>11,629      =>4.00    $=>14,536    => 5.00%
     Tier 1 risk-based         16,483    11.53         N/A          N/A      => 8,579    => 6.00
     Total risk-based          17,473    12.22      =>11,439      =>8.00     =>14,299    =>10.00

As of December 31, 2003:
     Tangible                 $14,636     6.02%     $=>3,644      =>1.50%      N/A         N/A
     Core (leverage)           14,636     6.02       =>9,717      =>4.00    $=>12,146    => 5.00%
     Tier 1 risk-based         14,636    12.54         N/A          N/A      => 7,005    => 6.00
     Total risk-based          15,303    13.11       =>9,340      =>8.00     =>11,675    =>10.00

The following is a reconciliation of capital amounts included in the consolidated financial statements to the regulatory capital amounts reflected above:

                                                            December
                                                   ---------------------------

                                                      2004             2003
                                                   ----------       ----------
                                                          (In Thousands)

Total stockholder's equity                         $   16,848       $   15,154
Less: Accumulated other comprehensive income             (360)            (513)
      Holding company equity                               (5)              (5)
                                                   ----------       ----------

Tangible, Core and Tier 1 capital                      16,483           14,636
                                                   ----------       ----------

Add: Allowance for loan losses                            990              667
                                                   ----------       ----------

Total risk-based capital                           $   17,473       $   15,503
                                                   ==========       ==========

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS


The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of difference market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 2004 and 2003 and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following assumptions were used to estimate the fair value of the Bank's financial instruments:

Cash and Cash Equivalents

     For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Investment and Mortgage-Backed Securities

     The fair value of investment and mortgage-backed securities is based on quoted market prices.

Loans Receivable, Net

     The fair value of loans is estimated based on present values of cash flows using interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Federal Home Loan Bank Stock

     The carrying amount of Federal Home Loan Bank stock approximates fair value.

Accrued Interest Receivable and Payable

     The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits

     The fair value of non-interest bearing demand, NOW, Super NOW, passbook, and money market demand accounts is the amount reported in the financial statements. The fair value of certificates of deposit is based on a present value estimate using rates currently offered for deposits with similar remaining maturities.

Short-Term Advances from Federal Home Loan Bank

     The fair value of advances from Federal Home Loan Bank is estimated using discounted cash flow analyses, based on rates currently available to the Bank for advances from Federal Home Loan Bank with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

     Fair values for the Bank's off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Bank's financial instruments at December 31, 2004 and 2003 are as follows:

                                                        2004                                2003
                                             --------------------------        -----------------------------
                                              Carrying          Fair             Carrying           Fair
                                               Amount           Value             Amount            Value
                                               ------           -----             ------            -----
                                                                    (In Thousands)
Assets:
     Cash and cash equivalents               $   5,282      $    5,282         $    5,264       $    5,264
     Investment securities                     149,743         150,853            142,831          144,133
     Loans receivable, net                     125,800         129,334             86,841           89,707
     Accrued interest receivable                 1,146           1,146              1,355            1,355
Liabilities:
     Deposits                                  259,407         260,418            223,569          224,931
     Short-term borrowings                      13,890          13,890              4,070            4,070
     Accrued interest payable                       46              46                106              106
Off-balance sheet financial instruments:
     Commitments to extend credit and
         letters of credit                           -               -                  -                -

NOTE 13 - PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                            December 31,
                                                  -----------------------------
                                                       2004            2003
                                                       ----            ----
                                                          (In Thousands)
                           ASSETS
Investment in bank subsidiary                         $16,848          $15,154
                                                  ============     ============

                    STOCKHOLDER'S EQUITY
Stockholder's equity                                  $16,848          $15,154
                                                  ============     ============

CONDENSED STATEMENTS OF INCOME

                                                              Years Ended
                                                              December 31,
                                                     ---------------------------
                                                          2004           2003
                                                          ----           ----
                                                             (In Thousands)
Income:
     Equity in undistributed earnings of subsidiary       $1,847         $1,667
                                                     ------------   ------------
       Net Income                                         $1,847         $1,667
                                                     ============   ============


CONDENSED STATEMENTS OF CASH FLOWS

                                                             Years Ended
                                                             December 31,
                                                     ---------------------------
                                                          2004           2003
                                                          ----           ----
                                                             (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                           $1,847         $1,667
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Equity in undistributed earnings of
          bank subsidiary                                 (1,847)        (1,667)
                                                     ------------   ------------
       Net Cash Provided by Operating Activities               -              -
                                                     ------------   ------------
       Change in Cash and Cash Equivalents                     -              -
CASH AND CASH EQUIVALENTS - BEGINNING                          -              -
                                                     ------------   ------------
CASH AND CASH EQUIVALENTS - ENDING                      $      -       $      -
                                                     ============   ============

        You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Colonial Bank, FSB or Colonial Bankshares, Inc. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.



                            COLONIAL BANKSHARES, INC.
                     Holding Company for Colonial Bank, FSB


                        1,957,300 Shares of Common Stock
                 (Subject to Increase to up to 2,250,895 Shares)


                                 ---------------

                                   PROSPECTUS

                                 ---------------



                              Ryan Beck & Co., Inc.


                                  May 16, 2005



UNTIL JUNE 20, 2005 OR 25 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.